Filed pursuant to 424(b)(5)
Registration No. 333-188812

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted, and they are not soliciting an offer to buy these securities where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 24, 2015.

PROSPECTUS SUPPLEMENT TO

PROSPECTUS DATED MAY 23, 2013

12,500,000 Depositary Shares

American Tower Corporation

12,500,000 Depositary Shares

Each Representing a 1/10th Interest in a Share of

    % Mandatory Convertible Preferred Stock, Series B

We are offering 12,500,000 depositary shares, each of which represents a 1/10th interest in a share of our     % Mandatory Convertible Preferred Stock, Series B, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”). The shares of Mandatory Convertible Preferred Stock will be deposited with Computershare (as defined herein), as depositary, pursuant to a deposit agreement. Holders of the depositary shares will be entitled to a proportional fractional interest in the rights and preferences of the Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the provisions of such deposit agreement.

Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors (or an authorized committee thereof) at an annual rate of     % on the liquidation preference of $1,000.00 per share of Mandatory Convertible Preferred Stock (equivalent to $         per annum per share of Mandatory Convertible Preferred Stock, corresponding to $         per annum per depositary share) (and, correspondingly, each depositary share has a liquidation preference of $100.00). We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock, par value $0.01 per share (our “Common Stock”), or by delivery of any combination of cash and shares of our Common Stock on February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 2015 to, and including, February 15, 2018.

Each share of the Mandatory Convertible Preferred Stock, unless previously converted or redeemed, will automatically convert on February 15, 2018 (the “mandatory conversion date”), into between             and             shares of our Common Stock, subject to anti-dilution adjustments. The number of shares of our Common Stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the average VWAP (as defined herein) per share of our Common Stock over the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day immediately preceding the mandatory conversion date.

At any time prior to February 15, 2018, holders of 10 depositary shares may cause the depositary to convert one share of the Mandatory Convertible Preferred Stock, on such holder’s behalf, into a number of shares of our Common Stock equal to the minimum conversion rate of                     shares of our Common Stock per share of the Mandatory Convertible Preferred Stock, subject to anti-dilution adjustments; provided, however, that if holders elect to cause the depositary to convert any shares of the Mandatory Convertible Preferred Stock during a specified period beginning on the effective date of a fundamental change (as defined herein), such shares of the Mandatory Convertible Preferred Stock will be converted into shares of our Common Stock at the fundamental change conversion rate (as defined herein), and the holders will also be entitled to receive a fundamental change dividend make-whole amount and accumulated dividend amount (each as defined herein).

Concurrently with this offering, pursuant to a separate prospectus supplement, we are offering 23,500,000 shares of our Common Stock (the “Common Stock Offering”). The Common Stock Offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any Common Stock being offered in the Common Stock Offering. The completion of this offering is not contingent on the completion of the Common Stock Offering, and the completion of the Common Stock Offering is not contingent on the completion of this offering. Neither this offering nor the Common Stock Offering is contingent on the consummation of the Proposed Verizon Transaction (as defined herein) or any additional debt financing.

We intend to use the net proceeds of this offering, together with the net proceeds of the concurrent Common Stock Offering, if completed, cash on hand and borrowings under our revolving credit facilities to finance the Proposed Verizon Transaction and to pay related fees and expenses. If the Proposed Verizon Transaction is not completed, we intend to use the net proceeds from this offering for general corporate purposes, which may include the financing of other pending acquisitions, such as the Proposed TIM Acquisition or the Proposed Airtel Acquisition (each as defined below), or repaying our existing indebtedness. See “Use of Proceeds.”

Prior to this offering, there has been no public market for the depositary shares or the Mandatory Convertible Preferred Stock. We intend to apply to have the depositary shares listed on the New York Stock Exchange (the “NYSE”) under the symbol “AMTPRB,” and, if approved, we expect trading on the NYSE to begin within the 30-day period after the initial delivery of the depositary shares. However, there can be no assurance that the depositary shares will be listed and, if listed, that they will continue to be listed. Our Common Stock is listed on the NYSE under the symbol “AMT.” On February 23, 2015, the last reported sale price of our Common Stock on the NYSE was $97.33 per share.

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-21 and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014.

	Public Offering Price	Underwriting Discount and Commissions	Proceeds Before Expenses to American Tower Corporation
Per Depositary Share	$	$	$
Total	$	$	$

We have granted the underwriters the option to purchase up to an additional 1,250,000 depositary shares from us, solely to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions within 30 days from the date of this prospectus supplement. See the section of this prospectus supplement entitled “Underwriting” beginning on page S-80 of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the depositary shares in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment on or about                 , 2015.

Joint Book-Running Managers

Goldman, Sachs & Co.	RBC Capital Markets	Morgan Stanley	RBS	TD Securities

The date of this prospectus supplement is                 , 2015.

Prospectus Supplement

Prospectus

S-i

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document containing the information.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described below under the heading “Where You Can Find More Information.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference statements about future events and expectations, or forward-looking statements, all of which are inherently uncertain. We have based those forward-looking statements on our current expectations and projections about future results. When we use words such as “anticipate,” “intend,” “plan,” “forecast,” “project,” “believe,” “intend,” “estimate,” “expect,” “should,” “would,” “could,” “may” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding the Proposed Verizon Transaction, statements regarding the proposed closing of the Proposed Verizon Transaction, the use of net proceeds from this offering and the Common Stock Offering, future prospects of growth in the communications site leasing industry, the effects of consolidation among companies in our industry and among our tenants and other competitive pressures, the level of future expenditures by companies in this industry and other trends in this industry, changes in zoning, tax and other laws and regulations, our substantial leverage and debt service obligations, our ability to maintain or increase our market share, our future operating results, economic, political and other events, particularly those relating to our international operations, our ability to remain qualified for taxation as a real estate investment trust (“REIT”), our plans to fund our future liquidity needs, the amount and timing of any future distributions including those we are required to make as a REIT, our future financing transactions, our ability to protect our rights to the land under our towers, our future capital expenditure levels, natural disasters and similar events. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate. See “Risk Factors” in this prospectus supplement, in the accompanying prospectus and the documents incorporated by reference. These forward-looking statements may be found in this prospectus supplement and the accompanying prospectus generally as well as the documents incorporated by reference.

S-ii

You should keep in mind that any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in this prospectus supplement, in the accompanying prospectus and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward- looking statements. We do not intend to update or revise the forward-looking statements we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere might not occur.

MARKET AND INDUSTRY DATA

This prospectus supplement and the accompanying prospectus contain or incorporate by reference estimates regarding market data, which are based on our internal estimates, independent industry publications, reports by market research firms and/or other published independent sources. In each case, we believe these estimates are reasonable. However, market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market data. As a result, you should be aware that market data set forth in this prospectus supplement, accompanying prospectus or incorporated by reference, and estimates and beliefs based on such data, may not be reliable.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into the prospectus supplement and the accompanying prospectus, including the risk factors and the financial statements and related notes, before making an investment decision. Unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our” and “American Tower” are references to American Tower Corporation and its predecessor, as applicable, and its consolidated subsidiaries, in each case, as the context requires.

American Tower Corporation

American Tower Corporation was created as a subsidiary of American Radio Systems Corporation in 1995 to own, manage, develop and lease communications and broadcast tower sites, and was spun off into a free-standing public company in 1998. Since inception, we have grown our communications site portfolio through acquisitions, long-term lease arrangements, development and construction, and through mergers with, and acquisitions of, other tower operators, increasing the size of our portfolio to over 75,000 communications sites.

American Tower Corporation operates as a REIT for federal income tax purposes.

American Tower Corporation is a holding company, and we conduct our operations through our directly and indirectly owned subsidiaries and our joint ventures. Our principal domestic operating subsidiaries are American Towers LLC and SpectraSite Communications, LLC. We conduct our international operations primarily through our subsidiary, American Tower International, Inc., which in turn conducts operations through its various international holding and operating subsidiaries and joint ventures. Our international operations consist primarily of our operations in Brazil, Chile, Colombia, Costa Rica, Germany, Ghana, India, Mexico, Peru, South Africa and Uganda.

Our principal executive office is located at 116 Huntington Avenue, Boston, Massachusetts 02116. Our main telephone number at that address is (617) 375-7500.

Recent Developments

Proposed Verizon Transaction

On February 5, 2015, we entered into a Master Agreement (the “Master Agreement”) with Verizon Communications, Inc., a Delaware corporation (“Verizon”), pursuant to which we will have the exclusive right to lease, acquire or otherwise operate and manage up to 11,489 Verizon wireless communications sites (the “Sites”) for approximately $5.056 billion in cash at closing, subject to certain conditions and limited adjustments (the “Proposed Verizon Transaction”).

Under the Master Agreement, Verizon has agreed to, through certain Verizon subsidiaries (the “Verizon Lessors”), lease or sublease approximately 11,324 Sites (the “MPL Sites”), including their interest in the land associated with each Site, the tower at such Site and certain related improvements and tower-related assets (the “Included Property” of such Site), to a newly formed subsidiary of the Company (“Tower Operator”). Tower Operator will have the option to purchase the MPL Sites (the “Purchase Options”) at the end of their respective lease or sublease terms for aggregate option payments of up to approximately $5.0 billion, which payments, if the options are exercised, will be due between 2034 and 2047.

Under the Master Agreement, Verizon has further agreed to sell to us the Included Property of approximately 165 additional Sites (the “Sale Sites” and, together with the MPL Sites and the Included Properties of the MPL Sites and the Sale Sites, the “Verizon Assets”). Our acquisition of the Sale Sites will be effected pursuant to a contribution and transfer by certain Verizon subsidiaries (the “Verizon Contributors” and, together with Verizon, the “Verizon Parties”) of the Sale Sites and the assignment of the related collocation agreements to newly formed subsidiaries of the Verizon Parties (the “Sale Site Subsidiaries”), and the subsequent sale and transfer of the equity interests in the Sale Site Subsidiaries to us or one of our designated affiliates.

At the closing of the Proposed Verizon Transaction, we will lease and make available collocation space at each Site to a designated Verizon collocator for such Site pursuant to the master lease agreements. The initial term of the master lease agreement as to each Site will be for a ten-year period and will be automatically extended (unless terminated at such time by the Verizon collocators) for eight additional five-year renewal terms, unless it is terminated earlier with respect to any Site pursuant to a termination right. The designated Verizon collocator will pay an initial collocation rent of $1,900 per month for each Site, with annual rent increases of 2%. The payment of collocation rent by the designated Verizon collocator will be unconditionally and irrevocably guaranteed by Verizon.

Based on preliminary unaudited financial information for the Verizon Assets currently anticipated to be included as part of the Proposed Verizon Transaction, we estimate that, based on financial information for the year ended December 31, 2014, these Verizon Assets generated annual third-party cash site rental revenues of approximately $97 million and incurred ground lease expense of approximately $129 million. As of December 31, 2014, the Verizon Assets had an average of 0.4 third-party leases per tower, which were primarily from AT&T Mobility.

The preliminary financial data presented above are based solely upon information available to us as of the date of this prospectus supplement. Neither our nor Verizon’s independent auditors have audited, reviewed, compiled or performed any procedures with respect to the preliminary financial information upon which we based our above estimates, or on our estimates. Accordingly, neither our nor Verizon’s independent auditors express an opinion or any other form of assurance with respect thereto. Actual site rental revenues and ground lease expense are subject to change, may be materially different from the foregoing amounts and will depend on the Verizon Assets that are ultimately included as part of the Proposed Verizon Transaction and the terms of the relevant collocation agreements and ground leases then in effect. See “Risk Factors—Risks Related to the Proposed Verizon Transaction.”

Neither this offering nor the Common Stock Offering is contingent on the consummation of the Proposed Verizon Transaction or any additional debt financing.

For additional and more detailed information, please see Item 1.01 of our Current Report on Form 8-K relating to the Proposed Verizon Transaction filed with the SEC on February 5, 2015, which is incorporated by reference herein. See “Where You Can Find More Information.”

Concurrent Common Stock Offering

Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 23,500,000 shares of our Common Stock (or 25,850,000 shares, if the underwriters exercise their over-allotment option to purchase up to an additional 2,350,000 shares of our Common Stock in full) for cash. We estimate that the net proceeds of the concurrent Common Stock Offering, after deducting the underwriting discount and estimated offering expenses, will be approximately $         (or $         if the underwriters exercise their over-allotment option to purchase additional shares of our Common Stock in full), although there can be no assurance that the concurrent Common Stock Offering will be completed. The completion of this offering is not contingent on the completion of the concurrent Common Stock Offering, and the completion of the concurrent Common Stock Offering is not contingent on the completion of this offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any Common Stock being offered in the Common Stock Offering.

Bridge Loan Commitment

In connection with entering into the Master Agreement, we obtained a $5.05 billion bridge loan commitment to ensure financing for the Proposed Verizon Transaction. Effective February 20, 2015, the bridge loan commitment was reduced as a result of the additional $1.75 billion in aggregate amount of incremental commitments under our existing credit facilities, as described below, to an aggregate amount of $3.3 billion. The bridge loan commitment will be further reduced on a dollar-for-dollar basis by, among other things, the net cash proceeds of this offering, the net cash proceeds of the Common Stock Offering, the net cash proceeds of any debt incurrence (subject to certain customary exceptions) and the net cash proceeds of asset dispositions (subject to certain customary exceptions).

Borrowings under the bridge loan commitment, if any, will bear interest at a rate equal to, at our option, LIBOR plus an applicable margin varying from 1.125% to 2.000% per annum or a Base Rate plus an applicable margin varying from 0.125% to 1.000% per annum, depending upon the ratings of our unsecured senior indebtedness. In each case, the applicable margin will increase by 25 basis points at the end of each 90-day period while the bridge loan remains outstanding. For these purposes, “LIBOR” means the London interbank offered rate and “Base Rate” means the highest of (a) the prime rate, (b) the federal funds effective rate plus 1/2 of 1.00% per annum and (iii) LIBOR for an interest period of one month plus 1.00% per annum. Borrowings under the bridge loan commitment, if any, will mature on the date that is 364 days after the closing date (as defined in the bridge loan commitment). The bridge loan commitment will expire if we do not make any borrowings thereunder on the earliest to occur of (i) the consummation of the Proposed Verizon Transaction, (ii) the termination of the Master Agreement or the public announcement by us of the abandonment of the Proposed Verizon Transaction and (iii) August 5, 2015 (or November 3, 2015, if the Termination Date (as defined in the Master Agreement) is extended pursuant to the Master Agreement). The bridge loan commitment contains, and the credit agreement in respect of the bridge loan commitment, if any, will contain, certain customary conditions to funding. We will pay certain customary commitment fees and, in the event we make any borrowings, funding and other fees in connection with the bridge loan commitment.

Although we do not currently expect to make any borrowings under the bridge loan commitment, we may do so. In particular, we may be required to borrow under the bridge loan commitment if this offering or our other financing transactions in connection with the Proposed Verizon Transaction are not completed or generate significantly less net proceeds than contemplated by this prospectus supplement.

Amendments to Our Credit Facilities

On February 5, 2015 and February 20, 2015, we entered into amendment agreements with respect to our $2.0 billion multi-currency senior unsecured revolving credit facility (the “2013 Credit Facility”), $1.5 billion unsecured term loan (the “2013 Term Loan”) and $1.5 billion senior unsecured revolving credit facility (the “2014 Credit Facility”). After giving effect to these amendments, our permitted ratio of Total Debt to Adjusted EBITDA (as defined in the loan agreements for each of the facilities) is (i) 6.00 to 1.00 for the fiscal quarters ended December 31, 2014 through the end of the fiscal quarter ending immediately prior to the closing of the Proposed Verizon Transaction, (ii) 7.25 to 1.00 for the first and second fiscal quarters ending on or after the closing of the Proposed Verizon Transaction, (iii) 7.00 to 1.00 for the two subsequent fiscal quarters and (iii) 6.00 to 1.00 thereafter. In addition, the maximum Incremental Term Loan Commitments (as defined in the agreement governing the 2013 Term Loan) was increased to $1.0 billion and the maximum Revolving Loan Commitments, after giving effect to any Incremental Commitments (each as defined in the loan agreements for each of the revolving credit facilities), was increased to $3.5 billion and $2.5 billion under the 2013 Credit

Facility and the 2014 Credit Facility, respectively. Effective February 20, 2015, we received incremental commitments for an additional $500 million under each of the 2013 Term Loan and the 2014 Credit Facility and $750 million under the 2013 Credit Facility. As a result, as of the date of this prospectus supplement and without giving effect to the Proposed Verizon Transaction, we may borrow up to $2.75 billion under the 2013 Credit Facility and up to $2.0 billion under the 2014 Credit Facility, and have $2.0 billion outstanding under the 2013 Term Loan.

Proposed TIM Acquisition

On November 21, 2014, we entered into an agreement with TIM Celular S.A., a wholly-owned subsidiary of TIM Participações S.A., a publicly traded subsidiary of Telecom Italia S.p.A., to acquire two portfolios of towers in Brazil (the “Proposed TIM Acquisition”). The first portfolio includes approximately 5,240 towers and the second portfolio includes approximately 1,240 towers. At signing, the total purchase price was approximately 3.0 billion Brazilian Reais (approximately $1.1 billion), subject to customary adjustments. We expect to close the Proposed TIM Acquisition in the first half of 2015, subject to customary closing conditions. We expect to fund the Proposed TIM Acquisition through a combination of cash on hand, borrowings under our credit facilities and other debt financing.

Proposed Airtel Acquisition

On November 24, 2014, we entered into an agreement with Airtel Networks Limited, through Bharti Airtel Limited’s subsidiary company, Bharti Airtel International (Netherlands) BV (“Airtel”), to acquire over 4,800 of Airtel’s communications towers in Nigeria (the “Proposed Airtel Acquisition” and, together with the Proposed TIM Acquisition, the “Other Proposed Acquisitions”). At signing, the total purchase price was approximately $1.1 billion, subject to adjustments. We expect to close the Proposed Airtel Acquisition in the first half of 2015, subject to customary closing conditions and regulatory approval. We expect to fund the Proposed Airtel Acquisition through a combination of cash on hand, borrowings under our credit facilities and other debt financing.

Sources and Uses

The following table outlines the sources and uses of funds for the Proposed Verizon Transaction, assuming no exercise by the underwriters of their over-allotment options with respect to this offering or the Common Stock Offering. The table assumes that the Proposed Verizon Transaction and the financing transactions are completed simultaneously, although this offering and the Common Stock Offering are expected to occur before the completion of the Proposed Verizon Transaction.

All of the amounts in the following table are estimated. The actual amounts may vary from the estimated amounts set forth in the following table. You should read the following together with the information included under “—Recent Developments—Proposed Verizon Transaction,” “Use of Proceeds” and “Capitalization.”

Sources of funds		Uses of funds
(Dollars in millions)
Cash on hand	$ 75	Proposed Verizon Transaction consideration	$5,056
Depositary shares offered hereby, before discounts, commissions and expenses (1)	1,250	Proposed Verizon Transaction fees and expenses (4)	91
Common Stock Offering, before discounts, commissions and expenses (2)	2,287
Borrowings under our revolving credit facilities, before financing fees and expenses (3)	1,535

Total sources of funds	$ 5,147	Total uses of funds	$5,147

(1)	The gross proceeds from this offering have been calculated by assuming a public offering price of $100.00 per depositary share, and assuming no exercise by the underwriters of their over-allotment option to purchase additional depositary shares.
(2)	Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 23,500,000 shares of our Common Stock (or 25,850,000 shares, if the underwriters exercise their over-allotment option to purchase up to an additional 2,350,000 shares of our Common Stock in full) for cash. The gross proceeds from the Common Stock Offering have been calculated by assuming a public offering price of $97.33 per share of our Common Stock, which is equal to the last reported sale price of our Common Stock on the NYSE on February 23, 2015, and assuming no exercise by the underwriters of their over-allotment option to purchase additional shares. A $1.00 increase (decrease) in the assumed public offering price per share of our Common Stock would increase (decrease) the gross proceeds received by us from the Common Stock Offering by approximately $23.50 million (or approximately $25.85 million if the underwriters exercise their over-allotment option to purchase additional shares of our Common Stock in full).
(3)	We expect to borrow $ under the 2013 Credit Facility and $ under the 2014 Credit Facility. To the extent that the aggregate net proceeds from this offering and the concurrent Common Stock Offering are less than the aggregate amount assumed in the foregoing table (whether due to a change in the respective public offering prices or number of shares issued or sold), we intend to increase the amounts borrowed under our revolving credit facilities and/or borrow under the bridge loan commitment in order to fund the Proposed Verizon Transaction.
(4)	Includes estimated fees and expenses related to the Proposed Verizon Transaction and the financing of the Proposed Verizon Transaction, including underwriting discounts and commissions, legal, accounting and advisory fees, financing fees and other transaction costs.

Completion of this offering is not contingent upon completion of the Common Stock Offering or the completion of the Proposed Verizon Transaction. Accordingly, even if the Proposed Verizon Transaction or the Common Stock Offering is not completed, the depositary shares representing the Mandatory Convertible Preferred Stock sold in this offering will remain outstanding. If the Proposed Verizon Transaction is not completed, we intend to use the net proceeds from this offering for general corporate purposes, which may include the financing of other pending acquisitions, such as the Other Proposed Acquisitions, or repaying our existing indebtedness. We may not complete the Proposed Verizon Transaction or the Common Stock Offering on the terms contemplated or at all. See “Risk Factors—Risks Related to the Proposed Verizon Transaction.”

After the closing of the Proposed Verizon Transaction, if completed, we may also replenish our cash or repay any revolving credit or bridge loan borrowings made in connection with the Proposed Verizon Transaction with the proceeds of additional financings, which may include offering of debt securities in one or more series.

THE OFFERING

For purposes of this summary, the references to “American Tower,” “we,” “us” or “our” refer only to American Tower Corporation (and not to any of its affiliates, including its subsidiaries).

Issuer	American Tower Corporation, a Delaware corporation.

Securities Offered	12,500,000 depositary shares, each of which represents a 1/10th interest in a share of our % Mandatory Convertible Preferred Stock (13,750,000 depositary shares if the underwriters exercise their over-allotment option to purchase additional depositary shares in full). Each depositary share entitles the holder, through the depositary, to a proportional fractional interest in the rights and preferences of a share of Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the terms of the deposit agreement.

Public Offering Price	$100.00 per depositary share.

Underwriters’ Option	We have granted the underwriters a 30-day option to purchase up to 1,250,000 additional depositary shares, solely to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions.

Dividends

        % of the liquidation preference of $1,000.00 per share of the Mandatory Convertible Preferred Stock per annum (equivalent to $             per annum per share of Mandatory Convertible Preferred Stock, corresponding to $         per annum per depositary share). Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first original issue date, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends, and, to the extent that we are legally permitted to pay dividends and our board of directors (which term, as used in this summary, includes an authorized committee of the board) declares a dividend with respect to the Mandatory Convertible Preferred Stock, we will pay such dividend in cash or, subject to certain limitations, in shares of our Common Stock or by delivery of any combination of cash and shares of our Common Stock, as determined by our board of directors, in its sole discretion, on each dividend payment date; provided that any undeclared and unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the dividend payment dates to holders of record of the Mandatory Convertible Preferred Stock on the immediately preceding February 1, May 1, August 1 and November 1 (each “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date is $         per share (equivalent to $         per depositary share). Each subsequent dividend is expected to be $             per share (equivalent to $         per depositary share).

Accumulations of dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest. See “Description of Mandatory Convertible Preferred Stock—Dividends.”

If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our Common Stock, such shares shall be valued for such purpose at the average VWAP per share of our Common Stock (as defined under “Description of Mandatory Convertible Preferred Stock—Definitions”) over the five consecutive trading day period beginning on and including the seventh scheduled trading day prior to the applicable dividend payment date (the “average price”), multiplied by 97%. In no event will the number of shares of our Common Stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $ , which amount represents 35% of the initial price (as defined below) (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as described below) (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend exceeds the product of the number of shares of our Common Stock delivered in connection with such declared dividend and 97% of the average price, we will, if we are legally able to do so, pay such excess amount in cash.

Dividend Payment Dates	February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 2015 to, and including, the mandatory conversion date.

The initial price is $ , which equals the per share public offering price of the Common Stock in the concurrent Common Stock Offering or, if the concurrent Common Stock Offering does not price prior to or concurrently with the pricing of this offering, the last reported sale price of our Common Stock on the NYSE on , 2015 (the “initial price”).

Redemption	The Mandatory Convertible Preferred Stock and the depositary shares will not be redeemable, except in limited circumstances relating to FCC Regulatory Limitations (as defined under “Description of Common Stock—Restrictions on Ownership and Transfer—Federal Communications Laws Restrictions”) and our continuing qualification as a REIT.

Mandatory Conversion Date	February 15, 2018.

Mandatory Conversion	On the mandatory conversion date, each share of the Mandatory Convertible Preferred Stock, unless previously converted or redeemed, will automatically convert into shares of our Common Stock based on the conversion rate as described below, and each depositary share will automatically convert into a number of shares of our Common Stock equal to a proportionate fractional interest in such shares of Common Stock.

If we declare a dividend for the dividend period ending on the mandatory conversion date, we will pay such dividend to the holders of record as of the immediately preceding record date, as described above. If, prior to the mandatory conversion date, we have not declared and paid, or set aside for payment, all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our Common Stock equal to the amount of such undeclared, accumulated and unpaid dividends (such amount, the “additional conversion amount”) divided by the greater of the floor price and 97% of the average price. To the extent that the additional conversion amount exceeds the product of the number of additional shares and 97% of the average price, we will, if we are legally able to do so, declare and pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Stock.

Conversion Rate	The conversion rate for each share of the Mandatory Convertible Preferred Stock will be not more than shares of our Common Stock (the “maximum conversion rate”) and not less than shares of our Common Stock (the “minimum conversion rate”) (and, correspondingly, the conversion rate per depositary share will not be more than shares and not less than shares of our Common Stock), depending on the applicable market value of our Common Stock, as described below and subject to certain anti-dilution adjustments. The “applicable market value” of our Common Stock is the average VWAP per share of our Common Stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding the mandatory conversion date. The conversion rate will be calculated as described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion,” and the following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments.

Applicable market value of our Common Stock	Conversion rate (number of shares of our Common Stock to be received upon conversion of each share of the Mandatory Convertible Preferred Stock)
Greater than $ (which is the threshold appreciation price)	shares (approximately equal to $1,000.00 divided by the threshold appreciation price).

Equal to or less than $ but greater than or equal to $	Between and shares, determined by dividing $1,000.00 by the applicable market value of our Common Stock.

Less than $ (which is the initial price)	shares (approximately equal to $1,000.00 divided by the initial price).

The following table illustrates the conversion rate per depositary share, subject to certain anti-dilution adjustments.

Applicable market value of our Common Stock	Conversion rate (number of shares of our Common Stock to be received upon conversion of each depositary share)
Greater than $ (which is the threshold appreciation price)	shares (approximately equal to $100.00 divided by the threshold appreciation price).
Equal to or less than $ but greater than or equal to $	Between and shares, determined by dividing $100.00 by the applicable market value of our Common Stock.
Less than $ (which is the initial price)	shares (approximately equal to $100.00 divided by the initial price).

Conversion at the Option of the Holder	At any time prior to February 15, 2018, other than during a fundamental change conversion period (as defined below), holders of the Mandatory Convertible Preferred Stock have the right to elect to convert their shares of the Mandatory Convertible Preferred Stock in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock (equivalent to 10 depositary shares)), into shares of our Common Stock at the minimum conversion rate of shares of our Common Stock per share of the Mandatory Convertible Preferred Stock as described under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder.” The minimum conversion rate is subject to certain anti-dilution adjustments. Because each depositary share represents a 1/10th fractional interest in a share of the Mandatory Convertible Preferred Stock, a holder of depositary shares may convert its depositary shares only in lots of 10 depositary shares.

If, as of the effective date of any such early conversion (the “early conversion date”), we have not declared and paid, or set aside for payment, all or any portion of the accumulated dividends for all dividend periods ending on a dividend payment date prior to such early conversion date, the conversion rate for such early conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive cash or an additional number of shares of our Common Stock equal to such amount of undeclared, accumulated and unpaid dividends for such prior dividend periods, divided by the greater of the floor price and the average VWAP per share of our Common Stock over the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day immediately preceding the early conversion date (the “early conversion average price”). To the extent that the cash amount of the undeclared, accumulated and unpaid dividends for all dividend periods ending on a dividend payment date prior to the relevant early conversion date exceeds the value of the product of the number of additional shares added to the conversion rate and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount	If a “fundamental change” (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to February 15, 2018, holders of the Mandatory Convertible Preferred Stock will have the right to convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into Common Stock at the “fundamental change conversion rate” during the period (the “fundamental change conversion period”) beginning on the effective date of such fundamental change and ending on the date that is 20 calendar days after the effective date of such fundamental change (or, if earlier, the mandatory conversion date). The fundamental change conversion rate will be determined based on the effective date of the fundamental change and the price paid or deemed paid per share of our Common Stock in such fundamental change. Because each depositary share represents a 1/10th fractional interest in a share of the Mandatory Convertible Preferred Stock, a holder of depositary shares may convert its depositary shares upon a Fundamental Change only in lots of 10 depositary shares.

Holders who convert their Mandatory Convertible Preferred Stock within the fundamental change conversion period will also receive a “fundamental change dividend make-whole amount,” in cash or in shares of our Common Stock or any combination thereof, equal to the present value (computed using a discount rate of % per annum) of all remaining dividend payments on their shares of the Mandatory Convertible Preferred Stock (excluding any accumulated dividend amount (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount—Fundamental change dividend make-whole amount and accumulated dividend amount”)) from such effective date to, but excluding, the mandatory conversion date. If we elect to pay the fundamental change dividend make-whole amount in shares of our Common Stock in lieu of cash, the number of shares of our Common Stock that we will deliver will equal (x) the fundamental change dividend make whole amount divided by (y) the greater of the floor price and 97% of the price paid, or deemed paid, per share of our Common Stock in the fundamental change.

In addition, to the extent that the accumulated dividend amount exists as of the effective date of the fundamental change, holders who convert their Mandatory Convertible Preferred Stock within the fundamental change conversion period will be entitled to receive such accumulated dividend amount in cash (to the extent we are legally permitted to do so) or shares of our Common Stock or any combination thereof, at our election, upon conversion. If we elect to pay the accumulated dividend amount in shares of our Common Stock in lieu of cash, the number of shares of our Common Stock that we will deliver will equal (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the price paid, or deemed paid, per share of our Common Stock in the fundamental change.

To the extent that the sum of the fundamental change dividend make- whole amount and accumulated dividend amount or any portion thereof paid in shares of our Common Stock exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the price paid or deemed paid, we will, if we are legally able to do so, pay such excess amount in cash. See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

Anti-Dilution Adjustments	The conversion rate may be adjusted in the event of, among other things: (1) share dividends or distributions; (2) certain issuances of Common Stock rights or warrants to purchase our Common Stock; (3) subdivisions or combinations of our Common Stock; (4) certain distributions of evidences of our indebtedness, shares of capital stock, securities, rights to acquire shares of our capital stock, cash or other assets, including spin-offs; (5) dividends or other distributions consisting exclusively of cash other than regular quarterly cash dividends of up to $0.38 per share of Common Stock and other than in connection with certain reorganization events, a voluntary or involuntary liquidation, dissolution or winding up, or a third party tender or exchange offer; and (6) certain self tender or exchange offers for our Common Stock. See “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.”

Liquidation Preference	$1,000.00 per share of the Mandatory Convertible Preferred Stock (equivalent to $100.00 per depositary share).

Voting Rights	Except as specifically required by Delaware law or our Restated Certificate of Incorporation (“Certificate of Incorporation”), which will include the Certificate of Designations (as defined under “Description of Mandatory Convertible Preferred Stock”) for the Mandatory Convertible Preferred Stock, the holders of Mandatory Convertible Preferred Stock will have no voting rights.

Whenever dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our Common Stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for six or more dividend periods, whether or not consecutive, the authorized number of directors on our board of directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other preferred stock of equal rank having similar voting rights then outstanding, will be entitled, at such meeting, to elect two directors to fill such newly created directorships created thereby, subject to certain limitations.

We will not, without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of the Mandatory Convertible Preferred Stock and all other preferred stock of equal rank having similar voting rights, voting together as a single class (1) amend or alter the provisions of our Certificate of Incorporation or the Certificate of Designations so as to authorize or create, or increase the authorized amount of, any specific class or series of senior stock (as defined below); (2) amend, alter or repeal the provisions of our Certificate of Incorporation or the Certificate of Designations so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or (3) consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity, unless in each case the Mandatory Convertible Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is replaced by preferred stock of the surviving or resulting entity, and the Mandatory Convertible Preferred Stock or such preferred stock, as the case may be, has terms, taken as a whole, not materially less favorable to holders, in each case subject to certain exceptions. For more information about voting rights, see “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

Ranking	The Mandatory Convertible Preferred Stock will rank with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution:

•

senior to (i) our Common Stock and (ii) each class or series of our capital stock established in the future unless the terms of such stock expressly provide that it will rank senior to, or on parity with, the Mandatory Convertible Preferred Stock;

•

on parity with (i) the 5.25% Mandatory Convertible Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) each class or series of our capital stock established in the future the terms of which expressly provide that it will rank on parity with the Mandatory Convertible Preferred Stock;

•

junior to each class or series of our capital stock established in the future the terms of which expressly provide that it will rank senior to the Mandatory Convertible Preferred Stock (“senior stock”); and

•	junior to our existing and future indebtedness.

For information concerning the ranking of the Mandatory Convertible Preferred Stock, see “Description of Mandatory Convertible Preferred Stock—Ranking.”

As of December 31, 2014, we had a total of approximately $14.6 billion of outstanding indebtedness and, on an as-adjusted basis after giving effect to the Proposed Verizon Transaction and the borrowing of $1.5 billion under our revolving credit facilities, would have had approximately $16.1 billion of outstanding indebtedness, in each case including long-term debt and short-term debt. We have the ability to, and may incur, additional indebtedness in the future.

Restrictions on Ownership and Transfer of Mandatory Convertible Preferred Stock and our Common Stock	Our Certificate of Incorporation contains restrictions on the ownership and transfer of our Common Stock, and preferred stock (including the Mandatory Convertible Preferred Stock represented by the depositary shares offered hereby) intended to assist us in complying with FCC Regulatory Limitations and maintaining our status as a REIT for federal income tax purposes. For example, our Certificate of Incorporation prohibits any person from acquiring actual or constructive ownership of 9.8% or more (in value or number of shares) of our outstanding stock, subject to certain limited exceptions.

As a result, no holder of Mandatory Convertible Preferred Stock will be entitled to receive our Common Stock following conversion of such Mandatory Convertible Preferred Stock to the extent that receipt of such Common Stock would cause such holder to exceed the ownership limit, or violate any of the other restrictions on ownership and transfer, contained in our Certificate of Incorporation. If any delivery of Common Stock owed to a holder upon conversion of or payment of a dividend on the Mandatory Convertible Preferred Stock is not made, in whole or in part, as a result of the Stock Ownership Limit (as defined in our Certificate of Incorporation), our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such holder (i) gives notice and satisfactory evidence to us that such delivery would not result in it exceeding the Stock Ownership Limit (as defined in our Certificate of Incorporation) or (ii) obtains a suitable Excepted Holder Limit (as defined in our Certificate of Incorporation) from our board of directors; provided, however, in the event any transfer of shares of Common Stock or other event would result in a holder beneficially owning shares of Common Stock in excess of the Stock Ownership Limit (as defined in our Certificate of Incorporation) or would result in the Company’s disqualification as a REIT, that number of shares that would cause a violation of the applicable limit may be (i) redeemed or (ii) automatically transferred to a trust for the benefit of a charitable organization selected by our board of directors. If any delivery of Common Stock owed to a holder upon conversion of or payment of a dividend on the Mandatory Convertible Preferred Stock is not made, in whole or in part, as a result of the FCC Regulatory Limitations, nothing herein will prevent the board of directors from taking any action pursuant to the Certificate of Incorporation. See “Description of Mandatory Convertible Preferred Stock—Ownership Limitations and Transfer Restrictions.”

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $ (or approximately $ if the underwriters exercise their overallotment option to purchase additional the depositary shares in full).

We expect to use the net proceeds of this offering, together with the net proceeds of the Common Stock Offering, if completed, cash on hand and borrowings under our revolving credit facilities to finance the Proposed Verizon Transaction and to pay related fees and expenses. If the Proposed Verizon Transaction is not completed, we intend to use the net proceeds from this offering for general corporate purposes, which may include the financing of other pending acquisitions, such as the Other Proposed Acquisitions, or repaying existing indebtedness. Subject to the terms of our credit facilities, amounts outstanding thereunder that are repaid may be re-borrowed at a later date. See “Use of Proceeds” and “Capitalization.”

Federal Income Tax Considerations	The federal income tax consequences of purchasing, owning and disposing of the depositary shares and any Common Stock received upon conversion are described in “Federal Income Tax Considerations Relevant to Holders of Depositary Shares Representing the Mandatory Convertible Preferred Stock” included in this prospectus supplement and “U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock” in the accompanying prospectus.

Listing	We intend to apply to have the depositary shares listed on the NYSE under the symbol “AMTPRB,” and, if approved, we expect trading on the NYSE to begin within the 30-day period after the initial delivery of the depositary shares. However, there can be no assurance that the depositary shares will be listed and, if listed, that they will continue to be listed. Our Common Stock is listed on the NYSE under the symbol “AMT.”

Concurrent Common Stock Offering

Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 23,500,000 shares of our Common Stock (or 25,850,000 shares, if the underwriters exercise their over-allotment option to purchase up to an additional 2,350,000 shares of our Common Stock in full) for cash, in connection with the financing of the Proposed Verizon Transaction. The completion of this offering is not contingent on the completion of the Common Stock Offering, and the completion of the Common Stock Offering is not contingent on the completion of this offering. Neither this offering nor the Common Stock Offering is contingent on the consummation of the Proposed Verizon Transaction or any additional debt financing.

Depositary	The sole holder of shares of the Mandatory Convertible Preferred Stock will be the depositary, and the holders of depositary shares will exercise their proportional rights in the Mandatory Convertible Preferred Stock through the depositary, as described under “Description of Depositary Shares.” The depositary will be Computershare Trust Company, N.A. and Computershare Inc. (collectively, “Computershare”).

Transfer Agent and Registrar	Computershare Inc. is the transfer agent and registrar for the Mandatory Convertible Preferred Stock.

Payment and Settlement	The depositary shares representing the Mandatory Convertible Preferred Stock are expected to be delivered against payment on , 2015. The depositary shares will be registered in the name of a nominee of DTC in New York, New York. In general, beneficial ownership interests in the depositary shares will be shown on, and transfers of these beneficial ownership interests will be effected only through, records maintained by DTC and its direct and indirect participants.

Risk Factors	Before making an investment in the depositary shares representing the Mandatory Convertible Preferred Stock, you should carefully consider all of the information in this prospectus supplement, in the accompanying prospectus or incorporated by reference herein or therein, including the discussions under “Risk Factors” beginning on page S-21 and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein.

Immediately after the consummation of this offering, we will have 12,500,000 depositary shares (representing 1,250,000 shares of Mandatory Convertible Preferred Stock) issued and outstanding (or 13,750,000 depositary shares (representing 1,375,000 shares of Mandatory Convertible Preferred Stock) if the underwriters exercise their over-allotment option to purchase additional depositary shares in full). Immediately after the completion of the concurrent Common Stock Offering, we expect to have 420,208,636 shares of our Common Stock issued and outstanding. The number of shares of our Common Stock expected to be outstanding immediately after the concurrent Common Stock Offering that appears in the preceding sentence is based on 396,708,636 shares of our Common Stock outstanding as of February 13, 2015, plus the 23,500,000 shares of Common Stock that we are offering pursuant to the Common Stock Offering, but excludes:

•	2,350,000 shares of our Common Stock issuable on the exercise of the underwriters’ over-allotment option to purchase additional shares of our Common Stock in the Common Stock Offering;

•

up to             shares of our Common Stock (including up to             shares of our Common Stock if the underwriters in this offering exercise their over-allotment option to purchase additional depositary shares in full), assuming mandatory conversion based on an applicable market value of our Common Stock equal to the threshold appreciation price of $         and subject to anti-dilution, make-whole and other adjustments, that would be issuable upon conversion of the Mandatory Convertible Preferred Stock represented by the depositary shares issued in this offering;

•

up to 5,504,400 shares of our Common Stock, assuming mandatory conversion based on an applicable market value of our Common Stock equal to the threshold appreciation price of $109.00 and subject to anti-dilution, make-whole and other adjustments, that would be issuable upon conversion of the Series A Preferred Stock; and

•	an aggregate of 17,630,797 shares of our Common Stock reserved for issuance under our various stock compensation plans.

Unless otherwise specified or the context requires otherwise, information in this prospectus supplement assumes that (1) we elect to pay any and all dividends with respect to the Mandatory Convertible Preferred Stock in cash and (2) the over-allotment option we have granted to the underwriters in this offering to purchase additional depositary shares is not exercised.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected historical consolidated financial data for the fiscal years ended December 31, 2014, 2013 and 2012 and as of December 31, 2014 and 2013 is derived from historical audited consolidated financial information included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference. The selected historical consolidated financial data for the fiscal years ended December 31, 2011 and 2010 and as of December 31, 2012, 2011 and 2010 is derived from historical financial information not included or incorporated by reference in this prospectus supplement.

You should read the selected historical consolidated financial data in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement, and the information set forth under the heading “Risk Factors” beginning on page S-21 and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein. Year-to-year comparisons are significantly affected by our acquisitions, dispositions and construction of towers.

	Year Ended December 31,
	2010	2011	2012	2013	2014
	(In thousands)
Statements of Operations Data:
Revenues:
Rental and management	$1,936,373	$2,386,185	$2,803,490	$3,287,090	$4,006,854
Network development services	48,962	57,347	72,470	74,317	93,194

Total operating revenues	1,985,335	2,443,532	2,875,960	3,361,407	4,100,048
Operating expenses:
Cost of operations (exclusive of items shown separately below)
Rental and management (1)	447,629	590,272	686,681	828,742	1,056,177
Network development services (2)	26,957	30,684	35,798	31,131	38,088
Depreciation, amortization and accretion	460,726	555,517	644,276	800,145	1,003,802
Selling, general, administrative and development expense (3)	229,769	288,824	327,301	415,545	446,542
Other operating expenses	35,876	58,103	62,185	71,539	68,517

Total operating expenses	1,200,957	1,523,400	1,756,241	2,147,102	2,613,126

Operating income	784,378	920,132	1,119,719	1,214,305	1,486,922
Interest income, TV Azteca, net	14,212	14,214	14,258	22,235	10,547
Interest income	5,024	7,378	7,680	9,706	14,002
Interest expense	(246,018)	(311,854)	(401,665)	(458,296)	(580,234)
Loss on retirement of long-term obligations	(1,886)	—	(398)	(38,701)	(3,473)
Other income (expense) (4)	315	(122,975)	(38,300)	(207,500)	(62,060)

Income from continuing operations before income taxes and income on equity method investments	556,025	506,895	701,294	541,749	865,704
Income tax provision	(182,489)	(125,080)	(107,304)	(59,541)	(62,505)
Income on equity method investments	40	25	35	—	—

	Year Ended December 31,
	2010	2011	2012	2013	2014
	(In thousands)
Income from continuing operations	373,576	381,840	594,025	482,208	803,199
Income from discontinued operations, net	30	—	—	—	—

Net income	373,606	381,840	594,025	482,208	803,199
Net (income) loss attributable to noncontrolling interest	(670)	14,622	43,258	69,125	21,711

Net income attributable to American Tower Corporation stockholders	372,936	396,462	637,283	551,333	824,910
Dividends declared on preferred stock	—	—	—	—	(23,888)

Net income attributable to American Tower Corporation common stockholders	$372,936	$396,462	$637,283	$551,333	$801,022

Other Data:
Capital expenditures	$346,664	$523,015	$568,048	$724,532	$974,404
Cash provided by operating activities	1,020,977	1,165,942	1,414,391	1,599,047	2,134,589
Cash used for investing activities	(1,300,902)	(2,790,812)	(2,558,385)	(5,173,337)	(1,949,548)
Cash provided by (used in) financing activities	910,330	1,086,095	1,170,366	3,525,565	(134,591)
Sites owned and operated at end of period	35,074	45,478	54,604	67,418	75,594

	As of December 31,
	2010	2011	2012	2013	2014
	(In thousands)
Balance Sheet Data (5):
Cash and cash equivalents (including restricted cash) (6)	$959,935	$372,406	$437,934	$446,492	$473,698
Property and equipment, net	3,683,474	4,981,722	5,765,856	7,177,728	7,626,817
Total assets	10,370,084	12,242,395	14,089,429	20,283,665	21,331,545
Long-term obligation, including current portion	5,587,388	7,236,308	8,753,376	14,478,278	14,608,708
Total American Tower Corporation equity	3,501,444	3,287,220	3,573,101	3,534,165	3,953,560

(1)	For the year ended December 31, 2010, there was no stock-based compensation expense included. For the years ended December 31, 2011, 2012, 2013 and 2014, amount includes approximately $1.1 million, $0.8 million, $1.0 million and $1.4 million, respectively, of stock-based compensation expense.
(2)	For the year ended December 31, 2010, there was no stock-based compensation expense included. For the years ended December 31, 2011, 2012, 2013 and 2014, amount includes approximately $1.2 million, $1.0 million, $0.6 million and $0.4 million, respectively, of stock-based compensation expense.

(3)	For the years ended December 31, 2010, 2011, 2012, 2013 and 2014, amount includes approximately $52.6 million, $45.1 million, $50.2 million, $66.6 million and $78.3 million, respectively, of stock-based compensation expense.
(4)	For the years ended December 31, 2010, 2011, 2012, 2013 and 2014, amount includes unrealized foreign currency gains (losses) of approximately $4.8 million, $(131.1) million, $(34.3) million, $(211.7) million and $(49.3) million, respectively.
(5)	Balances have been revised to reflect purchase accounting measurement period adjustments.
(6)	As of December 31, 2010, 2011, 2012, 2013 and 2014, amount includes approximately $76.0 million, $42.2 million, $69.3 million, $152.9 million and $160.2 million, respectively, of restricted funds pledged as collateral to secure obligations and cash, the use of which is otherwise limited by contractual provisions.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods presented.

	Year Ended December 31,
	2010	2011	2012	2013	2014
Ratio of Earnings to Fixed Charges (1)	2.65x	2.19x	2.32x	1.89x	2.11x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (2)	2.65x	2.19x	2.32x	1.89x	2.05x

(1)	For the purpose of this calculation, “earnings” consists of income from continuing operations before income taxes and income on equity method investments as well as fixed charges (excluding interest capitalized and amortization of interest capitalized). “Fixed charges” consists of interest expensed and capitalized, amortization of debt discounts, premiums and related issuance costs and the component of rental expense associated with operating leases believed by management to be representative of the interest factor thereon.
(2)	We had no preferred securities outstanding for the years ended December 31, 2010, 2011, 2012 and 2013; therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

RISK FACTORS

You should carefully consider the following risk factors, in addition to the other information presented and incorporated by reference in this prospectus supplement and the accompanying prospectus, in evaluating us, our business and an investment in the depositary shares representing Mandatory Convertible Preferred Stock. A description of the risks related to our business is included in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein. The risks and uncertainties described below and incorporated by reference are not the only ones we face. Additional risks and uncertainties that we do not currently know about, or that we currently believe are immaterial, may also adversely impact our business. Events relating to any of the following risks as well as other risks and uncertainties could seriously harm our business, financial condition and results of operations. In such a case, the trading value of the depositary shares could decline, or we may be unable to meet our obligations under the depositary shares, which in turn could cause you to lose all or part of your investment.

Risks related to this offering

You are making an investment decision in the depositary shares as well as in the Mandatory Convertible Preferred Stock.

As described in this prospectus supplement, you are investing in depositary shares that represent fractional interests in the Mandatory Convertible Preferred Stock. The depositary will rely solely on the dividend payments and other distributions on the Mandatory Convertible Preferred Stock it receives from us to fund all dividend payments and other distributions on the depositary shares.

You will bear the risk of a decline in the market price of our Common Stock between the pricing date for the depositary shares and the mandatory conversion date.

The number of shares of our Common Stock that you will receive upon mandatory conversion of the Mandatory Convertible Preferred Stock (and the related conversion of the depositary shares) is not fixed but instead will depend on the applicable market value of our Common Stock, which is the average VWAP per share of our Common Stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding the mandatory conversion date. The aggregate market value of our Common Stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of the Mandatory Convertible Preferred Stock. Specifically, if the applicable market value of our Common Stock is less than the initial price of $            , the market value of our Common Stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $1,000.00 liquidation preference (and, accordingly, the market value of our Common Stock that you would receive upon mandatory conversion of each depositary share will be less than the $100.00 liquidation preference per depositary share), and an investment in the depositary shares would result in a loss. Accordingly, you will bear the risk of a decline in the market price of our Common Stock. Any such decline could be substantial.

The opportunity for equity appreciation provided by your investment in the depositary shares is less than that provided by a direct investment in our Common Stock.

The market value of each share of our Common Stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock (and the related conversion of the depositary shares) on the mandatory conversion date will only exceed the liquidation preference of $1,000.00 per share of the Mandatory Convertible Preferred Stock (and the liquidation preference of $100.00 per depositary share) if the applicable market value of our Common Stock exceeds the threshold appreciation price of $             . The threshold appreciation price represents an appreciation of     % over the initial price. In this event, you would receive on the mandatory conversion date approximately    % (which percentage is equal to the initial price divided by the threshold appreciation price) of the value of our Common Stock that you would have received if you had made a direct investment in our Common Stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the depositary shares (and the underlying Mandatory Convertible Preferred Stock) is less than that provided by a direct investment in our Common Stock.

In addition, if the market value of our Common Stock appreciates and the applicable market value of our Common Stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of our Common Stock that you would receive upon mandatory conversion will only be equal to the aggregate liquidation preference of the Mandatory Convertible Preferred Stock (and, correspondingly, the aggregate liquidation preference of the depositary shares), and you will realize no equity appreciation on our Common Stock.

The adjustment to the conversion rate and the payment of the fundamental change dividend make-whole amount upon the occurrence of certain fundamental changes may not adequately compensate you.

If a fundamental change (as defined in “Description of Mandatory Convertible Preferred Stock— Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to the mandatory conversion date, holders will be entitled to convert their Mandatory Convertible Preferred Stock (and, accordingly, the depositary shares) during the fundamental change conversion period at the fundamental change conversion rate (in each case as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”). The fundamental change conversion rate represents an adjustment to the conversion rate otherwise applicable unless the share price is less than $         or above $        (in each case, subject to adjustment). In addition, with respect to Mandatory Convertible Preferred Stock (and, accordingly, the depositary shares) converted during the fundamental change conversion period, you will also receive, among other consideration, a fundamental change dividend make-whole amount. Although this adjustment to the conversion rate and the payment of the fundamental change dividend make-whole amount are designed to compensate you for the lost option value of the depositary shares representing the Mandatory Convertible Preferred Stock and lost dividends as a result of a fundamental change, they are only an approximation of such lost value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to adjust the conversion rate in connection with a fundamental change and pay the fundamental change dividend make-whole amount (whether in cash or shares of our Common Stock or any combination thereof) could possibly be considered a penalty under state law, in which case your ability to enforce such adjustments would be subject to general principles of reasonableness of economic remedies.

The conversion rate of the Mandatory Convertible Preferred Stock and, in turn, the depositary shares, may not be adjusted for all dilutive events that may adversely affect the market price of the depositary shares or our Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock.

The number of shares of our Common Stock that you are entitled to receive upon conversion of the Mandatory Convertible Preferred Stock and, in turn, the depositary shares, is subject to adjustment for stock splits and combinations, dividends and certain other transactions described in “Description of Mandatory Convertible Preferred Stock.” See “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments” for further discussion of anti-dilution adjustments. However, other events, such as employee and director option grants or offerings of our Common Stock or securities convertible into shares of our Common Stock (other than those set forth in “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments”) for cash or in connection with acquisitions, which may adversely affect the market price of our Common Stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our Common Stock, it may also adversely affect the market price of the depositary shares. In addition, the terms of the Mandatory Convertible Preferred Stock and the depositary shares do not restrict our ability to offer Common Stock or securities convertible into Common Stock in the future or to engage in other transactions that could dilute our Common Stock. We have no obligation to consider the interests of the holders of the Mandatory Convertible Preferred Stock or the depositary shares in engaging in any such offering or transaction.

You will have no rights with respect to our Common Stock until the depositary shares are converted, but you may be adversely affected by certain changes made with respect to our Common Stock.

You will have no rights with respect to our Common Stock, including voting rights, rights to respond to Common Stock tender offers, if any, and rights to receive dividends or other distributions on our Common Stock, if any (other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of the depositary shares, but your investment in the depositary shares may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the conversion date. For example, in the event that an amendment is proposed to our Certificate of Incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes resulting in the powers, preferences or rights of our Common Stock. See “Description of Common Stock” for further discussion of our Common Stock.

You will have no voting rights except under limited circumstances, and you will need to act through the depositary to exercise any voting rights with respect to the Mandatory Convertible Preferred Stock.

You will have no voting rights, except with respect to certain amendments to the terms of the Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by Delaware law. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages. Holders of depositary shares must act through the depositary to exercise any voting rights in respect of our Mandatory Convertible Preferred Stock.

If dividends on any shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our Common Stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, the holders of shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other classes or series of our preferred stock ranking equally with the Mandatory Convertible Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and having similar voting rights, will be entitled to elect a total of two additional members of our board of directors, subject to the terms and limitations described in the section of this prospectus supplement entitled “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

In certain circumstances where the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock are adversely affected thereby, holders of shares of the Mandatory Convertible Preferred Stock will have the right to vote with respect to certain amendments to our Certificate of Incorporation or in connection with certain reclassifications, mergers or consolidation transactions. See “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

The Mandatory Convertible Preferred Stock will rank junior to all of our consolidated liabilities.

In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on the Mandatory Convertible Preferred Stock only after all of our consolidated liabilities have been paid. In the event of a bankruptcy, liquidation, dissolution or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Mandatory Convertible Preferred Stock then outstanding. As of December 31, 2014, we had a total of approximately $14.6 billion of outstanding indebtedness and, on an as-adjusted basis after giving effect to the Proposed Verizon Transaction and the borrowing of $1.5 billion under our revolving credit facilities, would have had approximately $16.1 billion of outstanding indebtedness, in each case, including long-term debt and short-term debt. We have the ability to, and may incur, additional indebtedness in the future.

Our ability to declare and pay dividends on the Mandatory Convertible Preferred Stock may be limited.

Our declaration and payment of dividends on the shares of Mandatory Convertible Preferred Stock in the future will be determined by our board of directors (or an authorized committee thereof) in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity and other factors. The agreements governing any of our and our subsidiaries’ existing or future indebtedness may limit our ability to declare and pay cash dividends on the shares of our capital stock, including the shares of Mandatory Convertible Preferred Stock. In the event that the agreements governing any such indebtedness restrict our ability to declare and pay dividends in cash on the shares of Mandatory Convertible Preferred Stock, we may be unable to declare and pay dividends in cash on the shares of Mandatory Convertible Preferred Stock unless we can repay or refinance the amounts outstanding under such agreements.

In addition, under Delaware law, our board of directors (or an authorized committee thereof) may only declare and pay dividends on shares of our capital stock out of our statutory “surplus” (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such surplus, out of our net profits for the then current and/or immediately preceding fiscal year. Further, even if we are permitted under our contractual obligations and Delaware law to declare and pay cash dividends on the shares of Mandatory Convertible Preferred Stock, we may not have sufficient cash to declare and pay dividends in cash on the shares of Mandatory Convertible Preferred Stock.

If upon (i) mandatory conversion, (ii) an early conversion at the option of a holder or (iii) an early conversion upon a fundamental change, we have not declared and paid all or any portion of the accumulated dividends payable on the Mandatory Convertible Preferred Stock for specified periods, converting holders will receive an additional number of shares of our Common Stock having a market value generally equal to the amount of such undeclared, accumulated and unpaid dividends, subject to the limitations described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion,” “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder” and “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” respectively. In the case of mandatory conversion or conversion upon a fundamental change, if these limits to the adjustment of the conversion rate are reached, we will pay the shortfall in cash if we are legally permitted to do so and not restricted by the terms of our indebtedness at that time. We will not have an obligation to pay the shortfall in cash if these limits to the adjustment of the conversion rate are reached in the case of an early conversion at the option of the holder.

If we fail to pay scheduled dividends on the Mandatory Convertible Preferred Stock, in cash or Common Stock, we will be prohibited from paying dividends on our Common Stock, which may jeopardize our qualification for taxation as a REIT.

The terms of the Mandatory Convertible Preferred Stock provide that, unless full cumulative dividends have been paid or set aside for payment on all outstanding Mandatory Convertible Preferred Stock for all prior dividend periods, no dividends may be declared or paid on our Common Stock. A failure to pay dividends on both the Mandatory Convertible Preferred Stock and our Common Stock might jeopardize our qualification for taxation as a REIT for federal income tax purposes. See “Description of Mandatory Convertible Preferred Stock—Dividends” in this prospectus supplement, as well as “Federal Income Tax Considerations Related to Our Qualification and Taxation as a REIT—REIT Qualification Requirements—Annual Distribution Requirements” in the accompanying prospectus.

You may be subject to tax with respect to the depositary shares representing the Mandatory Convertible Preferred Stock even though you do not receive a corresponding cash distribution.

The conversion rate of the Mandatory Convertible Preferred Stock is subject to adjustment in certain circumstances. See “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received for U.S. federal income tax purposes a taxable distribution without the receipt of any cash. In addition, we may make distributions to holders of the Mandatory Convertible Preferred Stock that are paid in our Common Stock, and any such distribution would be taxable to the same extent as a cash distribution of the same amount. In these circumstances and possibly others, you, as a holder of depositary shares representing the Mandatory Convertible Preferred Stock, may be subject to tax even though you have received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense. See “Federal Income Tax Considerations Relevant to Holders of Depositary Shares Representing the Mandatory Convertible Preferred Stock” for a further discussion of the U.S. federal tax considerations.

Non-U.S. stockholders may be subject to U.S. federal income tax in the United States as a result of holding or disposing of the depositary shares or Common Stock under certain circumstances.

If a non-U.S. stockholder owns or has owned depositary shares representing more than 5% of our Mandatory Convertible Preferred Stock or more than 5% of our Common Stock, or if a non-U.S. stockholder holds any depositary shares or shares of our Common Stock and such shares fail to qualify as “regularly traded” on an “established securities market,” the non-U.S. stockholder may become subject to U.S. federal income tax on certain dividends paid on our Mandatory Convertible Preferred Stock or Common Stock that we designate as capital gain dividends or that are attributable to our sale of United States real property interests. In addition, such a non-U.S. stockholder may be subject to U.S. federal income tax on gain attributable to the disposition of depositary shares or Common Stock if we fail to qualify as a “domestically controlled REIT.” In these cases, such a non-U.S. stockholder subject to U.S. federal income tax on such dividends or gain would generally be required to file a U.S. federal income tax return reporting the applicable amounts. We believe that the depositary shares and our Common Stock will qualify as “regularly traded” on an “established securities market” and that we currently qualify as a “domestically controlled REIT,” but there can be no assurances in these matters. For more information about the circumstances in which such tax and filing obligation would arise, see “Federal Income Tax Considerations Relevant to Holders of Depositary Shares Representing the Mandatory Convertible Preferred Stock—Taxation of Mandatory Convertible Preferred Stock—Special rules applicable to non-U.S. stockholders” in this prospectus supplement, as well as “U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock—Taxation of Non-U.S. Stockholders” in the accompanying prospectus.

Certain rights of the holders of the Mandatory Convertible Preferred Stock and certain contractual and statutory provisions could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of Mandatory Convertible Preferred Stock to exercise their rights associated with a potential fundamental change.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur on or prior to February 15, 2018 holders of the Mandatory Convertible Preferred Stock may have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a fundamental change dividend make-whole amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preferred Stock. See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

In addition, provisions of Delaware law and our Certificate of Incorporation and Amended and Restated By-Laws (“By-Laws”), and contracts to which we are a party could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. See “Description of Common Stock—Certain Anti-Takeover Provisions” in the accompanying prospectus.

An active trading market for the depositary shares does not exist and may not develop.

The depositary shares (and the Mandatory Convertible Preferred Stock represented thereby) are a new issue of securities with no established trading market. We intend to apply to have the depositary shares listed on the NYSE under the symbol “AMTPRB.” However, there can be no assurance that the depositary shares will be listed and, if listed, that they will continue to be listed. Even if the depositary shares are approved for listing on the NYSE, such listing does not guarantee that a trading market for the depositary shares will develop or, if a trading market for the depositary shares does develop, the depth or liquidity of that market or the ability of the holders to sell the depositary shares, or to sell the depositary shares at a favorable price.

The price of the depositary shares and Common Stock may be volatile.

We expect that generally the market price of our Common Stock will affect the market price of the depositary shares more than any other single factor. The market price of our Common Stock may be influenced by many factors, some of which are beyond our control, including those described in this “Risk Factors” section and the following:

•	the factors described above under the heading “Note Regarding Forward-Looking Statements”;

•	the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2014;

•	successful completion of the Proposed Verizon Transaction and our ability to achieve the anticipated benefits of the Proposed Verizon Transaction;

•	actual or anticipated fluctuations in our operating results or our competitors’ operating results;

•	our growth rate and our competitors’ growth rates;

•	the financial market and general economic conditions;

•	the creditworthiness of our tenants;

•	changes in stock market analyst recommendations regarding us, our competitors or the tower industry generally, or lack of analyst coverage of our Common Stock;

•	sales of our Common Stock by our executive officers, directors and significant stockholders or sales of substantial amounts of our Common Stock;

•	payment of dividends on the Series A Preferred Stock or the Mandatory Convertible Preferred Stock by delivery of shares of our Common Stock;

•	announcements by us or our competitors of new products, capacity changes, significant contracts, acquisitions or strategic investments;

•	changes in accounting principles; and

•	changes in tax laws and regulations.

In addition, we expect that the market price of the depositary shares will be influenced by yield and interest rates in the capital markets, the time remaining to the mandatory conversion date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the conversion rate. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of our Common Stock and the depositary shares. Any such arbitrage could, in turn, affect the market prices of our Common Stock and the depositary shares.

Regulatory actions may adversely affect the trading price and liquidity of the depositary shares.

Investors in, and potential purchasers of, the depositary shares who employ, or seek to employ, a convertible arbitrage strategy with respect to the depositary shares may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the depositary shares to conduct a convertible arbitrage strategy with respect to the depositary shares. This could, in turn, adversely affect the trading price and liquidity of the depositary shares.

Sales of substantial amounts of our Common Stock in the public market, or the perception that these sales may occur, could cause the market price of our Common Stock and thus, the market price of the depositary shares, to decline.

Sales of substantial amounts of our Common Stock in the public market, or the perception that these sales may occur, or the conversion of the Series A Preferred Stock or the Mandatory Convertible Preferred Stock (and, correspondingly, the depositary shares) or the payment of dividends on the Series A Preferred Stock or the Mandatory Convertible Preferred Stock in the form of shares of our Common Stock, or the perception that such conversions or dividends could occur, could cause the market price of our Common Stock and, thus, the market price of the depositary shares to decline. This could also impair our ability to raise additional capital through the sale of our equity securities.

In connection with the Proposed Verizon Transaction, we are concurrently offering 23,500,000 shares of Common Stock.

We may issue additional Common Stock in the future in connection with capital raisings, acquisitions, strategic transactions or for other purposes. To the extent we issue substantial additional Common Stock, the ownership of our existing stockholders would be diluted and our earnings per share could be reduced, which may negatively affect the market prices for our Common Stock.

We may issue additional series of preferred stock that rank on a parity with the Mandatory Convertible Preferred Stock as to dividend payments and liquidation preference and that vote with the Mandatory Convertible Preferred Stock on most issues on which the preferred stock is permitted to vote, which may negatively affect your investment.

Without giving effect to the shares of Mandatory Convertible Preferred Stock that we are offering hereby or the 6,000,000 shares of Series A Preferred Stock issued and outstanding, we have the authority under our Certificate of Incorporation to issue 20,000,000 shares of preferred stock. Our Certificate of Incorporation does not prohibit us from issuing additional series of preferred stock that would rank on a parity with the Mandatory Convertible Preferred Stock. The issuance of any such series of preferred stock could have the effect of reducing the amounts available to the holders of the Mandatory Convertible Preferred Stock in the event of our liquidation. If we do not have sufficient funds to pay dividends on the outstanding Mandatory Convertible Preferred Stock and such other series of preferred stock, it would also reduce amounts available to the holders of the Mandatory Convertible Preferred Stock for the payment of dividends. Except with respect to changes to our Certificate of Incorporation that adversely affect only one series of our preferred stock, the holders of the Mandatory Convertible Preferred Stock and any other series of preferred stock that we issue vote together, as a class, on the issues on which our preferred stock has the right to vote, including our consolidation or merger with another corporation. The interests of the holders of any other series of preferred stock that we issue may be different from the interests of the holders of the Mandatory Convertible Preferred Stock. See “—You will have no voting rights except under limited circumstances, and you will need to act through the depositary to exercise any voting rights with respect to the Mandatory Convertible Preferred Stock.”

Risks related to the Proposed Verizon Transaction

The Proposed Verizon Transaction may not be completed within the expected timeframe, if at all, and the pendency of the Proposed Verizon Transaction could adversely affect our business, financial conditions and results of operations.

Completion of the Proposed Verizon Transaction is subject to the satisfaction (or waiver) of a number of conditions, many of which are beyond our control and may prevent, delay or otherwise negatively affect its completion. We cannot predict when these conditions will be satisfied, if at all. Failure to complete the Proposed Verizon Transaction would, and any delay in completing the Proposed Verizon Transaction could, prevent us from realizing the anticipated benefits from the Proposed Verizon Transaction, which may negatively impact the market price of our securities, including the depositary shares and our Common Stock. Additionally, if we fail to close the Proposed Verizon Transaction and are otherwise in breach of our obligations, we could be liable for damages.

Pursuant to the terms of the Master Agreement, fewer than the 11,489 Sites currently anticipated to be included in the Proposed Verizon Transaction may be included as part of the Proposed Verizon Transaction at closing.

Failure to successfully and efficiently integrate acquired or leased assets, including the Verizon Assets, into our operations may adversely affect our business, financial conditions and results of operations.

Integrating acquired portfolios of communications sites may require significant resources, as well as attention from our management team. In addition, we may incur certain non-recurring charges associated with the integration of acquired or leased assets or businesses into our operations. Further, the significant acquisition-related integration costs could materially and adversely affect our results of operations in the period in which such charges are recorded or our cash flow in the period in which any related costs are actually paid. For example, the integration of the Verizon Assets, which includes up to 11,489 towers, into our operations will be a significant undertaking, and we anticipate that we will incur certain non-recurring charges associated with the integration of the Verizon Assets into our operations, including costs for tasks such as tower visits and audits and ground and tenant lease verifications. Additional integration challenges include:

•	transitioning all data related to the Verizon Assets, tenants and landlords to a common information technology system;

•	successfully marketing space on the Verizon Assets;

•	successfully transitioning the ground lease rent payment and the tenant billing and collection processes;

•	retaining existing tenants on the Verizon Assets; and

•	maintaining our standards, controls, procedures and policies with respect to the Verizon Assets.

Additionally, we may fail to successfully integrate the assets we acquire or fail to utilize such assets to their full capacity. If we are not able to meet these integration challenges, we may not realize the benefits we expect from our acquired portfolios and businesses, including the Proposed Verizon Transaction, and our business, financial condition and results of operations will be adversely affected.

We are not providing audited historical financial information for the Verizon Assets or pro forma financial statements reflecting the impact of the Proposed Verizon Transaction on our historical operating results.

Following the closing of the Proposed Verizon Transaction, we will be required to file a current report on Form 8-K that contains audited income statement data for the Verizon Assets for the fiscal year ended December 31, 2014, as well as unaudited information for the relevant interim period, and, based on that income statement data, pro forma income statement information for those periods reflecting the estimated pro forma impact of the Proposed Verizon Transaction. We do not expect to file the current report on Form 8-K with the required financial information until after the closing of the Proposed Verizon Transaction and, as a result, we are not in a position at this time to include this information in this prospectus supplement. As a result, investors will be required to determine whether to participate in this offering without the benefit of this historical and pro forma financial information.

It is possible that the audit and review of the Verizon Assets’ income statement data, our preparation of pro forma information or our experience in operating the Verizon Assets will require us to adjust our expectations regarding the impact of the Proposed Verizon Transaction on our operating results, which may be significantly lower than anticipated.

The bankruptcy of certain subsidiaries of Verizon that are lessors or sublessors of Sites to one of our subsidiaries, or our failure to exercise the Purchase Options available to us pursuant to the Proposed Verizon Transaction, may adversely affect our business, financial conditions and results of operations.

If the Proposed Verizon Transaction is consummated, a substantial number of the Sites that are part of the Proposed Verizon Transaction will be located on land leased from third parties. At the closing of the Proposed Verizon Transaction, one of our subsidiaries will lease or sublease, or otherwise be granted the right to manage and operate, the MPL Sites from certain subsidiaries of Verizon, in an arrangement similar to the master lease arrangements we have with other carriers with respect to certain existing towers. If one of these Verizon subsidiaries becomes a debtor in a bankruptcy proceeding and is permitted to reject the underlying ground lease, our subsidiary could lose its interest in the applicable MPL Sites. If our subsidiary loses its interest in the applicable Sites or if the applicable ground leases were to be terminated, we would lose the cash flow derived from these Sites, which may have a material adverse effect on our business, financial conditions and results of operations. We will have similar bankruptcy risks with respect to Sites that we operate under management agreements.

Under the definitive agreements governing the Proposed Verizon Transaction, we will have the option to purchase certain Sites at the end of their respective lease or sublease terms for aggregate option payments of up to approximately $5.0 billion, which payments, if the options are exercised, will be due between 2034 and 2047. We may not have the required available capital to exercise our rights to purchase these Sites at the time the Purchase Options are required to be exercised. Even if we do have the required available capital, we may choose not to exercise our rights to purchase some or all of these Sites for business or other reasons. In the event that we do not exercise the Purchase Options, or are otherwise unable to acquire an interest that would allow us to continue to operate these Sites after their respective lease terms, we will lose the future cash flows from these Sites, which may have a material adverse effect on our business, financial conditions and results of operations. In the event that we decide to exercise the Purchase Options, the benefits of the acquisition of the applicable Sites may not exceed the related costs, which could adversely affect our business, financial conditions and results of operations.

Investors will not have any rights to require us to repurchase, redeem or repay any of the depositary shares if the Proposed Verizon Transaction is not completed.

Investors will not have any rights to require us to repurchase, redeem or repay any of the depositary shares if the Proposed Verizon Transaction is not completed. Further, investors will not have any right to require us to repurchase, redeem or repay any of the depositary shares if, subsequent to the completion of this offering, we or Verizon experience any changes in our business or financial condition or if the terms of the Proposed Verizon Transaction or the financing thereof change. Even if we repurchase, redeem or repay the depositary shares, investors may not obtain their expected return and may not be able to reinvest the proceeds from such repurchase, redemption or repayment in an investment that results in a comparable return.

If the Proposed Verizon Transaction is not completed, our management will have broad discretion to use the net proceeds of this offering.

This offering is not contingent upon the completion of the Proposed Verizon Transaction. Accordingly, if the Proposed Verizon Transaction is not completed, our management will have broad discretion to use the net proceeds of this offering for general corporate purposes. General corporate purposes may include, without limitation, the financing of other pending acquisitions, such as the Other Proposed Acquisitions, and repaying existing indebtedness. See “Use of Proceeds.” Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity, as part of your investment decision, to evaluate the economic, financial or other information upon which our management bases its decisions.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $             from the sale of the depositary shares (or approximately $             if the underwriters exercise their over-allotment option to purchase additional depositary shares in full), after deducting the estimated underwriting discounts and commissions and estimated expenses of this offering payable by us. We intend to use the net proceeds of this offering, together with the net proceeds of the concurrent Common Stock Offering, if completed, cash on hand and borrowings under our revolving credit facilities, to finance the Proposed Verizon Transaction and to pay related fees and expenses.

This offering is not contingent on the completion of the Proposed Verizon Transaction. If the Proposed Verizon Transaction is not completed, we intend to use the net proceeds from this offering for general corporate purposes, which may include the financing of other pending acquisitions, such as the Other Proposed Acquisitions, or repaying our existing indebtedness. See “Prospectus Supplement Summary—Recent Developments— Proposed Verizon Transaction” and “Capitalization.”

Pending use, the net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt. Our management will have broad discretion in the application of the net proceeds, and the purposes for which the net proceeds are used may change from those described above.

The following table outlines the sources and uses of funds for the Proposed Verizon Transaction, assuming no exercise by the underwriters of their over-allotment options with respect to this offering or the Common Stock Offering. The table assumes that the Proposed Verizon Transaction and the financing transactions are completed simultaneously, although this offering and the Common Stock Offering are expected to occur before completion of the Proposed Verizon Transaction.

All of the amounts in the following table are estimated. The actual amounts may vary from the estimated amounts set forth in the following table. You should read the following together with the information included under “—Recent Developments—Proposed Verizon Transaction” and “Capitalization.”

Sources of funds		Uses of funds
(Dollars in millions)
Cash on hand	$ 75	Proposed Verizon Transaction consideration	$5,056
Depositary shares offered hereby, before discounts, commissions and expenses (1)	1,250	Proposed Verizon Transaction fees and expenses (4)	91
Common Stock Offering, before discounts, commissions and expenses (2)	2,287
Borrowings under our revolving credit facilities, before financing fees and expenses (3)	1,535

Total sources of funds	$ 5,147	Total uses of funds	$ 5,147

(1)	The gross proceeds from this offering have been calculated by assuming a public offering price of $100.00 per depositary share, and assuming no exercise by the underwriters of their over-allotment option to purchase additional depositary shares.
(2)

Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 23,500,000 shares of our Common Stock (or 25,850,000 shares, if the underwriters exercise their over-allotment option to purchase up to an additional 2,350,000 shares of our Common Stock in full) for cash. The gross proceeds from the Common Stock Offering have been calculated by assuming a public offering price of $97.33 per share of our Common Stock, which is equal to the last reported sale price of our Common Stock on the NYSE on February 23, 2015, and assuming no exercise by the underwriters of their over-allotment option to purchase additional shares. A $1.00 increase (decrease) in the assumed public offering price per share of our Common Stock would increase (decrease) the gross proceeds received by us from the Common Stock

Offering by approximately $23.50 million (or approximately $25.85 million if the underwriters exercise their over-allotment option to purchase additional shares of our Common Stock in full).
(3)	We expect to borrow $ under the 2013 Credit Facility and $ under the 2014 Credit Facility. To the extent that the aggregate net proceeds from this offering and the concurrent Common Stock Offering are less than the aggregate amount assumed in the foregoing table (whether due to a change in the respective public offering prices or number of shares issued or sold), we intend to increase the amounts borrowed under our revolving credit facilities and/or borrow under the bridge loan commitment in order to fund the Proposed Verizon Transaction.
(4)	Includes estimated fees and expenses related to the Proposed Verizon Transaction and the financing of the Proposed Verizon Transaction, including underwriting discounts and commissions, legal, accounting and advisory fees, financing fees and other transaction costs.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of December 31, 2014:

•	on a historical basis;

•

on an “as adjusted” basis, after giving effect to (i) net borrowings of $45 million under the 2014 Credit Facility, (ii) net borrowings of $115 million under the 2013 Credit Facility, (iii) incremental borrowings of $500 million under the 2013 Term Loan and (iv) the redemption of our outstanding 4.625% senior notes due 2015; and

•

on an “as further adjusted” basis after giving effect to receipt of (but not the application of) the following: (i) approximately $         of net proceeds in this offering, after deducting underwriting discounts and commissions and estimated expenses payable by us (assuming no exercise of the underwriters’ over-allotment option to purchase additional depositary shares); (ii) approximately $         of net proceeds in the Common Stock Offering, after deducting underwriting discounts and commissions and estimated expenses payable by us (assuming no exercise of the underwriters’ over-allotment option to purchase additional shares of Common Stock); and (iii) approximately $         of borrowings under the 2013 Credit Facility and approximately $         of borrowings under the 2014 Credit Facility.

We have the ability to borrow additional amounts under our revolving credit facilities. You should read the capitalization table below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement.

	As of December 31, 2014
	Historical	As Adjusted	As Further Adjusted
	(In thousands)
Cash and cash equivalents (1)(2)	$313,492	$369,953	$

Long-term debt, including current portion (3):
American Tower secured and other subsidiary debt:
Secured Tower Revenue Securities, Series 2013-1A	500,000	500,000		500,000
Secured Tower Revenue Securities, Series 2013-2A	1,300,000	1,300,000		1,300,000
Unison Notes (4)	203,683	203,683		203,683
South African facility (5)	75,133	75,133		75,133
Colombian credit facility (6)	83,596	83,596		83,596
Shareholder loans (7)	137,655	137,655		137,655
Mexican loan (8)	263,426	263,426		263,426
GTP Notes (9)	1,263,983	1,263,983		1,263,983
BR Towers debentures (10)	118,688	118,688		118,688
BR Towers credit facility (10)	16,389	16,389		16,389
Other debt, including capital lease obligations	95,382	95,382		95,382

Total American Tower subsidiary debt	4,057,935	4,057,935		4,057,935
American Tower Corporation debt:
2013 Term Loan	1,500,000	2,000,000		2,000,000
2013 Credit Facility	—	115,000
2014 Credit Facility	1,100,000	1,145,000
4.625% senior notes due 2015 (11)	599,958	—		—
7.00% senior notes due 2017	500,000	500,000		500,000
4.50% senior notes due 2018	999,631	999,631		999,631

	As of December 31, 2014
	Historical	As Adjusted	As Further Adjusted
	(In thousands)
3.40% senior notes due 2019	1,005,509	1,005,509		1,005,509
7.25% senior notes due 2019	297,260	297,260		297,260
5.05% senior notes due 2020	699,496	699,496		699,496
3.450% senior notes due 2021	646,394	646,394		646,394
5.90% senior notes due 2021	499,474	499,474		499,474
4.70% senior notes due 2022	698,987	698,987		698,987
3.50% senior notes due 2023	993,230	993,230		993,230
5.00% senior notes due 2024	1,010,834	1,010,834		1,010,834

Total American Tower Corporation debt	10,550,773	10,610,815

Total long-term debt, including current portion	$14,608,708	$14,668,750	$

Equity:
Preferred stock (12)
Mandatory Convertible Preferred Stock, Series A	$60	$60		$60
Mandatory Convertible Preferred Stock, Series B	—	—
Common Stock (13).	3,995	3,995
Additional paid-in capital	5,788,786	5,788,786
Distributions in excess of earnings	(837,320)	(837,320)		(837,320)
Accumulated other comprehensive loss	(794,221)	(794,221)		(794,221)
Treasury stock	(207,740)	(207,740)		(207,740)

American Tower Corporation equity	3,953,560	3,953,560
Non-controlling interest	99,792	99,792		99,792

Total equity	4,053,352	4,053,352

Total capitalization	$18,662,060	$18,722,102	$

(1)	Does not reflect the distribution of approximately $150.7 million to our common stockholders of record on December 16, 2014, or the distribution of approximately $7.9 million to our preferred stockholders of record on February 1, 2015, both of which were accrued for at December 31, 2014, and paid on January 13, 2015 and February 16, 2015, respectively.
(2)	As of December 31, 2014, amount excludes approximately $160.2 million of restricted funds pledged as collateral to secure obligations and cash, the use of which is otherwise limited by contractual provisions. The amount is also before any application of the net proceeds from this offering, the Common Stock Offering or the borrowings under our revolving credit facilities, which we expect to use, together with cash on hand, to finance the Proposed Verizon Transaction and to pay related fees and expenses. If the Proposed Verizon Transaction is completed, after giving effect to the application of the net proceeds as set forth in “Use of Proceeds,” cash and cash equivalents would have been $ .
(3)	Excludes intercompany indebtedness that is eliminated in our consolidated financial statements.
(4)	Assumed by us in connection with the acquisition of certain legal entities holding a portfolio of property interests from Unison Holdings, LLC and Unison Site Management II, L.L.C.
(5)	Denominated in South African Rand.
(6)	Denominated in Colombian Pesos.
(7)	Represents balances attributable to minority shareholder loans in the Company’s joint ventures in Ghana and Uganda. The Ghana loan is denominated in Ghanaian Cedi and the Uganda loan is denominated in U.S. Dollars.
(8)	Denominated in Mexican Pesos.
(9)	Securitized indebtedness assumed in connection with our acquisition of MIP Tower Holdings LLC in October 2013.

(10)	Secured indebtedness assumed in connection with our acquisition of BR Towers in November 2014. The BR Towers debentures and BR Towers credit facility are denominated in Brazilian Real.
(11)	Redeemed in full on February 11, 2015 for an aggregate redemption price of $613.6 million, including approximately $10.0 million of accrued and unpaid interest, which was funded with borrowings under the 2013 Credit Facility.
(12)	Consists of preferred stock, par value $0.01 per share—20,000,000 shares authorized, 6,000,000 shares of Mandatory Convertible Preferred Stock, Series A issued and outstanding (actual, as adjusted and as further adjusted basis), no shares of Mandatory Convertible Preferred Stock, Series B issued and outstanding (actual and as adjusted basis) and shares of Mandatory Convertible Preferred Stock, Series B issued and outstanding (as further adjusted basis).
(13)	Consists of common stock, par value $0.01 per share—1,000,000,000 shares authorized, 399,508,751 shares issued and 396,698,725 shares outstanding, as of December 31, 2014 (actual, as adjusted and as further adjusted basis).

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our Common Stock trades on the NYSE under the symbol “AMT.” The following table presents reported quarterly high and low per share sale prices of our Common Stock on the NYSE for the periods indicated below.

2015	High	Low
Quarter ended March 31(through February 23, 2015)	$101.88	$94.77

2014	High	Low
Quarter ended March 31	$84.90	$78.38
Quarter ended June 30	90.73	80.10
Quarter ended September 30	99.90	89.05
Quarter ended December 31	106.31	90.20

2013	High	Low
Quarter ended March 31	$79.98	$72.56
Quarter ended June 30	85.26	69.54
Quarter ended September 30	78.33	67.89
Quarter ended December 31	81.36	71.55

On February 23, 2015, the closing price of our Common Stock was $97.33 per share as reported on the NYSE. As of February 13, 2015, we had 396,708,636 outstanding shares of Common Stock and 166 registered holders.

Dividends

As a REIT, we must annually distribute to our stockholders an amount equal to at least 90% of our REIT taxable income (determined before the deduction for distributed earnings and excluding any net capital gain). Generally, we expect to distribute all or substantially all of our REIT taxable income after taking into consideration our net operating loss carryforwards. The amount, timing and frequency of future distributions will be at the sole discretion of our board of directors (or an authorized committee thereof) and will be declared based upon various factors, a number of which may be beyond our control, including our financial condition and operating cash flows, the amount required to maintain our qualification for taxation as a REIT and reduce any income and excise taxes that we otherwise would be required to pay, limitations on distributions in our existing and future debt and preferred equity instruments, our ability to utilize net operating losses to offset our distribution requirements, limitations on our ability to fund distributions using cash generated through our taxable REIT subsidiaries and other factors that our board of directors (or an authorized committee thereof) may deem relevant.

During the periods indicated below, we declared the following regular cash distributions to our stockholders:

Declaration Date	Payment Date	Record Date	Distribution per Share	Aggregate Payment Amount (in millions)
Year ended December 31, 2014
March 6, 2014	April 25, 2014	April 10, 2014	$0.32	$126.6
May 21, 2014	July 16, 2014	June 17, 2014	$0.34	$134.6
September 10, 2014	October 7, 2014	September 23, 2014	$0.36	$142.7
December 2, 2014	January 13, 2015	December 16, 2014	$0.38	$150.7

Year ended December 31, 2013
March 12, 2013	April 25, 2013	April 10, 2013	$0.26	$102.8
May 22, 2013	July 16, 2013	June 17, 2013	$0.27	$106.7
September 12, 2013	October 7, 2013	September 23, 2013	$0.28	$110.5
December 4, 2013	December 31, 2013	December 16, 2013	$0.29	$114.5

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK

In this description, the references to “American Tower,” “we,” “us” or “our” refer only to American Tower Corporation (and not to any of its affiliates, including its subsidiaries). The following description supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.

The following is a summary of certain provisions of our    % Mandatory Convertible Preferred Stock, Series B, par value of $0.01 per share. A copy of the certificate of designations setting forth the terms of the Mandatory Convertible Preferred Stock (the “Certificate of Designations”) as well as our Certificate of Incorporation is available upon request from us at the address set forth in the section of this prospectus supplement entitled “Where You Can Find More Information.” This description of the terms of the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the Certificate of Incorporation and the Certificate of Designations.

The depositary will be the sole holder of the Mandatory Convertible Preferred Stock, as described under “Description of Depositary Shares,” and all references in this prospectus supplement to the holders of the Mandatory Convertible Preferred Stock shall mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Mandatory Convertible Preferred Stock, subject to the terms of the deposit agreement and as described under “Description of Depositary Shares.” Each depositary share represents a 1/10th interest in a share of the Mandatory Convertible Preferred Stock.

General

We are offering 12,500,000 depositary shares, representing 1,250,000 shares of Mandatory Convertible Preferred Stock (or 13,750,000 depositary shares, representing 1,375,000 shares of Mandatory Convertible Preferred Stock if the underwriters exercise their over-allotment option in full). Pursuant to the Certificate of Incorporation, our board of directors is empowered, without any approval of our stockholders, to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, in one or more series by filing a certificate of designations with the Secretary of State of the State of Delaware. Such certificate of designations may set forth the voting powers, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, including dividend rates, the redemption provisions, if any, the rights of in the event of our voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions, if any, of conversion or exchange, and the terms and amount of a sinking fund, if any. As of the date of this prospectus supplement, 6,000,000 shares of preferred stock are outstanding. At the consummation of this offering, we expect to issue 1,250,000 shares of the Mandatory Convertible Preferred Stock in the form of depositary shares (or 1,375,000 shares of the Mandatory Convertible Preferred Stock in the form of depositary shares if the underwriters exercise their over-allotment option in full).

When issued, the Mandatory Convertible Preferred Stock and any Common Stock issued upon the conversion of the Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for stock, obligations, warrants or other securities of ours of any class. Computershare Inc. serves as the transfer agent and registrar of our Common Stock. Computershare will serve as the depositary, and Computershare Inc. will serve as the transfer agent and registrar for the Mandatory Convertible Preferred Stock.

Ranking

The Mandatory Convertible Preferred Stock, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, will rank:

•

senior to (i) our Common Stock and (ii) each class or series of our capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock (the “initial issue date”), the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (collectively, “junior stock”);

•

on parity with (i) the Series A Preferred Stock and (ii) each class or series of our capital stock established after the initial issue date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (collectively, “parity stock”);

•

junior to each class or series of our capital stock established after the initial issue date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution; and

•	junior to our existing and future indebtedness.

Dividends

Subject to the rights of holders of any class or series of our capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, holders of the Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of         % on the liquidation preference of $1,000.00 per share of the Mandatory Convertible Preferred Stock (the “dividend rate”) (equivalent to $             per annum per share of Mandatory Convertible Preferred stock or $             per annum per depositary share), payable in cash, by delivery of shares of our Common Stock or by delivery of any combination of cash and shares of our Common Stock, as determined by our board of directors (or an authorized committee thereof) in its sole discretion (subject to the limitations described below). See “—Method of Payment of Dividends” below. Declared dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on February 15, May 15, August 15 and November 15 of each year to and including the mandatory conversion date (as defined below), commencing May 15, 2015 (each, a “dividend payment date”), at the dividend rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant dividend payment date to holders of record of the Mandatory Convertible Preferred Stock as they appear on our stock register at 5:00 p.m., New York City time, on the immediately preceding February 1, May 1, August 1 and November 1 (each, a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. These record dates will apply regardless of whether a particular record date is a business day. A “business day” means any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay. Any accumulated and unpaid dividends from any preceding dividend period can be declared and paid on a date determined by the board of directors (or an authorized committee thereof) in its sole discretion.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the initial issue date of the Mandatory Convertible Preferred Stock and will end on and exclude the May 15, 2015 dividend payment date. The amount of dividends payable on each share of the Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for any period other than a full dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Stock for the first dividend period, assuming the initial issue date is March     , 2015, will be $             per share (based

on the annual dividend rate of    % and a liquidation preference of $1,000.00 per share) and will be payable, when, as and if declared, on May 15, 2015 to the holders of record thereof on May 1, 2015. The dividend on the Mandatory Convertible Preferred Stock for each subsequent dividend period, when, as and if declared, will be $             per share (based on the annual dividend rate of    % and a liquidation preference of $1,000.00 per share). Based on the same assumed initial issue date, the dividend on the depositary shares will be $             per depositary share for the initial dividend period and $             per depositary share for each subsequent dividend period. Accumulations of dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest.

No dividend will be declared or paid upon, or any sum of cash or number of shares of our Common Stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been or thereby are declared and paid upon, or a sufficient sum of cash and/or number of shares of our Common Stock has been or thereby is set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Our ability to declare and pay cash dividends and to make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock, may be limited by the terms of our and our subsidiaries’ existing and any future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See “Risk Factors—Risks related to this offering—Our ability to declare and pay dividends on the Mandatory Convertible Preferred Stock may be limited.”

So long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our Common Stock or any other class or series of junior stock, and no Common Stock or any other class or series of junior stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash and/or number of shares of our Common Stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to: (i) any dividend or distribution payable in shares of Common Stock or other junior stock, (ii) purchases, redemptions or other acquisitions of Common Stock or other junior stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the share dilution amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the share dilution amount shall in no event exceed the share dilution amount; (iii) any dividends or distributions of rights in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iv) the deemed purchase or acquisition of fractional interests in shares of our Common Stock or junior stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; or (v) purchases of Common Stock or other junior stock pursuant to a contractually binding requirement to buy Common Stock or other junior stock existing prior to the preceding dividend period, including under a stock repurchase plan; provided that such binding requirement was not entered into at a time when we were prohibited from making or unable to make, or in anticipation or contemplation of being prohibited from making or unable to make, dividend payments on the Mandatory Convertible Preferred Stock. The phrase “share dilution amount” means the increase in the number of diluted shares outstanding (determined in accordance with U.S. GAAP, and as measured from the initial issue date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any dividend payment date, or (ii) have been declared but a sum of cash or number of shares of our Common Stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such parity stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and such parity stock bear to each other; provided that any unpaid dividends will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid on any securities, including our Common Stock, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the shares of Mandatory Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period, including in connection with the payment of declared and unpaid dividends pursuant to the provisions described in “—Mandatory Conversion” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), determined in the sole discretion of our board of directors (or an authorized committee thereof):

•	in cash;

•	by delivery of shares of our Common Stock; or

•	by delivery of any combination of cash and shares of our Common Stock.

We will make each payment of a declared dividend on the shares of Mandatory Convertible Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our Common Stock. We will give the holders of the Mandatory Convertible Preferred Stock notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in shares of our Common Stock no later than ten scheduled trading days (as defined below) prior to the dividend payment date for such dividend; provided that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash.

If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our Common Stock, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the average VWAP per share of our Common Stock (as defined below) over the five consecutive trading day (as defined below) period beginning on and including the seventh scheduled trading day prior to the applicable dividend payment date (the “average price”).

No fractional shares of our Common Stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in payment or partial payment of a dividend. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of our Common Stock based on the average price with respect to such dividend.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of Common Stock issued as payment of a dividend on the shares of Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of ours for purposes of the Securities Act of 1933, as amended (the “Securities Act”). To the extent applicable, we will also use our commercially reasonable efforts to have the Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the NYSE (or if our Common Stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our Common Stock is then listed).

Notwithstanding the foregoing, in no event will the number of shares of our Common Stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $             , which amount represents 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below in “—Anti-dilution Adjustments” (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend exceeds the product of the (x) number of shares of our Common Stock delivered in connection with such declared dividend and (y) 97% of the average price, we will, if we are legally able to do so, pay such excess amount in cash.

Redemption

The Mandatory Convertible Preferred Stock and the depositary shares will not be redeemable, except that we may purchase the Mandatory Convertible Preferred Stock in limited circumstances relating to FCC Regulatory Limitations and our continued qualification as a REIT. See “—Ownership Limitations and Transfer Restrictions.”

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000.00 per share of the Mandatory Convertible Preferred Stock (the “liquidation preference”), plus an amount equal to accumulated and unpaid dividends on the shares to but excluding the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our stockholders, after satisfaction of liabilities to our creditors and holders of shares of any senior stock, and before any payment or distribution is made to holders of junior stock (including our Common Stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference plus an amount equal to accumulated and unpaid dividends on the shares of Mandatory Convertible Preferred Stock and all parity stock are not paid in full, the holders of the Mandatory Convertible Preferred Stock and any other such parity stock will share equally and ratably in any distribution of our assets in proportion to their liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets. See “—General” and “Risk Factors—Risks related to this offering—The Mandatory Convertible Preferred Stock will rank junior to all of our consolidated liabilities.”

Neither the sale of all or substantially all of our assets, nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

Our Certificate of Incorporation, including the Certificate of Designations for the Mandatory Convertible Preferred Stock, does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Mandatory Convertible Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Mandatory Convertible Preferred Stock will not have voting rights except as described below and as specifically required by Delaware law from time to time.

Whenever dividends on any shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our Common Stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of such shares of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled at such meeting to fill such newly created directorships by electing two additional directors (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall, at no time, include more than two preferred stock directors. In the event of a nonpayment, the holders of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock may request that a special meeting of stockholders be called to elect such preferred stock directors (provided, however, that if our next annual or a special meeting of stockholders is scheduled to be held within 90 calendar days of the receipt of such request, the election of such preferred stock directors, to the extent otherwise permitted by our By-Laws, as they may be amended or restated from time to time, will be included in the agenda for and will be held at such scheduled annual or special meeting of stockholders). The preferred stock directors will stand for reelection annually, at each subsequent annual meeting of the stockholders, so long as the holders of the Mandatory Convertible Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to elect preferred stock directors, the holders of a majority in voting power of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of voting preferred stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Mandatory Convertible Preferred Stock and other voting preferred stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the preferred stock directors.

As used in this prospectus supplement, “voting preferred stock” means any series of our preferred stock, in addition to the Mandatory Convertible Preferred Stock, ranking equally with the Mandatory Convertible Preferred Stock either as to dividends or to the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other voting preferred stock voted.

If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full, or declared and a sum (which may include shares of our Common Stock) sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of the Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of the Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter.

So long as any shares of the Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at an annual or special meeting of such stockholders:

(1)	amend or alter the provisions of the Certificate of Incorporation or the Certificate of Designations for the Mandatory Convertible Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of senior stock;

(2)	amend, alter or repeal the provisions of the Certificate of Incorporation or the Certificate of Designations for the Mandatory Convertible Preferred Stock so as to adversely affect the special rights, preferences, privileges or powers (including voting powers) of the Mandatory Convertible Preferred Stock; or

(3)	consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity, unless in each case: (i) the shares of the Mandatory Convertible Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or the Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent; and (ii) such shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and powers (including voting powers) of the surviving or resulting entity or its ultimate parent that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction (any such preferred stock being referred to herein as “qualifying preferred stock”), provided, however, that (1) any increase in the amount of our authorized but unissued shares of our preferred stock, (2) any increase in the amount of our authorized Mandatory Convertible Preferred Stock or the issuance of any additional shares of the Mandatory Convertible Preferred Stock or (3) the authorization or creation of any class or series of parity or junior stock, any increase in the amount of authorized but unissued shares of such class or series of parity or junior stock or the issuance of additional shares of such class or series of parity or junior stock will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or powers (including voting powers) of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote of holders of the Mandatory Convertible Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock, then only the series of voting preferred stock adversely affected and entitled to vote shall vote thereon.

Ownership Limitations and Transfer Restrictions

The Certificate of Incorporation contains restrictions on the ownership and transfer of our Common Stock and preferred stock (including the Mandatory Convertible Preferred Stock represented by the depositary shares offered hereby) intended to assist us in complying with FCC Regulatory Limitations and maintaining our status as a REIT for federal income tax purposes. See “Description of Common Stock—Restrictions on Ownership and Transfer—REIT Restrictions” and “Description of Common Stock—Restrictions on Ownership and Transfer—Federal Communications Laws Restrictions.”

As a result of these restrictions, no holder of Mandatory Convertible Preferred Stock will be entitled to receive our Common Stock following conversion of such Mandatory Convertible Preferred Stock to the extent that receipt of such Common Stock would cause such holder to exceed the ownership limits, or violate any of the other restrictions on ownership and transfer, contained in the Certificate of Incorporation. If any delivery of Common Stock owed to a holder upon conversion of Mandatory Convertible Preferred Stock is not made, in whole or in part, as a result of the Stock Ownership Limit (as defined in our Certificate of Incorporation) described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such holder (i) gives notice and satisfactory evidence to us that such delivery would not result in it exceeding the Stock Ownership Limit or (ii) obtains a suitable Excepted Holder Limit (as defined in our Certificate of Incorporation) from our board of directors (or an authorized committee thereof); provided, however, in the event any transfer of shares of our Common Stock or other event would result in a holder of our Mandatory Convertible Preferred Stock beneficially owning shares of Common Stock in excess of such ownership limits or would result in our disqualification as a REIT for federal income tax purposes, the foregoing will not prevent such shares of Common Stock from being redeemed by us or automatically transferred to a trust for the benefit of a charitable organization selected by our board of directors (or an authorized committee thereof) or limit the authority of our board of directors (or an authorized committee thereof) to take such other actions pursuant to the Certificate of Incorporation in order to ensure that we remain qualified as a REIT for federal income tax purposes. If any delivery of Common Stock owed to a holder upon conversion of or payment of a dividend on the Mandatory Convertible Preferred Stock is not made, in whole or in part, as a result of the FCC Regulatory Limitations, nothing herein will prevent the board of directors (or an authorized committee thereof) from taking any action pursuant to the Certificate of Incorporation. See “Description of Common Stock—Restrictions on Ownership and Transfer—Federal Communications Laws Restrictions.”

Mandatory Conversion

Each share of the Mandatory Convertible Preferred Stock, unless previously converted or redeemed, will automatically convert on February 15, 2018, into a number of shares of our Common Stock equal to the conversion rate described below. If we declare a dividend for the dividend period ending on the mandatory conversion date, we will pay such dividend to the holders of record as of the immediately preceding record date, as described above under “—Dividends.” If on or prior to the mandatory conversion date we have not declared and paid, or set aside for payment, all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our Common Stock equal to the amount of such undeclared, accumulated and unpaid dividends (the “additional conversion amount”) divided by the greater of the floor price and 97% of the average price. To the extent that the additional conversion amount exceeds the product of the number of additional shares and 97% of the average price, we will, if we are legally able to do so, declare and pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Stock.

The conversion rate, which is the number of shares of our Common Stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock on the mandatory conversion date, will, subject to adjustment as described in “—Anti-dilution Adjustments” below, be as follows:

•

if the applicable market value of our Common Stock is greater than $            (the “threshold appreciation price”), then the conversion rate will be the minimum conversion rate of             shares of our Common Stock per share of the Mandatory Convertible Preferred Stock, which is approximately equal to $1,000.00 divided by the threshold appreciation price;

•

if the applicable market value of our Common Stock is less than or equal to the threshold appreciation price but greater than or equal to $            (the “initial price,” which equals the per share public offering price of the Common Stock in the concurrent Common Stock Offering or, if the concurrent Common Stock Offering does not price prior to or concurrently with the pricing of this offering, the last reported sale price of our Common Stock on                     , 2015), then the conversion rate will be equal to $1,000.00 divided by the applicable market value of our Common Stock, which will be between and shares of our Common Stock per share of the Mandatory Convertible Preferred Stock; or

•

if the applicable market value of our Common Stock is less than the initial price, then the conversion rate will be the maximum conversion rate of             shares of our Common Stock per share of the Mandatory Convertible Preferred Stock, which is approximately equal to $1,000.00 divided by the initial price.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.” The fixed conversion rates, the initial price, the threshold appreciation price and the applicable market value are each subject to adjustment as described in “—Anti-dilution Adjustments” below.

Hypothetical conversion values upon mandatory conversion

For illustrative purposes only, the following table shows the number of shares of our Common Stock that a holder of the Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of the Mandatory Convertible Preferred Stock at various applicable market values for our Common Stock. The table assumes that there will be no conversion adjustments as described below in “—Anti-dilution Adjustments” and that dividends on the Mandatory Convertible Preferred Stock will be paid in cash and not in additional shares of our Common Stock. The actual applicable market value of our Common Stock may differ from those set forth in the table below. Given an initial price of $             and a threshold appreciation price of $             , a holder of the Mandatory Convertible Preferred Stock would receive on the mandatory conversion date the number of shares of our Common Stock per share of the Mandatory Convertible Preferred Stock set forth below:

Applicable market value of our Common Stock	Number of shares of our Common Stock to be received upon mandatory conversion	Conversion value (applicable market value multiplied by the number of shares of our Common Stock to be received upon mandatory conversion)
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$

Accordingly, if the applicable market value of our Common Stock is greater than the threshold appreciation price, the aggregate market value of our Common Stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be greater than the $1,000.00 liquidation preference of a share of the Mandatory Convertible Preferred Stock, assuming that the market price of our Common Stock on the mandatory conversion date is the same as the applicable market value of our Common Stock. If the applicable market value for our Common Stock is equal to or greater than the initial price and equal to or less than the threshold appreciation price, the aggregate market value of our Common Stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be equal to the $1,000.00 liquidation preference of a share of the Mandatory Convertible Preferred Stock, assuming that the market price of our Common Stock on the mandatory conversion date is the same as the applicable market value of our Common Stock. If the applicable market value of our Common Stock is less than the initial price, the aggregate market value of our Common Stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $1,000.00 liquidation preference of a share of the Mandatory Convertible Preferred Stock, assuming that the market price of our Common Stock on the mandatory conversion date is the same as the applicable market value of our Common Stock.

Definitions

The “applicable market value” means the average VWAP per share of our Common Stock over the 20 consecutive trading day period (the “settlement period”) beginning on and including the 22nd scheduled trading day immediately preceding the mandatory conversion date.

The “threshold appreciation price” represents a    % appreciation over the initial price.

A “trading day” is a day on which our Common Stock:

•

is not suspended from trading, and on which trading in our Common Stock is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and

•	has traded at least once on the national or regional securities exchange or association or over-the- counter market that is the primary market for the trading of our Common Stock;

provided that if our Common Stock is not traded on any such exchange, association or market, “trading day” means any business day.

A “scheduled trading day” is any day that is scheduled to be a trading day.

“VWAP” per share of our Common Stock on any trading day means the per share volume-weighted average price as displayed on Bloomberg page “AMT<EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, “VWAP” means the market value per share of our Common Stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose.

The “average VWAP” means the average of the VWAPs for each trading day in the relevant period.

Conversion at the Option of the Holder

Other than during a fundamental change conversion period (as defined below in “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), holders of the Mandatory Convertible Preferred Stock have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock (equivalent to 10 depositary shares)), at any time prior to the mandatory conversion date (“early conversion”), into shares of our Common Stock at the minimum conversion rate of shares of our Common Stock per share of the Mandatory Convertible Preferred Stock, subject to adjustment as described in “—Anti-dilution Adjustments” below.

If, as of the effective date of any early conversion (the “early conversion date”), we have not declared and paid, or set aside for payment, all or any portion of the accumulated dividends for all dividend periods ending on a dividend payment date prior to such early conversion date, the conversion rate for such early conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time will receive cash or an additional number of shares of our Common Stock equal to such amount of undeclared, accumulated and unpaid dividends for such prior dividend periods, divided by the greater of the floor price and the average VWAP per share of our Common Stock over the 20 consecutive trading day period (the “early conversion settlement period”) commencing on and including the 22nd scheduled trading day immediately preceding the early conversion date (the “early conversion average price”). Notwithstanding the last sentence under “—Method of Payment of Dividends” above, to the extent that the cash amount of the undeclared, accumulated and unpaid dividends for all dividend periods ending on a dividend payment date prior to the relevant early conversion date exceeds the value of the product of the number of additional shares added to the conversion rate and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Except as described above, upon any early conversion of any Mandatory Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares of the Mandatory Convertible Preferred Stock as of such record date, as described in the section above entitled “—Dividends.”

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount

General

If a “fundamental change” (as defined below) occurs on or prior to the mandatory conversion date, holders of the Mandatory Convertible Preferred Stock will have the right to:

(i)	convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock (equivalent to 10 depositary shares)), into Common Stock at the fundamental change conversion rate described below;

(ii)	with respect to such converted shares, receive a fundamental change dividend make-whole amount (as defined below) payable in cash or shares of our Common Stock; and

(iii)	with respect to such converted shares, receive the accumulated dividend amount (as defined below) payable in cash or shares of our Common Stock,

subject, in the case of clauses (ii) and (iii), to certain limitations with respect to the number of shares of our Common Stock that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the effective date of a fundamental change falls during a dividend period for which we have declared a dividend, we will pay such dividend on the relevant dividend payment date to the holders of record on the immediately preceding record date, as described in “—Dividends,” and the accumulated dividend amount will not include the amount of such dividend, and the fundamental change dividend make-whole amount will not include the present value of such dividend.

To exercise this right, holders must submit their Mandatory Convertible Preferred Stock for conversion at any time during the period (the “fundamental change conversion period”) beginning on the effective date of such fundamental change (as defined below) and ending at 5:00 p.m., New York City time, on the date that is 20 calendar days after the effective date (or, if earlier, the mandatory conversion date) at the conversion rate specified in the table below (the “fundamental change conversion rate”). Holders of the Mandatory Convertible Preferred Stock who do not submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant fundamental change conversion rate or to receive the relevant fundamental change dividend make-whole amount or the relevant accumulated dividend amount.

We will notify holders of the anticipated effective date of a fundamental change at least 20 calendar days prior to such anticipated effective date or, if such prior notice is not practicable, notify holders of the effective date of a fundamental change no later than the second business day immediately following the actual effective date. Such notice shall state:

•	the event causing the fundamental change;

•	the anticipated effective date or actual effective date of the fundamental change, as the case may be;

•

that holders of the Mandatory Convertible Preferred Stock will have the right to effect a fundamental change conversion in connection with such fundamental change during the fundamental change conversion period;

•	the fundamental change conversion period; and

•	the instructions a holder of the Mandatory Convertible Preferred Stock must follow to effect a fundamental change conversion in connection with such fundamental change.

If we notify holders of a fundamental change later than the 20th calendar day prior to the effective date of a fundamental change, the fundamental change conversion period will be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the effective date of the fundamental change to, but excluding, the date of the notice; provided that the fundamental change conversion period will not be extended beyond the mandatory conversion date.

A “fundamental change” will be deemed to have occurred, at such time after the initial issue date of the Mandatory Convertible Preferred Stock, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of our outstanding Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not Common Stock that is listed on, or immediately after the transaction or event will be listed on, any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us, any of our majority-owned subsidiaries or any of our or our majority-owned subsidiaries’ employee benefit plans, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our directors; (iii) our Common Stock (or, following a reorganization event, any Common Stock, depositary receipts or other securities representing common equity interests into which the Mandatory Convertible Preferred Stock becomes convertible in connection with such reorganization event) ceases to be listed for trading on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or another U.S. national securities exchange (each, a “qualifying market”); or (iv) our stockholders approve any plan for our liquidation, dissolution or winding up.

Fundamental change conversion rate

The fundamental change conversion rate will be determined by reference to the table below and is based on the effective date of the fundamental change (the “fundamental change effective date”) and the price (the “fundamental change share price”) paid or deemed paid per share of our Common Stock in such fundamental change. If the holders of our Common Stock receive only cash in the fundamental change, the fundamental change share price shall be the cash amount paid per share. Otherwise, the fundamental change share price shall be the average VWAP per share of our Common Stock over the 10 consecutive trading day period ending on the trading day preceding the fundamental change effective date.

The fundamental change share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of the Mandatory Convertible Preferred Stock are adjusted. The adjusted share prices will equal the fundamental change share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth in “—Anti-dilution Adjustments.”

The following table sets forth the fundamental change conversion rate per share of the Mandatory Convertible Preferred Stock for each fundamental change share price and fundamental change effective date set forth below.

Share price on effective date
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$
March , 2015
February 15, 2016
February 15, 2017
February 15, 2018

The exact fundamental change share price and fundamental change effective date may not be set forth in the table, in which case:

•

if the fundamental change share price is between two fundamental change share price amounts on the table or the fundamental change effective date is between two dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower fundamental change share price amounts and the two fundamental change effective dates, as applicable, based on a 365-day year;

•

if the fundamental change share price is in excess of $             per share (subject to adjustment as described above), then the fundamental change conversion rate will be the minimum conversion rate, subject to adjustment; and

•

if the fundamental change share price is less than $             per share (subject to adjustment as described above), then the fundamental change conversion rate will be the maximum conversion rate, subject to adjustment.

Fundamental change dividend make-whole amount and accumulated dividend amount

For any shares of the Mandatory Convertible Preferred Stock that are converted during the fundamental change conversion period, in addition to the Common Stock issued upon conversion at the fundamental change conversion rate, we will at our option:

(a)	pay you in cash, to the extent we are legally permitted to do so, the present value, calculated using a discount rate of % per annum, of all dividend payments on the Mandatory Convertible Preferred Stock for all the remaining dividend periods and for the partial dividend period (excluding any accumulated dividend amount) from and including such fundamental change effective date to but excluding the mandatory conversion date (the “fundamental change dividend make-whole amount”),

(b)	increase the number of shares of our Common Stock to be issued on conversion by a number equal to (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and 97% of the fundamental change share price, or

(c)	pay the fundamental change dividend make-whole amount in a combination of cash and shares of our Common Stock in accordance with the provisions of clauses (a) and (b) above.

In addition, to the extent that the accumulated dividend amount exists as of the fundamental change effective date, holders who convert their Mandatory Convertible Preferred Stock within the fundamental change conversion period will be entitled to receive such accumulated dividend amount upon conversion. As used herein, the term “accumulated dividend amount” means, in connection with a fundamental change, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, for dividend periods prior to the relevant fundamental change effective date, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding such fundamental change effective date to, but excluding, such fundamental change effective date. The accumulated dividend amount will be payable at our election:

(x)	in cash, to the extent we are legally permitted to do so,

(y)	in an additional number of shares of our Common Stock equal to (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the fundamental change share price, or

(z)	in a combination of cash and shares of our Common Stock in accordance with the provisions of clauses (x) and (y) above.

We will pay the fundamental change dividend make-whole amount and the accumulated dividend amount in cash, except to the extent we elect on or prior to the second business day following the fundamental change effective date to make all or any portion of such payments in our Common Stock. In addition, if we elect to deliver Common Stock in respect of all or any portion of the fundamental change dividend make-whole amount or the accumulated dividend amount, to the extent that the fundamental change dividend make-whole amount or the accumulated dividend amount or the dollar amount of any portion thereof paid in Common Stock exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the fundamental change share price, we will, if we are legally able to do so, pay such excess amount in cash. Any such payment in cash may not be permitted by our then existing debt instruments, including any restricted payments covenants.

No fractional shares of our Common Stock will be delivered to converting holders of the Mandatory Convertible Preferred Stock in respect of the fundamental change dividend make-whole amount or the accumulated dividend amount. We will instead pay a cash adjustment to each converting holder that would otherwise be entitled to a fraction of a share of our Common Stock based on the average VWAP per share of our Common Stock over the five consecutive trading day period beginning on, and including, the seventh scheduled trading day immediately preceding the conversion date.

Not later than the second business day following the fundamental change effective date, we will notify holders of:

•	the fundamental change conversion rate;

•	the fundamental change dividend make-whole amount and whether we will pay such amount in cash, shares of our Common Stock or a combination thereof, specifying the combination, if applicable; and

•

the accumulated dividend amount as of the fundamental change effective date and whether we will pay such amount in cash, shares of our Common Stock or a combination thereof, specifying the combination, if applicable.

Our obligation to adjust the conversion rate in connection with a fundamental change and pay the fundamental change dividend make-whole amount (whether in cash, our Common Stock or any combination thereof) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Procedures

Upon mandatory conversion

Any outstanding shares of Mandatory Convertible Preferred Stock will automatically convert into Common Stock on the mandatory conversion date. The person or persons entitled to receive the shares of our Common Stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the mandatory conversion date. Except as provided in “—Anti-dilution Adjustments,” prior to 5:00 p.m., New York City time, on the mandatory conversion date, the Common Stock issuable upon conversion of the Mandatory Convertible

Preferred Stock will not be outstanding for any purpose and you will have no rights with respect to such Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock. A certificate representing the shares of Common Stock issuable upon conversion will be issued and delivered to the converting holder or, if the share of the Mandatory Convertible Preferred Stock being converted are in global form, the shares of Common Stock issuable upon conversion will be delivered to the converting holder through the facilities of DTC, in each case together with delivery by the Company to the converting holder of any cash to which the converting holder is entitled, on the later of (i) the third business day immediately succeeding the mandatory conversion date and (ii) the third business day immediately succeeding the last day of the settlement period.

Upon early conversion

If you elect to convert the Mandatory Convertible Preferred Stock prior to the mandatory conversion date, in the manner described in “—Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” you must observe the following conversion procedures:

•

If shares of the Mandatory Convertible Preferred Stock are in global form, to convert the Mandatory Convertible Preferred Stock you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program.

•

If shares of the Mandatory Convertible Preferred Stock are held in certificated form, you must comply with certain procedures set forth in the Certificate of Designations for the Mandatory Convertible Preferred Stock.

•	In either case, if required, you must pay all taxes or duties, if any.

The conversion date will be the date on which you have satisfied the foregoing requirements. You will not be required to pay any taxes or duties relating to the issuance or delivery of our Common Stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Common Stock in a name other than your own. Common Stock will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full and will be issued on the latest of (i) the third business day immediately succeeding the conversion date, (ii) the third business day immediately succeeding the last day of the early conversion settlement period and (iii) the business day after you have paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable conversion date. Prior to 5:00 p.m., New York City time, on the applicable conversion date, the Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be outstanding for any purpose and you will have no rights with respect to such Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Fractional shares

No fractional shares of our Common Stock will be issued to holders of the Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of our Common Stock otherwise issuable in respect of the aggregate number of shares of the Mandatory Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction and (ii) the average VWAP of our Common Stock over the five consecutive trading day period beginning on, and including, the seventh scheduled trading day immediately preceding the conversion date.

If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of our Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

Anti-dilution Adjustments

Each fixed conversion rate will be adjusted if:

(1) We issue shares of Common Stock to all holders of our Common Stock as a dividend or other distribution, in which event, each fixed conversion rate will be adjusted based on the following formula:

CR1 =	CR0 ×	OS1
OS0

where,

CR0	=	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our Common Stock entitled to receive such dividend or other distribution;

CR1	=	the fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our Common Stock entitled to receive such dividend or other distribution;

OS0	=	the number of shares of our Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination; and

OS1	=	the number of shares of our Common Stock that would be outstanding immediately after, and solely as a result of, such dividend or other distribution.

Any adjustment made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay or make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of our Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares that we hold in treasury. We will not pay any dividend or make any distribution on shares of our Common Stock that we hold in treasury.

(2) We issue to all holders of shares of our Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase our Common Stock at less than the “current market price” (as defined below) of shares of our Common Stock, in which case each fixed conversion rate will be adjusted based on the following formula:

CR1 =	CR0 ×	(OS0 + X)
(OS0 + Y)

where,

CR0	=	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our Common Stock entitled to receive such rights or warrants;

CR1	=	the fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our Common Stock entitled to receive such rights or warrants;

OS0	=	the number of shares of our Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination;

X	=	the number of shares of our Common Stock issuable pursuant to such rights or warrants; and

Y	=	the aggregate offering price payable to exercise such rights or warrants divided by the current market price of our Common Stock.

Any adjustment made pursuant to this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to issue such rights or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or our Common Stock is otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be readjusted to such fixed conversion rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our Common Stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase Common Stock at less than the current market price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final). For the purposes of this clause (2), the number of shares of our Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares that we hold in treasury. We will not issue any such rights or warrants in respect of shares of our Common Stock that we hold in treasury.

(3) We subdivide or combine our Common Stock, in which event, each fixed conversion rate will be adjusted based on the following formula:

CR1 =	CR0 ×	OS1
OS0

where,

CR0	=	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the effective date of such subdivision or combination;

CR1	=	the fixed conversion rate in effect at 5:00 p.m., New York City time, on such effective date;

OS0	=	the number of shares of our Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on such effective date (prior to giving effect to such subdivision or combination); and

OS1	=	the number of shares of our Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(4) We distribute to all holders of our Common Stock evidences of our indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets, excluding:

•	any dividend or distribution covered by clause (1) above;

•	any rights or warrants covered by clause (2) above (without regard to the exclusions thereunder);

•	any dividend or distribution covered by clause (5) below (without regard to the exclusions thereunder); and

•	any spin-off to which the provisions set forth below in this clause (4) shall apply, in which event each fixed conversion rate will be adjusted based on the following formula:

CR1 =	CR0 ×	CMP
(CMP – FMV)

where,

CR0	=	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for the determination of holders of our Common Stock entitled to receive such distribution;

CR1	=	the fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our Common Stock entitled to receive such distribution;

CMP	=	the current market price of our Common Stock; and

FMV	=	the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final), on such date fixed for determination of the portion of the evidences of indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets so distributed applicable to one share of our Common Stock.

In the event that we make a distribution to all holders of our Common Stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours (herein referred to as a “spin-off”), each fixed conversion rate will be adjusted based on the following formula:

CR1 =	CR0 ×	(FMV + CMP)
CMP

where,

CR0	=	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for the determination of holders of our Common Stock entitled to receive such distribution;

CR1	=	the fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our Common Stock entitled to receive such distribution;

CMP	=	the current market price of our Common Stock; and

FMV	=	the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final), of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of our Common Stock as of the 15th trading day after the effective date for such distribution (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the current market price of such securities).

Any adjustment made pursuant to this clause (4) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our Common Stock entitled to receive such distribution. In the event that such distribution described in this clause (4) is not so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. If an adjustment to each fixed conversion rate is required under this clause (4) during any settlement period or any early conversion settlement period in respect of shares of the Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the Common Stock issuable upon conversion will be delayed to the extent necessary in order to complete the calculations provided for in this clause (4).

(5) We pay or make a dividend or other distribution consisting exclusively of cash to all holders of our Common Stock, excluding:

•	any regular quarterly cash dividends or distributions of up to $0.38 per share of our Common Stock (the “initial dividend threshold”);

•	any cash that is distributed in a reorganization event (as described below);

•	any dividend or other distribution in connection with our voluntary or involuntary liquidation, dissolution or winding up; and

•	any consideration payable as part of a tender or exchange offer;

in which event, each fixed conversion rate will be adjusted based on the following formula:

CR1 =	CR0 ×	CMP
(CMP – C)

where,

CR0	=	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our Common Stock entitled to receive such dividend or other distribution;

CR1	=	the fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our Common Stock entitled to receive such dividend or other distribution;

CMP	=	the current market price of our Common Stock; and

C	=	the amount of cash per share of our Common Stock of such dividend or other distribution; provided that in the case of a regular quarterly cash dividend or distribution, such amount shall only include the amount of such dividend or distribution in excess of the initial dividend threshold.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the fixed conversion rates; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the fixed conversion rates under this clause (5). Any adjustment made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our Common Stock entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this clause (5) is not so paid or so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay such dividend or make such other distribution, to such fixed conversion rate which would then be in effect if such dividend or other distribution had not been declared.

(6) We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our Common Stock (excluding any securities convertible or exchangeable for our Common Stock), where the cash and the value of any other consideration included in the payment per share of our Common Stock exceeds the current market price of our Common Stock, in which event each fixed conversion rate will be adjusted based on the following formula:

CR1 =	CR0 ×	(FMV + (CMP × OS1)
(CMP × OS0)

where,

CR0	=	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “expiration date”);

CR1	=	the fixed conversion rate in effect at 5:00 p.m., New York City time, on the expiration date;

FMV	=	the aggregate cash and fair market value (as determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final) on the expiration date of any other consideration paid or payable for shares of Common Stock purchased in such tender or exchange offer;

CMP	=	the current market price of our Common Stock;

OS0	=	the number of shares of our Common Stock outstanding at the time such tender or exchange offer expires, including any purchased shares; and

OS1	=	the number of shares of our Common Stock outstanding at the time such tender or exchange offer expires, less any purchased shares.

Any adjustment made pursuant to this clause (6) shall become effective immediately after 5:00 p.m., New York City time, on the 10th trading day immediately following the expiration date but will be given effect as of 9:00 a.m., New York City time, on the expiration date for the tender or exchange offer. In the event that we are, or one of our subsidiaries is, obligated to purchase our Common Stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversation rate shall be readjusted to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversation rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If an adjustment to each fixed conversion rate is required pursuant to this clause (6) during any settlement period or any early conversion settlement period in respect of shares of the Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (6).

Except with respect to a spin-off, in cases where the fair market value of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets as to which clauses (4) or (5) above apply, applicable to one share of our Common Stock, distributed to stockholders equals or exceeds the current market price (as determined for purposes of calculating the conversion rate adjustment pursuant to such clause (4) or (5)), rather than being entitled to an adjustment in each fixed conversion rate, holders of the Mandatory Convertible Preferred Stock will be entitled to receive upon conversion, in addition to a number of shares of our Common Stock otherwise deliverable on the applicable conversion date, the kind and amount of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets comprising the distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our Common Stock entitled to receive the distribution, for each share of the Mandatory Convertible Preferred Stock, a number of shares of our Common Stock equal to the maximum conversion rate in effect on the date of such distribution.

To the extent that we have a rights plan in effect with respect to our Common Stock on any conversion date, upon conversion of any Mandatory Convertible Preferred Stock, you will receive, in addition to Common Stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our Common Stock, in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our Common Stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights pursuant to a rights plan that would allow you to receive upon conversion, in addition to any Common Stock, the rights described therein (unless such rights have separated from our Common Stock) shall not constitute a distribution of rights that would entitle you to an adjustment to the conversion rate.

For the purposes of determining the adjustment to the fixed conversion rate for the purposes of:

•

clauses (2), (4) (but only in the event of an adjustment thereunder not relating to a spin-off) and (5) above, the “current market price” of our Common Stock is the average VWAP per share of our Common Stock over the five consecutive trading day period ending on the trading day before the “ex-date” (as defined below) with respect to the issuance or distribution requiring such computation;

•

clause (4) above in the event of an adjustment thereunder relating to a spin-off, the “current market price” of our Common Stock and the capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, is the average VWAP per share over the first ten consecutive trading days commencing on and including the fifth trading day following the effective date of such distribution; and

•

clause (6) above, the “current market price” of our Common Stock is the average VWAP per share of our Common Stock over the ten consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date of the tender or exchange offer.

The term “ex-date,” when used with respect to any issuance or distribution, means the first date on which shares of our Common Stock trade without the right to receive such issuance or distribution.

In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our Common Stock resulting from any dividend or distribution of shares of our Common Stock (or issuance of rights or warrants to acquire shares of our Common Stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

In the event of a taxable distribution to holders of our Common Stock that results in an adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion, holders of depositary shares representing the Mandatory Convertible Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. See “Federal Income Tax Considerations Relevant to Holders of Depositary Shares Representing the Mandatory Convertible Preferred Stock.”

Adjustments to the fixed conversion rates will be calculated to the nearest 1/10,000th of a share of our Common Stock. Prior to the mandatory conversion date, no adjustment in a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the mandatory conversion date, an early conversion date and the effective date of a fundamental change, adjustments to the fixed conversion rates will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

No adjustment to the fixed conversion rates will be made if holders of Mandatory Convertible Preferred Stock may participate, at the same time, upon the same terms and otherwise on the same basis as holders of our Common Stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to such adjustment as if they held, for each share of the Mandatory Convertible Preferred Stock, a number of shares of our Common Stock equal to the maximum conversion rate then in effect.

The fixed conversion rates will not be adjusted:

(a)	upon the issuance of any shares of our Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in Common Stock under any plan;

(b)	upon the issuance of any shares of our Common Stock or rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

(c)	upon the issuance of any shares of our Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Mandatory Convertible Preferred Stock were first issued;

(d)	for a change in the par value of our Common Stock;

(e)	for stock repurchases that are not tender offers, including structured or derivative transactions;

(f)	as a result of a tender offer solely to holders of fewer than 100 shares of our Common Stock; or

(g)	for accumulated dividends on the Mandatory Convertible Preferred Stock, except as described above under “—Mandatory Conversion,” “—Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

We will be required, within ten business days after the fixed conversion rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of the Mandatory Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.

If an adjustment is made to the fixed conversion rates, (x) an inversely proportional adjustment also will be made to the threshold appreciation price and the initial price solely for the purposes of determining which clause of the definition of the conversion rate will apply on the mandatory conversion date and (y) an inversely proportional adjustment will also be made to the floor price. Whenever the terms of the Mandatory Convertible Preferred Stock require us to calculate the VWAP per share of our Common Stock over a span of multiple days, our board of directors, or an authorized committee thereof, will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the current market price and the average price (as the case may be)) to account for any adjustments to the initial price, the threshold appreciation price, the floor price and the fixed conversion rates (as the case may be) that become effective, or any event that would require such an adjustment if the ex-date, effective date or expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:

•

the record date for a dividend or distribution on shares of our Common Stock occurs after the end of the 20 consecutive trading day period used for calculating the applicable market value and before the mandatory conversion date; and

•

that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of the Mandatory Convertible Preferred Stock had such record date occurred on or before the last trading day of such 20-trading day period, then we will deem the holders of the Mandatory Convertible Preferred Stock to be holders of record of our Common Stock for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preferred Stock would receive the dividend or distribution on our Common Stock together with the number of shares of our Common Stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the event of:

•

any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the surviving corporation and in which the shares of our Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our and our subsidiaries’ property and assets;

•	any reclassification of our Common Stock into other securities; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our Common Stock would be converted into, or exchanged for, securities, cash or other property (each, a “reorganization event”), each share of the Mandatory Convertible Preferred Stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the Mandatory Convertible Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Stock into Common Stock immediately prior to such reorganization event (such securities, cash and other property, the “exchange property,” with each “unit of exchange property” meaning the kind and amount of exchange property that a holder of one share of Common Stock is entitled to receive). For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our Common Stock that affirmatively make such an election (or of all holders of our Common Stock if none makes an election). We will notify holders of the Mandatory Convertible Preferred Stock of the weighted average as soon as practicable after such determination is made. The number of units of exchange property for each share of the Mandatory Convertible Preferred Stock converted following the effective date of such reorganization event will be determined as if references to our Common Stock in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder and conversion at the option of the holder upon a fundamental change were to units of exchange property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such Mandatory Convertible Preferred Stock is actually converted). For the purpose of determining which bullet of the definition of conversion rate in the second paragraph under “—Mandatory Conversion” will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of a unit of exchange property will be determined in good faith by our board of directors or an authorized committee thereof (which determination will be final), except that if a unit of exchange property includes Common Stock or ADRs that are traded on a U.S. national securities exchange, the value of such Common Stock or ADRs will be the average over the 20 consecutive trading day period used for calculating the applicable market value of the volume-weighted average prices for such Common Stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors or an authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such Common Stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event, provide written notice to the holders of the Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued Common Stock, solely for issuance upon conversion of the Mandatory Convertible Preferred Stock, a number of shares of our Common Stock equal to the product of the maximum conversion rate then in effect and the number of shares of the Mandatory Convertible Preferred Stock then outstanding.

Transfer Agent and Registrar

Computershare will serve as the depositary, and Computershare Inc. will serve as the transfer agent and registrar for the Mandatory Convertible Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

The shares of the Mandatory Convertible Preferred Stock represented by depositary shares will be deposited under a deposit agreement among American Tower, Computershare and the holders from time to time of the depositary receipts evidencing depositary shares. Immediately following the issuance of the Mandatory Convertible Preferred Stock, we will deposit the Mandatory Convertible Preferred Stock with the depositary, which will then issue depositary receipts evidencing the depositary shares to the underwriters. In the event we issue additional shares of the Mandatory Convertible Preferred Stock, we will cause a corresponding number of additional depositary shares to be issued.

The following summary of the terms and provisions of the depositary shares includes material information with respect to the depositary shares, but does not purport to be complete. For additional information regarding the depositary shares, please see the forms of deposit agreement and depositary receipt, which will be included as exhibits to one or more of our SEC filings. Copies of the forms of deposit agreement and depositary receipt may also be obtained from us upon request and in the manner described in the “Where You Can Find More Information” section of this prospectus supplement.

General

Each depositary share will represent a 1/10th ownership interest in a share of the Mandatory Convertible Preferred Stock, and will initially be evidenced by one or more global depositary receipts, as defined in and described under “—Book-entry, Settlement and Clearance.” Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Mandatory Convertible Preferred Stock represented by such depositary share, to all the rights and preferences of the Mandatory Convertible Preferred Stock (including dividend, voting, conversion, redemption and liquidation rights).

In this section, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders as described under “—Book-entry, Settlement and Clearance” in this section.

Conversion

Because each depositary share represents a 1/10th interest in a share of the Mandatory Convertible Preferred Stock, a holder of depositary shares may elect to convert depositary shares only in lots of 10 depositary shares, either on the early conversion date at the minimum conversion rate, or during a fundamental change conversion period at the fundamental change conversion rate, as described below. For a description of the terms and conditions on which the Mandatory Convertible Preferred Stock is convertible at the option of holders of the Mandatory Convertible Preferred Stock, see “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder” and “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

The following table sets forth the Fundamental Change Conversion Rate per depositary share, subject to adjustment as described in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of

the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” based on the fundamental change effective date and the fundamental change share price in the fundamental change:

Share price on effective date
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$
March , 2015
February 15, 2016
February 15, 2017
February 15, 2018

The exact fundamental change share price and fundamental change effective date may not be set forth in the table, in which case:

•

if the fundamental change share price is between two fundamental change share price amounts on the table or the fundamental change effective date is between two dates on the table, the fundamental change conversion rate per depositary share will be determined by straight-line interpolation between the fundamental change conversion rates per depositary share set forth for the higher and lower fundamental change share price amounts and the two fundamental change effective dates, as applicable, based on a 365-day year;

•

if the fundamental change share price is in excess of $             per share (subject to adjustment as described above), then the fundamental change conversion rate per depositary share will be the minimum conversion rate, divided by 10, subject to adjustment; and

•

if the fundamental change share price is less than $             per share (subject to adjustment as described above), then the fundamental change conversion rate per depositary share will be the maximum conversion rate, divided by 10, subject to adjustment.

On any conversion date for the Mandatory Convertible Preferred Stock, each depositary share corresponding to shares of the Mandatory Convertible Preferred Stock so converted will be entitled to receive 1/10th of the shares of our Common Stock and any cash received by the depositary upon conversion of each share of the Mandatory Convertible Preferred Stock.

The following illustrates the conversion rate per depositary share, subject to adjustment as described under “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments,” based on the applicable market value of our Common Stock:

•	if the applicable market value of our Common Stock is greater than the threshold appreciation price, then the conversion rate will be shares of our Common Stock per depositary share;

•

if the applicable market value of our Common Stock is less than or equal to the threshold appreciation price but greater than or equal to the initial price, then the conversion rate will be between             and                 shares of our Common Stock per depositary share; or

•	if the applicable market value of our Common Stock is less than the initial price, then the conversion rate will be shares of our Common Stock per depositary share.

After delivery of the shares of our Common Stock by the transfer agent to the depositary following conversion of the Mandatory Convertible Preferred Stock, the depositary will transfer the proportional number of shares of our Common Stock to the holders of depositary shares by book-entry transfer through DTC or, if the holders’ interests are in certificated depositary receipts, by delivery of Common Stock certificates for such number of shares of our Common Stock.

Fractional Shares

No fractional shares of our Common Stock will be issued to holders of our depositary shares upon conversion of the Mandatory Convertible Preferred Stock. In lieu of any fractional shares otherwise issuable in respect of the aggregate number of depositary shares corresponding to the shares of Mandatory Convertible Preferred Stock that are converted, the holder of depositary shares will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of our Common Stock over the five consecutive trading day period beginning on, and including, the seventh scheduled trading day immediately preceding the conversion date.

If more than one share of Mandatory Convertible Stock represented by the depositary shares is surrendered for, or subject to, conversion at one time by or for the same holder, the number of shares of our Common Stock issuable to the holder of the depositary shares upon conversion of the corresponding shares of Mandatory Convertible Preferred Stock will be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so surrendered for, or subject to, such conversion.

Dividends and Other Distributions

Each dividend on a depositary share will be in an amount equal to 1/10th of the dividend declared on the related share of the Mandatory Convertible Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Mandatory Convertible Preferred Stock to the record holders of depositary shares relating to the underlying Mandatory Convertible Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make such a distribution. In that event or in connection with a distribution of fractional shares or other property units, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

The dividend payable on the first dividend payment date, if declared, is expected to be $             per depositary share and on each subsequent dividend payment date, if declared, is expected to be $             per depositary share.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Mandatory Convertible Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any distribution, or any transfer, exchange or withdrawal of any depositary shares or the shares of the Mandatory Convertible Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If the Mandatory Convertible Preferred Stock represented by the depositary shares is to be redeemed in limited circumstances relating to FCC Regulatory Limitations (as defined under “Description of Common Stock—Restrictions on Ownership and Transfer—Federal Communications Laws Restrictions”) or our continuing qualification as a REIT, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Mandatory Convertible Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/10th of the redemption amount payable with respect to the Mandatory Convertible Preferred Stock. Whenever we redeem shares of the Mandatory Convertible

Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of the Mandatory Convertible Preferred Stock so redeemed.

Voting the Mandatory Convertible Preferred

Because each depositary share represents a 1/10th interest in a share of the Mandatory Convertible Preferred Stock, a holder of a depositary share will be entitled to 1/10th of a vote per share of the Mandatory Convertible Preferred Stock under those circumstances in which holders of the Mandatory Convertible Preferred Stock are entitled to a vote, as described under “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

When the depositary receives notice from the Company of any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice of such meeting to the record holders of the depositary shares relating to the Mandatory Convertible Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Mandatory Convertible Preferred Stock, may instruct the depositary to vote the amount of whole shares of the Mandatory Convertible Preferred Stock represented by the holder’s depositary shares. To the extent practicable, the depositary will endeavor to vote the amount of the Mandatory Convertible Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable action that the depositary deems necessary to enable the depositary to vote as instructed. The depositary is not required to exercise discretion in voting any Mandatory Convertible Preferred Stock represented by such depositary shares. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Mandatory Convertible Preferred Stock, it will not vote (but, at its discretion may appear at any meeting with respect to such Mandatory Convertible Preferred Stock unless directed to the contrary by the holders of all the depositary shares) to the extent of the Mandatory Convertible Preferred Stock represented by such depository shares.

Amendment of Depositary Receipts and the Deposit Agreement

The form of depositary receipts evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, no such amendment that materially and adversely alters the rights of holders of depositary shares will be effective unless such amendment has been approved by holders of depositary shares representing in the aggregate at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the Mandatory Convertible Preferred Stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal Rights

A holder of 10 depositary shares may withdraw the share of the Mandatory Convertible Preferred Stock corresponding to such depositary shares, and any cash or other property represented by such depositary shares, as long as such holder pays any tax or governmental charge in connection with the withdrawal. Holders of shares of the Mandatory Convertible Preferred Stock will not have the right under the deposit agreement to deposit such shares with the depositary in exchange for depositary shares.

Listing

We intend to apply to list the depositary shares on the NYSE. If the application is approved, we expect trading to begin within 30 days of the initial delivery of the depositary shares. However, there can be no assurance that the depositary shares will be listed and, if listed, that they will continue to be listed. Listing the depositary shares on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily. We do not expect that there will be any separate public trading market for the shares of the Mandatory Convertible Preferred Stock except as represented by the depositary shares.

Form of Mandatory Convertible Preferred Stock and Depositary Shares

The Mandatory Convertible Preferred Stock will be issued in global registered form to the depositary, and the depositary shares will be issued in book-entry only form through DTC prior to the conversion of the Mandatory Convertible Preferred Stock, as described under “—Book-entry, Settlement and Clearance” in this section. The depositary will forward to the holders of depositary shares all reports, notices and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Mandatory Convertible Preferred Stock.

Neither any beneficial owner nor any direct or indirect participant of DTC will have any rights under the deposit agreement with respect to any depositary receipts held on their behalf by DTC and DTC may be treated by us and the depositary as the holder of such shares.

Book-entry, Settlement and Clearance

The Global Depositary Receipts

The depositary shares will be initially issued in the form of one or more registered securities in global form (“global depositary receipts”). Upon issuance, the global depositary receipts will be deposited with the depositary as custodian for DTC and registered in the name of DTC or its nominee.

Ownership of beneficial interests in the depositary shares in global form will be limited to persons who have accounts with DTC (“Participants”) or persons who hold interests through such Participants (“Indirect Participants”). Ownership of beneficial interests in the depositary shares in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of Indirect Participants).

Beneficial interests in the global security may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Depositary Receipts

All interests in the global depositary receipts will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks and trust companies; and

•	clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (Indirect Participants).

So long as DTC, or its nominee, is the registered owner or holder of a global depositary receipt representing depositary shares, DTC or such nominee, as the case may be, will be considered the sole holder of the depositary shares represented by such global depositary receipt for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except in the limited circumstances referred to below, owners of beneficial interests in global depositary receipts:

•	will not be entitled to have such global depositary receipts or the depositary shares represented by these receipts registered in their names;

•	will not receive or be entitled to receive physical delivery of depositary receipts in exchange for beneficial interests in the global depositary receipts; and

•

will not be considered to be owners or holders of the global depositary receipts or the depositary shares represented by these receipts for any purpose under the instruments governing the rights and obligations of holders of depositary shares.

Accordingly, each person owning a beneficial interest in the global depositary receipts must rely on the procedures of DTC and, if that person is not a Participant, on the procedures of the Participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of depositary shares. No beneficial owner of an interest in the depositary shares in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC.

As long as the depositary shares are represented by the global depositary receipts, payments of dividends on the Mandatory Convertible Preferred Stock represented by the depositary shares will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar, depositary, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global depositary receipt representing the depositary shares or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Although voting on the depositary shares is limited to the holders of record of the depositary shares, in those instances in which a vote is required, DTC will not itself consent or vote on depositary shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns DTC’s consenting or voting rights to Participants for whose accounts the depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global depositary receipt representing the depositary shares, will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate liquidation preference of such global depositary receipt representing the depositary shares as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by Participants to owners of beneficial interests in such global depositary receipt representing the depositary shares held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the underwriter, the transfer agent, registrar, depositary, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Depositary shares in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the depositary shares only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global security and a successor depositary is not appointed within 90 days; or

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF COMMON STOCK

The description below summarizes the general terms of our Common Stock. This section is a summary, and it does not describe every aspect of our Common Stock. This summary is subject to and qualified in its entirety by reference to the provisions of our Certificate of Incorporation and our By-Laws and the General Corporation Law of the State of Delaware (the “DGCL”). Copies of our Certificate of Incorporation and By-Laws have been filed or incorporated by reference as exhibits to SEC filings incorporated by reference in this prospectus supplement.

The information appearing under this caption “Description of Common Stock” supplements and, to the extent inconsistent, replaces the information appearing in the accompanying prospectus under the caption “Description of Securities—Description of Common Stock.” For a general description of certain terms and provisions of our preferred stock, see “Description of Mandatory Convertible Preferred Stock” in this prospectus supplement and “Description of Securities—Description of Preferred Stock” in the accompanying prospectus.

In this offering, we are issuing Mandatory Convertible Preferred Stock which will impact the rights of holders of our Common Stock. For additional information, see “Risk Factors—Risks related to this offering.” You should read the following description of our Common Stock in light of this information.

Authorized Shares

As of the date of this prospectus supplement, we are authorized to issue up to one billion (1,000,000,000) shares of Common Stock.

Voting Rights

With respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Common Stock are entitled to one (1) vote in person or by proxy for each share of Common Stock outstanding in the name of such stockholders on the record of stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority (or by a plurality in the case of election of directors where the number of candidates nominated for election exceeds the number of directors to be elected) of the votes entitled to be cast by all shares of Common Stock present in person or by proxy.

Dividends and Other Distributions

Subject to applicable law and rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over the Common Stock with respect to the payment of dividends and other distributions, dividends and other distributions may be declared and paid on the Common Stock from time to time and in amounts as our board of directors may determine. We pay regular dividends and other distributions, but the amount, timing and frequency of any distribution are at the sole discretion of our board of directors. Dividends and other distributions are declared based upon various factors, including without limitation distributions required to maintain our qualification for taxation as a REIT. The loan agreements for our credit facilities contain covenants that restrict our ability to pay dividends and other distributions unless certain financial covenants are satisfied.

Liquidation Rights

Upon our liquidation, dissolution or winding up, whether voluntarily or involuntarily, the holders of Common Stock are entitled to share ratably in all assets available for distribution after payment in full to creditors and payment in full to holders of preferred stock then outstanding of any amount required to be paid to them. Neither the merger, consolidation or business combination of American Tower with or into any other entity in which our stockholders receive capital stock and/or other securities (including debt securities) of the surviving entity (or the direct or indirect parent entity thereof), nor the sale, lease or transfer by us of any part of our business and assets, nor the reduction of our capital stock, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Other Provisions

The holders of Common Stock have no preemptive, subscription or redemption rights and are not entitled to the benefit of any sinking fund. The shares of Common Stock presently outstanding are validly issued, fully paid and nonassessable.

We may not subdivide, combine, or pay or declare any stock dividend on, the outstanding shares of Common Stock unless all outstanding shares of Common Stock are subdivided or combined or the holders of Common Stock receive a proportionate dividend.

Restrictions on Ownership and Transfer

For us to comply with and have maximum business flexibility under the Federal Communications Laws (defined in our Certificate of Incorporation and including the Communications Act of 1934, as amended), and for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our Certificate of Incorporation contains restrictions on stock ownership and stock transfers. These ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our Common Stock or otherwise be in the best interests of the stockholders.

Federal Communications Laws Restrictions. Our Certificate of Incorporation permits us to restrict the ownership or proposed ownership of shares of our stock if that ownership or proposed ownership (i) is or could be inconsistent with, or in violation of, Federal Communications Laws (as defined in our Certificate of Incorporation); (ii) limits or impairs, or could limit or impair, our business activities or proposed business activities under the Federal Communications Laws; or (iii) subjects or could subject us to CFIUS Review (as defined in our Certificate of Incorporation) or to any provision of the Federal Communications Laws, including those requiring any review, authorization or approval, to which we would not be subject but for that ownership or proposed ownership, including, without limitation, Section 310 of the Communications Act and regulations relating to foreign ownership, multiple ownership or cross-ownership (clauses (i) through (iii) above are collectively referred to as FCC Regulatory Limitations). We reserve the right to require any person to whom a FCC Regulatory Limitation may apply to promptly furnish to us such information (including, without limitation, information with respect to the citizenship, other ownership interests and affiliations) as we may request. If such person fails to furnish all of the information we request, or we conclude that such person’s ownership or proposed ownership of our stock, or the exercise by such person of any rights of stock ownership in connection with our stock, may result in a FCC Regulatory Limitation, we reserve the right to:

•	refuse to permit the transfer of shares of our Common Stock and/or preferred stock to such person;

•	to the fullest extent permitted by law, suspend those rights of stock ownership the exercise of which may cause the FCC Regulatory Limitation;

•	require the conversion of any or all shares of our preferred stock held by such person into a number of shares of our Common Stock of equivalent value;

•	redeem the shares of our Common Stock and/or our preferred stock held by such person pursuant to the procedures set forth below; and/or

•

exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such person, with a view toward obtaining the information or preventing or curing any situation that may cause a FCC Regulatory Limitation.

The following procedures apply to the redemption of such person’s shares of our Common Stock and/or preferred stock:

•	the redemption price of any redeemed shares of our Common Stock or preferred stock shall be the fair market value (as defined in our Certificate of Incorporation) of those shares;

•	the redemption price may be paid in cash or any other of our debt or equity securities or any combination thereof;

•

the board of directors in its sole discretion may decide to only redeem some (and not all) of such person’s shares, which may include the selection of the most recently purchased or acquired shares, selection by lot or selection by such other manner as the board of directors may determine;

•

we must provide at least 15 days’ prior written notice of the date on which we plan to effect the redemption (unless waived by such person); provided, that the redemption date may be the date on which written notice is given to such person if the cash (or any other of our debt or equity securities) necessary to effect the redemption has been deposited in trust for the benefit of such person and is subject to immediate withdrawal by such person upon surrender of the stock certificates for the redeemed shares;

•

from and after the date of the redemption, any and all rights relating to the redeemed shares shall cease and terminate and such person shall only possess the right to obtain cash (or such other of our debt or equity securities) payable upon the redemption; and

•	such other terms and conditions as the board of directors may determine.

REIT Restrictions. For us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). In addition, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made). To ensure that these ownership requirements and other requirements for continued qualification as a REIT are met and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, our Certificate of Incorporation contains provisions restricting the ownership or transfer of shares of our stock.

The relevant sections of our Certificate of Incorporation provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in our Certificate of Incorporation) may beneficially or constructively own more than 9.8% in value of our aggregate outstanding stock, or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of our stock. We refer to these restrictions as the “ownership limits.”

The applicable constructive ownership rules under the Code are complex and may cause stock owned, actually or constructively, by a group of related individuals or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of our aggregate outstanding stock or less than 9.8% in value or number of our outstanding shares of any class or series of stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of our stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of our aggregate outstanding stock or 9.8% in value or number of our outstanding shares of any class or series of stock.

In addition to the ownership limits, our Certificate of Incorporation prohibits any person from actually or constructively owning shares of our stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

The board of directors may, in its sole discretion, exempt a person from the ownership limits and certain other REIT limits on ownership and transfer of our stock described above, and may establish a different limit on ownership for that person. However, the board of directors may not exempt any person whose ownership of outstanding stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by the board of directors for an exemption or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that the person’s beneficial or constructive ownership of our stock will not now or in the future jeopardize our ability to qualify as a REIT and must agree that any violation or attempted violation of those representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of our stock described above) will result in the shares of stock being automatically transferred to a trust as described below. As a condition of its waiver, the board of directors may require an opinion of counsel or IRS ruling satisfactory to it with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the exemption or different limit on ownership.

In connection with the waiver of the ownership limits or at any other time, the board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in our Certificate of Incorporation, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of our aggregate outstanding stock or of the shares of a class or series of our stock, as applicable, is in excess of such decreased ownership limits until such time as that person’s percentage of our aggregate outstanding stock or of the shares of a class or series of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of shares of our stock or of a class or series of our stock, as applicable, in excess of such percentage ownership of shares of stock or of a class or series of stock will be in violation of the ownership limits.

Our Certificate of Incorporation further prohibits:

•

any person from transferring shares of our stock if the transfer would result in our aggregate outstanding stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•	any person from beneficially or constructively owning shares of our stock if that ownership would result in our failing to qualify as a REIT.

The foregoing provisions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any person who acquires, or attempts or intends to acquire, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to the transaction) and provide us with such other information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT.

Pursuant to our Certificate of Incorporation, if there is any purported transfer of our stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee prior to our discovery that the shares had been automatically transferred to a trust as described above must be repaid to the trustee upon demand. Our Certificate of Incorporation also provides for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective for any reason, to prevent violation of the applicable restriction contained in our Certificate of Incorporation, the transfer of the excess shares will be automatically void and of no force or effect.

Shares of our stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other similar transaction), the market price on the day of the event and (ii) the market price on the date we accept, or our designee accepts, the offer. We have the right to accept the offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to the stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such stock. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, the shares of stock are sold by a purported transferee, then the shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of the shares that exceeds the amount that the purported transferee was entitled to receive as described above, the excess amount will be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

The trustee will be indemnified by us or from the proceeds of sales of stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our Certificate of Incorporation. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.

The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote. In addition, if our board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our stock set forth in our Certificate of Incorporation, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent the violation, including but not limited to, causing us to repurchase shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Following the end of each REIT taxable year, every owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations promulgated thereunder) of the outstanding shares of any class or series of our stock, must, upon request, provide us written notice of the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our stock, and any person (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

As noted above, the rights, preferences and privileges of the holders of our Common Stock may be affected by the rights, preferences and privileges granted to holders of preferred stock, including the Mandatory Convertible Preferred Stock. Because our board of directors will have the power to establish the preferences and rights of each series of preferred stock, it may afford the stockholders of any series of preferred stock preferences, powers and rights senior to the rights of holders of shares of our Common Stock that could have the effect of delaying, deferring or preventing a change in control of American Tower. See “Description of Mandatory Convertible Preferred Stock” in this prospectus supplement and “Description of Preferred Stock” in the accompany prospectus for more information about our preferred stock.

Certain Anti-Takeover Provisions

Delaware Business Combination Provisions

We are subject to the provisions of Section 203 of the DGCL. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination or the transaction in which the stockholder became an interested stockholder is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years owned, 15% or more of the corporation’s voting stock.

Certain Provisions of our Certificate of Incorporation and By-Laws

Our By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election of directors, other than nominations made by, or at the direction of, our board of directors. These procedures may impede stockholders’ ability to bring matters before a meeting of stockholders or make nominations for directors at a meeting of stockholders.

Our Certificate of Incorporation includes provisions eliminating the personal liability of our directors to the fullest extent permitted by the DGCL and indemnifying our directors and officers to the fullest extent permitted by the DGCL. The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. In addition, the value of investments in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Our Certificate of Incorporation provides that any or all of the directors may be removed at any time, either with or without cause, by a vote of a majority of the shares outstanding and entitled to vote. This provision may delay or prevent our stockholders from removing incumbent directors.

The ownership and transfer restrictions contained in our Certificate of Incorporation, and described above, may have the effect of inhibiting or impeding a change in control.

Our Certificate of Incorporation and our By-Laws provide that our By-Laws may be altered, amended, changed or repealed by (i) the approval or consent of not less than a majority of the total outstanding shares of stock entitled to vote generally in the election of directors or (ii) a majority of the entire board of directors.

Certain Provisions of our Debt Obligations

Change of control and merger, consolidation and asset sale provisions in our indentures for our outstanding notes and loan agreements for our credit facilities may discourage a takeover attempt. These provisions may make acquiring us more difficult.

Listing of Common Stock

Our Common Stock is traded on the NYSE under the symbol “AMT.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Inc., P.O. Box 43006, Providence, RI 02940, (866) 201-5087.

FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO HOLDERS OF DEPOSITARY SHARES REPRESENTING THE MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a summary of the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our depositary shares representing the Mandatory Convertible Preferred Stock, and to the acquisition, ownership and disposition of our Common Stock received upon conversion of or as distributions on the Mandatory Convertible Preferred Stock. The opinion of our tax counsel, Sullivan & Worcester LLP addresses this summary. This summary supplements a more detailed description of these matters in the accompanying prospectus, which we incorporate in this prospectus supplement by reference. This summary is based on applicable provisions of the Code, related rules and regulations and administrative and judicial interpretations, including guidance from the Internal Revenue Service (“IRS”), all as they exist as of the date of this prospectus supplement. The law is subject to change, possibly with retroactive effect. Future legislative, judicial or administrative actions or decisions could also affect the accuracy of statements made in this summary. This summary is not exhaustive of all possible tax consequences, and does not discuss any estate, gift, state, local, foreign, Medicare or alternative minimum tax consequences. For all these reasons, we urge any holder or prospective acquirer of our depositary shares representing the Mandatory Convertible Preferred Stock to consult with a tax advisor about the U.S. federal income tax and other tax consequences of the acquisition, ownership and disposition of our depositary shares or our Common Stock (collectively, “our stock”).

The summary is based on existing law, and is limited to investors who acquire or own our depositary shares or our Common Stock as investment assets rather than as inventory or as property used in a trade or business. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as:

•	banks, insurance companies, regulated investment companies, REITs or other financial institutions;

•	brokers, dealers or traders in securities or foreign currency;

•	persons who have a functional currency other than the U.S. dollar;

•	persons who acquire our stock in connection with employment or other performance of services;

•	persons subject to alternative minimum tax;

•

persons who acquire or hold our stock as a position in a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction;

•	entities treated as partnerships for U.S. federal income tax purposes or the partners therein;

•	tax-exempt entities; or

•	expatriates.

Investors considering purchasing our depositary shares should consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation as well as any consequences of the purchase, ownership and disposition of our depositary shares or our Common Stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Your U.S. federal income tax consequences may differ depending on whether or not you are a “U.S. stockholder.” For purposes of this summary, a “U.S. stockholder” is a beneficial owner of our stock (including by beneficially owning the depositary shares, as discussed below) that is:

•

an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the U.S. federal income tax laws;

•

a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) an electing trust in existence on August 20, 1996, to the extent provided in Treasury regulations;

whose status as a U.S. stockholder is not overridden by an applicable tax treaty. Conversely, a “non-U.S. stockholder” is a beneficial owner of our stock (including by beneficially owning the depositary shares, as discussed below) who is not a U.S. stockholder. If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

Our Qualification and Taxation as a REIT

Effective for our tax year ended December 31, 2012, we have elected to be taxed as a REIT for U.S. federal income tax purposes. For a description of certain U.S. federal income tax considerations related to our qualification and taxation as a REIT, see “Federal Income Tax Considerations Related to Our Qualification and Taxation as a REIT” in the accompanying prospectus. Subject to qualifications and assumptions contained in its opinion and in the accompanying prospectus, our tax counsel has rendered a legal opinion that we have been organized and have qualified as a REIT under the Code for our 2012 through 2014 taxable years, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code.

If we fail to qualify for taxation as a REIT or elect not to qualify for taxation as a REIT, our stockholders will be subject to tax in the same manner as stockholders of a C corporation. In that event, to the extent of our current and accumulated earnings and profits, distributions to our stockholders will generally be taxable as ordinary dividends potentially eligible for a reduced maximum tax rate for noncorporate U.S. stockholders and, subject to limitations in the Code, will be eligible for the dividends received deduction for corporate U.S. stockholders. The remainder of this discussion assumes that we will continue to qualify and elect to be taxed as a REIT for U.S. federal income tax purposes.

Taxation of Common Stock

For a summary of the material U.S. federal income tax considerations relevant to U.S. and non-U.S. stockholders, including tax-exempt stockholders, of Common Stock that is received on conversion of our Mandatory Convertible Preferred Stock or as a distribution thereon, see “U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock” in the accompanying prospectus.

Taxation of Depositary Shares

Holders of depositary shares will be treated as beneficial owners of their pro rata interests in the Mandatory Convertible Preferred Stock for U.S. federal income tax purposes. Withdrawals of Mandatory Convertible Preferred Stock for depositary shares are not taxable events for U.S. federal income tax purposes.

The summary below under “—Taxation of Mandatory Convertible Preferred Stock” applies to holders of the depositary shares representing such stock. For this purpose, in “U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock” in the accompanying prospectus, as supplemented by the summary below, references to whether the Mandatory Convertible Preferred Stock will qualify as publicly traded or “regularly traded” on an “established securities market,” as defined by applicable Treasury regulations, should be read as references to whether the depositary shares representing the Mandatory Convertible Preferred Stock so qualify.

Taxation of Mandatory Convertible Preferred Stock

For a summary of the material U.S. federal income tax considerations relevant to U.S. and non-U.S. stockholders, including tax-exempt stockholders, of our Mandatory Convertible Preferred Stock, see “U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock” in the accompanying prospectus, as supplemented by the following summary.

Distributions generally. A distribution on our Mandatory Convertible Preferred Stock that we do not designate as a capital gain dividend generally will be treated as an ordinary income dividend to the extent of our available current or accumulated earnings and profits. Because we are a REIT for U.S. federal income tax purposes, our ordinary dividend distributions to our stockholders will generally be ineligible for a reduced maximum tax rate for noncorporate U.S. stockholders and ineligible for the dividends received deduction for corporate U.S. stockholders. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of a stockholder’s tax basis in our Mandatory Convertible Preferred Stock and thereafter as capital gain from the sale or exchange of such Mandatory Convertible Preferred Stock. Our current or accumulated earnings and profits, to the extent distributed, generally will be allocated first to distributions made on our Series A Preferred Stock, our Mandatory Convertible Preferred Stock and any outstanding preferred stock we may issue in the future, and thereafter to distributions made on our Common Stock.

Distributions made out of our current or accumulated earnings and profits that we properly designate as capital gain dividends generally will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the stockholder has held the shares. However, corporate U.S. stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. A portion of the capital gain dividends we designate will be allocated to the holders of a particular class of stock (including the Mandatory Convertible Preferred Stock) on a percentage basis equal to the ratio of the amount of the total dividends paid or made available for the year to the holders of that class of stock to the total dividends paid or made available for the year to holders of all outstanding classes of our stock. We will similarly designate the portion of any capital gain dividend that is to be taxed to noncorporate U.S. stockholders at reduced maximum rates (including any capital gains attributable to real estate depreciation recapture that are subject to a maximum 25% U.S. federal income tax rate) so that the designations will be proportionate among all outstanding classes of our stock.

As a general matter, distributions for purposes of the discussion in the accompanying prospectus under “U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock” and in this prospectus supplement include not only distributions of cash that we make on the Mandatory Convertible Preferred Stock, but also, as explained below, both distributions of Common Stock on and certain constructive distributions on our Mandatory Convertible Preferred Stock.

Distributions of Common Stock. We may make distributions to holders of the Mandatory Convertible Preferred Stock that are paid in Common Stock. These distributions will generally be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed Common Stock on the date of the distribution and thus would generally be subject to the rules applicable to cash distributions. Accordingly, a stockholder may have a tax liability on account of such distribution in excess of the cash received, if any. A stockholder’s tax basis in any Common Stock received as a distribution on the Mandatory Convertible Preferred Stock will generally equal the fair market value of the Common Stock on the date of the distribution, and the holding period for that Common Stock will begin on the day after the distribution. Special withholding considerations may apply to distributions of Common Stock, as discussed below under “—Information Reporting, Backup Withholding and Foreign Accounts.”

Constructive distributions. A holder of Mandatory Convertible Preferred Stock may be treated as receiving a constructive distribution from us if (1) the conversion rate is adjusted and as a result of such adjustment the stockholder’s proportionate interest in our assets or earnings and profits is increased and (2) the adjustment of the conversion rate is not made pursuant to an acceptable anti-dilution formula. A failure to make adjustments that has the effect of increasing a stockholder’s proportionate interest in us may similarly result in a stockholder being treated as receiving a constructive distribution from us. Any constructive distribution will be taxable as a dividend, nontaxable return of capital, or capital gain as described above under “—Distributions generally.” An adjustment of the conversion rate would not be considered made pursuant to an acceptable formula if the adjustment were made to compensate a stockholder for certain taxable distributions with respect to our Common Stock. For example, an increase in the conversion rate to reflect a taxable dividend to holders of Common Stock in excess of the regular quarterly dividend amount of $0.38 will generally give rise to a taxable constructive dividend to the holders of Mandatory Convertible Preferred Stock to the extent made out of current and accumulated earnings and profits, even though holders of the Mandatory Convertible Preferred Stock would not receive any cash related to the adjustment. In general, a stockholder’s tax basis in the Mandatory Convertible Preferred Stock will be increased to the extent of any such constructive distribution treated as a dividend. Special withholding considerations may apply to constructive distributions, as discussed below under “—Information Reporting, Backup Withholding and Foreign Accounts.”

Conversion. A holder of Mandatory Convertible Preferred Stock generally will not recognize any income, gain or loss in respect of the receipt of Common Stock upon the conversion of our Mandatory Convertible Preferred Stock, except that (1) the amount of cash received in respect of accrued and unpaid dividends or dividends in arrears will generally be taxable as described under “—Distributions generally” above, (2) the Common Stock received in respect of accrued and unpaid dividends or dividends in arrears will be taxable as a distribution as described under “—Distributions of Common Stock” above and (3) receipt of cash in lieu of a fractional share of Common Stock will generally be treated as if the stockholder received the fractional share and then received such cash in redemption of the fractional share. Such redemption will generally result in capital gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the Common Stock that is allocable to the fractional share. Stockholders should consult their own tax advisor to determine the specific tax treatment of the receipt of cash or shares of Common Stock in respect of accrued and unpaid dividends or dividends in arrears or cash in lieu of a fractional share in their particular circumstances. In addition, as described below, non-U.S. stockholders may not be eligible for the foregoing generally applicable nonrecognition rule and may instead be subject to special rules.

A stockholder’s tax basis in the Common Stock received upon a conversion of our Mandatory Convertible Preferred Stock (other than Common Stock received in respect of accrued and unpaid dividends or dividends in arrears, but including any fractional share deemed received) will generally equal the tax basis of the Mandatory Convertible Preferred Stock that was converted. The tax basis of a fractional share deemed received will be determined by allocating a stockholder’s tax basis in the Common Stock between the Common Stock received upon conversion and the fractional share, in accordance with their respective fair market values. The stockholder’s holding period for the Common Stock received (other than Common Stock received in respect of accrued and unpaid dividends or dividends in arrears) will include the holding period for the Mandatory Convertible Preferred Stock converted. The tax basis for Common Stock received in respect of accrued and unpaid dividends or dividends in arrears that is treated as a taxable distribution will equal its fair market value on the conversion date and its holding period will begin on the following day.

Although it is not free from doubt, any additional shares of Common Stock received in respect of a conversion upon a fundamental change should be treated as part of the consideration received in the conversion.

Special rules applicable to non-U.S. stockholders. Distributions of cash or Common Stock and any constructive distributions on our Mandatory Convertible Preferred Stock that are characterized as dividends, capital gain dividends, or return of capital will be subject to U.S. federal income taxation with respect to non-U.S. stockholders, including U.S. federal income tax withholding, in the manner described in the accompanying prospectus under “U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock—Taxation of Non-U.S. Stockholders.”

If our Mandatory Convertible Preferred Stock is not a “United States real property interest” within the meaning of Section 897 of the Code, then a non-U.S. stockholder’s gain on sale or disposition of that stock (including through a conversion into our Common Stock) generally will not be subject to U.S. federal income taxation, except that a nonresident alien individual who was in the United States for 183 days or more during the taxable year may be subject to a 30% tax on this gain. Our Mandatory Convertible Preferred Stock will not constitute a United States real property interest if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which at all times during the preceding five year period less than 50% in value of its stock is held directly or indirectly by foreign persons; for this exception to be available, it is unclear whether a new REIT like us must have been a REIT during the preceding five years or whether instead we are permitted to satisfy the foreign ownership limit with ownership history from our pre-REIT period and that of our predecessor corporation. We believe that we have been and will remain a domestically controlled REIT and thus a non-U.S. stockholder’s gain on sale of our Mandatory Convertible Preferred Stock will not be subject to U.S. federal income taxation. However, because our Common Stock and our Series A Preferred Stock are publicly traded, and our depositary shares (which represent the Mandatory Convertible Preferred Stock) are expected to be publicly traded, we can provide no assurance that we have been or will remain a domestically controlled REIT.

If we are not a domestically controlled REIT, a non-U.S. stockholder’s gain on sale or disposition of our Mandatory Convertible Preferred Stock (including through a conversion into our Common Stock) will not be subject to U.S. federal income taxation as a sale or disposition of a United States real property interest if the Mandatory Convertible Preferred Stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market like the NYSE, and the non-U.S. stockholder has owned 5% or less by value of the Mandatory Convertible Preferred Stock at all times during the shorter of (i) the preceding five years, and (ii) its holding period for an interest in the Mandatory Convertible Preferred Stock. In this regard, because the Mandatory Convertible Preferred Stock held by other investors may be converted into our Common Stock, a non-U.S. stockholder’s percentage interest may increase even if it acquires no additional Mandatory Convertible Preferred Stock.

If the gain on the sale of our Mandatory Convertible Preferred Stock is subject to U.S. federal income taxation under the special rules applicable to non-U.S. stockholders discussed above, the non-U.S. stockholder will generally be subject to the same treatment as a U.S. stockholder with respect to its gain, will be required to file a U.S. federal income tax return reporting that gain, and a corporate non-U.S. stockholder might owe branch profits tax. A purchaser of our Mandatory Convertible Preferred Stock from a non-U.S. stockholder will not be required to withhold on the purchase price if the purchased stock is regularly traded on an established securities market or if we are a domestically controlled REIT. Otherwise, a purchaser of our Mandatory Convertible Preferred Stock from a non-U.S. stockholder may be required to withhold 10% of the purchase price paid to the non-U.S. stockholder and to remit the withheld amount to the IRS.

If the domestically controlled REIT and 5%-or-less ownership exceptions discussed above do not apply, then a non-U.S. stockholder’s conversion of our Mandatory Convertible Preferred Stock to our Common Stock may constitute the disposition of a United States real property interest in exchange for stock that is not a United States real property interest (as would be the case, for example, if the non-U.S. stockholder owns less than 5% of our Common Stock after the conversion). A non-U.S. stockholder’s gain from that type of exchange is generally subject to U.S. federal income taxation in the manner discussed above, notwithstanding any otherwise applicable provision that would prevent the recognition of gain. Even if a non-U.S. stockholder’s conversion of our Mandatory Convertible Preferred Stock to our Common Stock constituted the disposition of a United States real property interest for other stock that is a United States real property interest (such as more than 5% of our Common Stock), nonrecognition treatment would not apply unless the non-U.S. stockholder timely files a statement with a U.S. federal income tax return for the year that provides information required by applicable Treasury regulations.

Information Reporting, Backup Withholding and Foreign Accounts

Information reporting, backup withholding, reportable transactions disclosure and foreign accounts withholding may apply to payments received on our stock, as described in the accompanying prospectus under “U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock—Backup Withholding and Information Reporting,” “—Taxation of U.S. Stockholders,” and “—Foreign Accounts.” In the case of the regime commonly known as FATCA, withholding potentially applies to dividend payments on our stock, and this withholding is expected to potentially apply to other “withholdable payments” (including payments of gross proceeds from a sale or other disposition of our stock) made after December 31, 2016.

If a stockholder is subject to backup withholding, FATCA withholding, or other U.S. federal income tax withholding, then the applicable withholding agent will generally be required to withhold the appropriate amount with respect to a distribution in kind or a constructive distribution even though there is insufficient cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the applicable withholding agent may collect the amount of U.S. federal income tax required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the property that the stockholder would otherwise receive or own, and the stockholder may bear brokerage or other costs for this withholding procedure.

UNDERWRITING

Goldman, Sachs & Co., RBC Capital Markets, LLC, Morgan Stanley & Co. LLC, RBS Securities Inc. and TD Securities (USA) LLC are acting as joint book-running managers of the offering and as representatives (the “Representatives”) of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the respective numbers of depositary shares set forth opposite the underwriter’s name.

Underwriters	Number of Shares
Goldman, Sachs & Co.
RBC Capital Markets, LLC
Morgan Stanley & Co. LLC
RBS Securities Inc.
TD Securities (USA) LLC

Total	12,500,000

The underwriters are offering the depositary shares subject to their acceptance of the depositary shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the depositary shares are subject to, among other things, approval of legal matters by counsel and other conditions. The underwriters are obligated to purchase all the depositary shares if they purchase any of the depositary shares. However, the underwriters are not required to take or pay for the depositary shares covered by the underwriters’ over-allotment option to purchase additional depositary shares described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The depositary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any depositary shares sold by the underwriters to securities dealers may be sold at a selling concession from the initial public offering price not in excess of $             per share. If all the depositary shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

We have granted the underwriters an option, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an aggregate of 1,250,000 additional depositary shares, solely to cover over-allotments, if any, at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions and less an amount per share equal to any dividends that are paid or payable by us on the depositary shares reflected in the preceding table but that are not payable on the depositary shares purchased on exercise of that option. To the extent the over-allotment option is exercised, each underwriter will become obligated, subject to conditions, to purchase approximately the same percentage of the additional depositary shares being purchased as the number of depositary shares listed next to such underwriter’s name in the table above bears to the total number of depositary shares listed next to the names of all underwriters in such table.

The following table shows the per share and total public offering price, underwriting discounts and commissions and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the option of the underwriters to purchase additional depositary shares described above.

Total
	Per Depositary Share	No Exercise	Full Exercise
Price to the public	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately $                 . The underwriters have agreed to reimburse us for certain of our expenses relating to this offering.

We have agreed that we will not, subject to certain exceptions, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any Common Stock, preferred stock or any securities of the Company that are substantially similar to the Common Stock or the Mandatory Convertible Preferred Stock, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (“Lockup Securities”) without the prior consent of the Representatives for a period of 90 days after the date of this prospectus supplement (“the Lockup Period”).

All of our directors and executive officers have entered into lockup agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, for the Lockup Period, has agreed that such person or entity will not, subject to certain exceptions, without the prior written consent of the Representatives:

(1)	offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, the Mandatory Convertible Preferred Stock or any options or warrants to purchase any shares of our Lockup Securities, or any securities convertible into, exchangeable for or that represent the right to receive shares of our Lockup Securities whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC; or

(2)	engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition the shares owned by a director or executive officer which are subject to the lockup subject to certain exceptions.

Prior to this offering, there has been no public market for the depositary shares. We intend to apply to have the depositary shares listed on the NYSE under the symbol “AMTPRB,” and if approved, we expect trading of the depositary shares on the NYSE to begin within the 30-day period after the initial delivery of the depositary shares. However, there can be no assurance that the depositary shares will be listed and, if listed, that they will continue to be listed. Our Common Stock is listed for trading on the NYSE under the trading symbol “AMT.”

In connection with the offering, the underwriters may purchase and sell depositary shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, stabilizing purchases and penalty bids.

•	Short sales involve secondary market sales by the underwriters of a greater number of depositary shares than they are required to purchase in the offering.

•	Covering transactions involve purchases of depositary shares in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase depositary shares so long as the stabilizing bids do not exceed a specified maximum.

•

Penalty bids permit the representatives to reclaim a selling concession from an underwriter when the depositary shares originally sold by the underwriter are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the depositary shares. They may also cause the price of the depositary shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of depositary shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

The underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In addition, Goldman, Sachs & Co. acted as a financial advisor and provided committed financing in connection with the Proposed Verizon Transaction. Goldman, Sachs & Co. will receive customary fees for such roles.

In addition, affiliates of certain of the underwriters from time to time have acted, or in the future may act, as agents and/or lenders to us and our affiliates and subsidiaries under our or their respective credit facilities, for which services they expect to receive customary compensation. For example, certain of the underwriters and/or their respective affiliates acted as lenders in connection with the amendments to our credit facilities and have committed to provide the bridge loan in connection with the Proposed Verizon Transaction. See “Prospectus Supplement Summary—Recent Developments—Bridge Loan Commitment” and “—Amendments to Our Credit Facilities.”

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters may be required to make.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered thereby in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus supplement may not be made to the public in that relevant member state other than under the following exemptions if they have been implemented in that member state:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities described in this prospectus supplement are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each underwriter has represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any securities which is contemplated by this prospectus supplement in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such securities in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Further, any Common Stock issued on conversion of the securities must not be offered for sale in Australia in the period of 12 months after the date of issue of the Common Stock except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Singapore

The securities which are the subject of this prospectus supplement do not represent units in a collective investment scheme which is authorized or recognized by the Monetary Authority of Singapore (“MAS”) under Section 286 or 287 of the Securities and Futures Act (Chapter 289 of Singapore) (“SFA”) and this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore under the SFA. This prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities will not be circulated or distributed, nor will the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than institutional investors as defined in Section 4A of the SFA or relevant regulations thereunder.

LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will pass upon the validity of the depositary shares and the Mandatory Convertible Preferred Stock for American Tower. Sullivan & Worcester LLP, Boston, Massachusetts, will pass upon our qualification and taxation as a REIT. Certain other legal matters will be passed upon for American Tower by Edmund DiSanto, Esq., Executive Vice President and General Counsel of American Tower. The underwriters will be represented by Shearman & Sterling LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2014 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Those consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

We “incorporate by reference” into this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering made by this prospectus supplement, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein or in the accompanying prospectus by a reference to a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 24, 2015;

•	our Definitive Proxy Statement filed with the SEC on April 4, 2014 pursuant to Section 14 of the Exchange Act; and

•	our Current Reports on Form 8-K filed with the SEC on January 12, 2015, February 5, 2015 (Item 1.01 only), February 11, 2015 and February 23, 2015 (Item 5.02 and Exhibit 10.1 only).

You may request a copy of these filings at no cost, by writing or calling us at the following address: 116 Huntington Avenue, Boston, Massachusetts 02116, Tel: (617) 375-7500, Attention: Investor Relations.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

The following are types of securities that we may offer, issue and sell from time to time, or that may be sold by selling securityholders from time to time, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	depositary shares;

•	warrants to purchase debt or equity securities;

•	purchase contracts; and

•	units.

Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

Unless otherwise stated in a prospectus supplement, none of these securities other than our common stock will be listed on any securities exchange. Our common stock is listed on the New York Stock Exchange under the symbol “AMT.”

We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

Investing in the offered securities involves risks. You should consider the risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated May 23, 2013

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing an automatic shelf registration process. Under this shelf process, we may periodically sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:

•	this prospectus;

•	any applicable prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” on page 57 for information about us, including our financial statements.

References to “we,” “us,” “our,” the “Company” and “American Tower” are references to American Tower Corporation and its consolidated subsidiaries, unless it is clear from the context that we mean only American Tower Corporation. References herein to our predecessor corporation are references to American Tower Corporation prior to December 31, 2011, the effective date of the merger of American Tower Corporation with and into its wholly owned subsidiary, American Tower REIT Inc. (the surviving company, which was renamed American Tower Corporation after the merger).

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain statements about future events and expectations, or forward-looking statements, all of which are inherently uncertain. We have based those forward-looking statements on our current expectations and projections about future results. When we use words such as “anticipates,” “intends,” “plans,” “believes,” “estimates,” “expects,” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include statements we make regarding future prospects of growth in the communications site leasing industry, the level of future expenditures by companies in this industry and other trends in this industry, the effects of consolidation among companies in our industry and among our tenants and other competitive pressures, our ability to maintain or increase our market share, our future operating results, our ability to qualify or to remain qualified for taxation as a real estate investment trust, which we refer to as a REIT, our substantial leverage and debt service obligations, economic, political and other events, particularly those relating to our international operations, changes in environmental, tax and other laws, our ability to protect our rights to the land under our towers, natural disasters and similar events, the amount and timing of any future distributions including those we are required to make as a REIT, our future purchases under our stock repurchase program, our future capital expenditure levels, our future financing transactions and our plans to fund our future liquidity needs. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

You should keep in mind that any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in a prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere might not occur.

AMERICAN TOWER CORPORATION

American Tower Corporation was originally created as a subsidiary of American Radio Systems Corporation in 1995 and was spun off into a free-standing public company in 1998. Since inception, we have grown our communications real estate portfolio through acquisitions, long-term lease arrangements and site development. We believe that since January 1, 2012, we have been organized and have operated in a manner that enables us to qualify, and we intend to continue to operate in a manner that will allow us to continue to qualify, as a REIT for U.S. federal income tax purposes.

American Tower Corporation is a holding company organized under the laws of the State of Delaware, and we conduct our operations through our directly and indirectly owned subsidiaries and joint ventures. Our principal domestic operating subsidiaries are American Towers LLC and SpectraSite Communications, LLC. We conduct our international operations through our subsidiary, American Tower International, Inc., which in turn conducts operations through its various international operating subsidiaries and joint ventures. Effective for our taxable year that commenced January 1, 2012, we are taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

Our principal executive office is located at 116 Huntington Avenue, Boston, Massachusetts 02116. Our main telephone number at that address is (617) 375-7500.

RISK FACTORS

Investing in the offered securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” on page 57.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus for our general corporate purposes, which may include financing possible acquisitions, refinancing our indebtedness and repurchasing our common stock. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for the indicated periods:

	Year Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges (1)	2.12x	2.27x	2.65x	2.19x	2.32x	2.23x

(1)	For the purpose of this calculation, “earnings” consists of income from continuing operations before: income taxes, income on equity method investments and fixed charges (excluding interest capitalized and amortization of interest capitalized). “Fixed charges” consists of interest expensed and capitalized, amortization of debt discounts and premiums and related issuance costs and the component of rental expense associated with operating leases believed by management to be representative of the interest factor thereon.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units that we or selling securityholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary.

DESCRIPTION OF COMMON STOCK

We may periodically issue shares of our common stock or other securities that can be exercised, converted or exchanged into shares of our common stock. The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to and qualified in its entirety by reference to the provisions of our Restated Certificate of Incorporation, which we refer to as our Certificate of Incorporation, and our Amended and Restated By-Laws, which we refer to as our By-Laws.

Authorized Shares

As of the date of this prospectus, we are authorized to issue up to one billion (1,000,000,000) shares of common stock with one cent ($0.01) par value per share.

Voting Rights

With respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of common stock are entitled to one (1) vote in person or by proxy for each share of common stock outstanding in the name of such stockholders on the record of stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority (or by a plurality in the case of election of directors where the number of candidates nominated for election exceeds the number of directors to be elected) of the votes entitled to be cast by all shares of common stock present in person or by proxy.

Dividends and Other Distributions

Subject to applicable law and rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over the common stock with respect to the payment of dividends and other distributions, dividends and other distributions may be declared and paid on the common stock from time to time and in amounts as our board of directors may determine. We pay regular dividends and other distributions, but the amount, timing and frequency of any distribution are at the sole discretion of our board of directors. Dividends and other distributions are declared based upon various factors, including without limitation distributions required to maintain REIT status. The loan agreements for our credit facilities contain covenants that restrict our ability to pay dividends and other distributions unless certain financial covenants are satisfied.

Liquidation Rights

Upon our liquidation, dissolution or winding up, whether voluntarily or involuntarily, the holders of common stock are entitled to share ratably in all assets available for distribution after payment in full to creditors and payment in full to holders of preferred stock then outstanding of any amount required to be paid to them. Neither the merger, consolidation or business combination of American Tower with or into any other entity in which our stockholders receive capital stock and/or other securities (including debt securities) of the surviving entity (or the direct or indirect parent entity thereof), nor the sale, lease or transfer by us of any part of our business and assets, nor the reduction of our capital stock, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Other Provisions

The holders of common stock have no preemptive, subscription or redemption rights and are not entitled to the benefit of any sinking fund. The shares of common stock presently outstanding are validly issued, fully paid and nonassessable.

We may not subdivide, combine, or pay or declare any stock dividend on, the outstanding shares of common stock unless all outstanding shares of common stock are subdivided or combined or the holders of common stock receive a proportionate dividend.

Restrictions on Ownership and Transfer

For us to comply with and have maximum business flexibility under the Federal Communications Laws (defined in our Certificate of Incorporation and including the Communications Act of 1934, as amended), and for us to qualify as a REIT under the Code, our Certificate of Incorporation contains restrictions on stock ownership and stock transfers. These ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interests of the stockholders.

Federal Communications Laws Restrictions. Our Certificate of Incorporation permits us to restrict the ownership or proposed ownership of shares of our stock if that ownership or proposed ownership (i) is or could be inconsistent with, or in violation of, Federal Communications Laws (as defined in our Certificate of Incorporation); (ii) limits or impairs, or could limit or impair, our business activities or proposed business activities under the Federal Communications Laws; or (iii) subjects or could subject us to CFIUS Review (as defined in our Certificate of Incorporation) or to any provision of the Federal Communications Laws, including those requiring any review, authorization or approval, to which we would not be subject but for that ownership or proposed ownership, including, without limitation, Section 310 of the Communications Act and regulations relating to foreign ownership, multiple ownership or cross-ownership (clauses (i) through (iii) above are collectively referred to as FCC Regulatory Limitations). We reserve the right to require any person to whom a FCC Regulatory Limitation may apply to promptly furnish to us such information (including, without limitation, information with respect to the citizenship, other ownership interests and affiliations) as we may request. If such person fails to furnish all of the information we request, or we conclude that such person’s ownership or proposed ownership of our stock, or the exercise by such person of any rights of stock ownership in connection with our stock, may result in a FCC Regulatory Limitation, we reserve the right to:

•	refuse to permit the transfer of shares of our common stock and/or preferred stock to such person;

•	to the fullest extent permitted by law, suspend those rights of stock ownership the exercise of which may cause the FCC Regulatory Limitation;

•	require the conversion of any or all shares of our preferred stock held by such person into a number of shares of our common stock of equivalent value;

•	redeem the shares of our common stock and/or our preferred stock held by such person pursuant to the procedures set forth below; and/or

•

exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such person, with a view toward obtaining the information or preventing or curing any situation that may cause a FCC Regulatory Limitation.

The following procedures apply to the redemption of such person’s shares of our common stock and/or preferred stock:

•	the redemption price of any redeemed shares of our common stock or preferred stock shall be the fair market value (as defined in our Certificate of Incorporation) of those shares;

•	the redemption price may be paid in cash or any other of our debt or equity securities or any combination thereof;

•

the board of directors in its sole discretion may decide to only redeem some (and not all) of such person’s shares, which may include the selection of the most recently purchased or acquired shares, selection by lot or selection by such other manner as the board of directors may determine;

•

we must provide at least 15 days’ prior written notice of the date on which we plan to effect the redemption (unless waived by such person); provided, that the redemption date may be the date on which written notice is given to such person if the cash (or any other of our debt or equity securities) necessary to effect the redemption has been deposited in trust for the benefit of such person and is subject to immediate withdrawal by such person upon surrender of the stock certificates for the redeemed shares;

•

from and after the date of the redemption, any and all rights relating to the redeemed shares shall cease and terminate and such person shall only possess the right to obtain cash (or such other of our debt or equity securities) payable upon the redemption; and

•	such other terms and conditions as the board of directors may determine.

REIT Restrictions. For us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). In addition, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made). To ensure that these ownership requirements and other requirements for continued qualification as a REIT are met and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, our Certificate of Incorporation contains provisions restricting the ownership or transfer of shares of our stock.

The relevant sections of our Certificate of Incorporation provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in our Certificate of Incorporation) may beneficially or constructively own more than 9.8% in value of our aggregate outstanding stock, or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of our stock. We refer to these restrictions as the “ownership limits.”

The applicable constructive ownership rules under the Code are complex and may cause stock owned, actually or constructively, by a group of related individuals or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of our aggregate outstanding stock or less than 9.8% in value or number of our outstanding shares of any class or series of stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of our stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of our aggregate outstanding stock or 9.8% in value or number of our outstanding shares of any class or series of stock.

In addition to the ownership limits, our Certificate of Incorporation prohibits any person from actually or constructively owning shares of our stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

The board of directors may, in its sole discretion, exempt a person from the ownership limits and certain other REIT limits on ownership and transfer of our stock described above, and may establish a different limit on ownership for that person. However, the board of directors may not exempt any person whose ownership of outstanding stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by the board of directors for an exemption or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that the person’s beneficial or constructive ownership of our stock will not now or in the future jeopardize our ability to qualify as a REIT and must agree that any violation or attempted violation of those representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of our stock described above) will result in the shares of stock being automatically transferred to a trust as described below. As a condition of its waiver, the board of directors may require an opinion of counsel or IRS ruling satisfactory to it with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the exemption or different limit on ownership.

In connection with the waiver of the ownership limits or at any other time, the board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in our Certificate of Incorporation, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of our aggregate outstanding stock or of the shares of a class or series of our stock, as applicable, is in excess of such decreased ownership limits until such time as that person’s percentage of our aggregate outstanding stock or of the shares of a class or series of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of shares of our stock or of a class or series of our stock, as applicable, in excess of such percentage ownership of shares of stock or of a class or series of stock will be in violation of the ownership limits.

Our Certificate of Incorporation further prohibits:

•

any person from transferring shares of our stock if the transfer would result in our aggregate outstanding stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•	any person from beneficially or constructively owning shares of our stock if that ownership would result in our failing to qualify as a REIT.

The foregoing provisions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any person who acquires, or attempts or intends to acquire, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to the transaction) and provide us with such other information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT.

Pursuant to our Certificate of Incorporation, if there is any purported transfer of our stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee prior to our discovery that the shares had been automatically transferred to a trust as described above must be repaid to the trustee upon demand. Our Certificate of Incorporation also provides for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective for any reason, to prevent violation of the applicable restriction contained in our Certificate of Incorporation, the transfer of the excess shares will be automatically void and of no force or effect.

Shares of our stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other similar transaction), the market price on the day of the event and (ii) the market price on the date we accept, or our designee accepts, the offer. We have the right to accept the offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to the stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such stock. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, the shares of stock are sold by a purported transferee, then the shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of the shares that exceeds the amount that the purported transferee was entitled to receive as described above, the excess amount will be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

The trustee will be indemnified by us or from the proceeds of sales of stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our Certificate of Incorporation. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.

The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to the General Corporation Law of the State of Delaware, which we refer to as the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our stock set forth in our Certificate of Incorporation, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent the violation, including but not limited to, causing us to repurchase shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Following the end of each REIT taxable year, every owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations promulgated thereunder) of the outstanding shares of any class or series of our stock, must, upon request, provide us written notice of the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our stock, and any person (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

As noted above, the rights, preferences and privileges of the holders of our common stock may be affected by the rights, preferences and privileges granted to holders of preferred stock. Because our board of directors will have the power to establish the preferences and rights of each series of preferred stock, it may afford the stockholders of any series of preferred stock preferences, powers and rights senior to the rights of holders of shares of our common stock that could have the effect of delaying, deferring or preventing a change in control of American Tower. See “Description of Preferred Stock” for more information about our preferred stock.

Certain Anti-Takeover Provisions

Delaware Business Combination Provisions

We are subject to the provisions of Section 203 of the DGCL. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination or the transaction in which the stockholder became an interested stockholder is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years owned, 15% or more of the corporation’s voting stock.

Certain Provisions of our Certificate of Incorporation and By-Laws

Our By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election of directors, other than nominations made by, or at the direction of, our board of directors. These procedures may impede stockholders’ ability to bring matters before a meeting of stockholders or make nominations for directors at a meeting of stockholders.

Our Certificate of Incorporation includes provisions eliminating the personal liability of our directors to the fullest extent permitted by the DGCL and indemnifying our directors and officers to the fullest extent permitted by the DGCL. The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. In addition, the value of investments in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Our Certificate of Incorporation provides that any or all of the directors may be removed at any time, either with or without cause, by a vote of a majority of the shares outstanding and entitled to vote. This provision may delay or prevent our stockholders from removing incumbent directors.

The ownership and transfer restrictions contained in our Certificate of Incorporation, and described above, may have the effect of inhibiting or impeding a change in control.

Our Certificate of Incorporation and our By-Laws provide that our By-Laws may be altered, amended, changed or repealed by (i) the approval or consent of not less than a majority of the total outstanding shares of stock entitled to vote generally in the election of directors or (ii) a majority of the entire board of directors.

Certain Provisions of our Debt Obligations

Change of control and merger, consolidation and asset sale provisions in our indentures for our outstanding notes and loan agreements for our credit facilities may discourage a takeover attempt. These provisions may make acquiring us more difficult.

Listing of Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol “AMT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, P.O. Box 43006, Providence, RI 02940, (866) 201-5087.

DESCRIPTION OF PREFERRED STOCK

Pursuant to our Certificate of Incorporation, the board of directors is empowered, without any approval of our stockholders, to issue shares of preferred stock in one or more series, to establish the number of shares in each series, and to fix the relative rights, preferences, powers, qualifications, limitations and restrictions of each such series. The prospectus supplement relating to any series of preferred stock we may offer will contain the specific terms of that series, including some or all of the following:

•

whether the shares of the series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares will be redeemable and the amount per share payable in case of redemption;

•

whether shares of the series will be entitled to receive dividends or other distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the dividends or other distributions, whether dividends or other distributions will be cumulative, and the dates on which dividends or other distributions are payable;

•	any preferential amount payable upon shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of American Tower;

•	whether and the extent to which the series will be guaranteed;

•

whether the shares of the series are convertible, or exchangeable for, shares of any other class or classes of stock or of any other series of stock, or any other securities of American Tower, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	terms and conditions of the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting power, if any, of shares of the series; and

•	any other relative rights, preferences or limitations.

As of the date of this prospectus, we are authorized to issue up to twenty million (20,000,000) shares of preferred stock, par value $0.01 per share, and have no shares of preferred stock outstanding. Some of the provisions described in the section “Description of Common Stock—Restrictions on Ownership and Transfer” may also apply to any shares of preferred stock we issue.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

In this section, the terms “we,” “our,” “us” and “American Tower” refer solely to American Tower Corporation (and not to any of its affiliates, including subsidiaries). As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the applicable indenture.

We may issue senior debt securities under an indenture dated as of May 13, 2010 between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “2010 Indenture”), or under an indenture dated as of May 23, 2013 between us and U.S. Bank National Association, as trustee (the “2013 Indenture”). The 2010 Indenture and the 2013 Indenture are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. We may issue subordinated debt under a separate indenture to be entered into between us, U.S. Bank National Association, as trustee, as supplemented from time to time. This indenture, as supplemented, is referred to in this prospectus as the “Subordinated Indenture.” References to the “indenture” in this prospectus refer to the 2010 Indenture, the 2013 Indenture or the Subordinated Indenture, as applicable. References to the “trustee” in this prospectus refer to The Bank of New York Mellon Trust Company, N.A. when used in connection with the 2010 Indenture, and to U.S. Bank National Association when used in connection with the 2013 Indenture and the Subordinated Indenture. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•

the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the interest payment dates on which any interest will be payable and the record date, if any;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such an obligation;

•	if other than denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•

if the payments of principal of (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which the securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

•

if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which those amounts will be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;

•

if other than the principal amount thereof, the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

•

any modifications of or additions to the events of default or covenants with respect to securities of the series, or any modifications of or additions to subordination provisions with respect to the subordinated debt securities;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent;

•

if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global securities, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange those interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

Interest

Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking

The senior debt securities will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured senior obligations. However, the senior debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. The debt securities will also be structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. The subordinated debt securities will be our direct, unconditional, unsecured and subordinated obligations and will be junior in right of payment to our existing and future senior obligations. The extent of subordination of the subordinated debt securities will be described below under “–Additional Provisions Applicable to Subordinated Debt Securities – Subordination of Subordinated Debt Securities,” or as described in an accompanying prospectus supplement.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor our subsidiaries are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we will furnish to the trustee, within 15 days after we are required to file such annual and quarterly reports, information, documents and other reports with the SEC, copies of our annual report and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. We will also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless:

•

either we are the resulting, surviving or transferee corporation, or our successor is a corporation organized under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

The term “default” for the purpose of this provision means any event that is, or with the passage of time or the giving of notice or both would become, an event of default.

Except in the case of a lease of all or substantially all of our assets, the successor will be substituted for us in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise our rights and powers under the indenture.

Events of Default, Notice and Waiver

In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:

•	failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;

•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;

•	failure by us to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required; and

•	certain events of bankruptcy or insolvency of us or any of our significant subsidiaries.

The term “significant subsidiaries” for the purpose of this provision means any of our subsidiaries that would be a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X of the Securities Act of 1933, as amended, which we refer to as the Securities Act.

If an event of default (other than relating to certain events of bankruptcy or insolvency of us or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series to be due and payable immediately.

If an event of default relating to certain events of bankruptcy or insolvency of us occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.

The indenture imposes limitations on suits brought by holders of debt securities of any series against us. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of an event of default and the continuance of that event of default;

•	the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

•

such holder or holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee has not instituted the action within 60 days of the receipt of such notice, request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

We will be required to file annually with the trustee a certificate, signed by two officers of our company, stating whether or not the officers know of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Notwithstanding the foregoing, the sole remedy for any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) shall be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to all the holders of the debt securities of that series at a rate per annum equal to (i) 0.25% per annum of the principal amount of the debt securities of that series from the 90th day following such notice to but not including the 180th day following such notice (or such earlier date on which the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived) and (ii) 0.50% per annum of the principal amount of the debt securities of that series from the 180th day following such notice to but not including the 365th day following such notice (or such earlier date on which the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived prior to such 365th day), such additional interest will cease to accrue, and the debt securities of that series will be subject to acceleration as provided above if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.

Modification and Waiver

Except as provided in the two succeeding paragraphs, the indenture provides that we and the trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.

We and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•	secure the debt securities of any series;

•

evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;

•

cure any ambiguity or correct any defect or inconsistency in the indenture or make any other provisions as we may deem necessary or desirable; provided, however, that no such provisions will materially adversely affect the interests of the holders of any debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture;

•

provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

•

conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Securities” in the prospectus supplement for that series to the extent that the provision in that description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;

•

make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•	secure our obligations in respect of the debt securities of any series;

•

in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our common stock or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;

•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;

•

in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect; or

•	any other action to amend or supplement the indenture or the debt securities of any series as described in the prospectus supplement with respect to that series of debt securities.

We and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity of any debt security;

•	reduce the aggregate principal amount on any debt security;

•	reduce the rate or amend or modify the calculation, or time of payment, of interest, including defaulted interest on any debt security;

•

reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption of any debt security, or waive a redemption payment with respect to any debt security;

•	change the currency in which the principal of, or interest or premium, if any, on any debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

•

modify the provisions of the indenture with respect to modification and waiver (including waiver of certain covenants, waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

•

reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

•	change the ranking provisions of the Subordinated Indenture in a manner adverse to the holders of debt securities issued thereunder in any material respect;

•

impair the rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

•

any other action to modify or amend the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance

The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on those debt securities), upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, or the IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series. Any such omission will not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•

no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

•	we have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;

•

we have delivered irrevocable instructions to the trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar and paying agent will forward to the trustee any debt securities surrendered to them for transfer, exchange or payment, and the trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any debt securities we purchase in this manner; provided that we not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Debt securities surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Debt Securities

We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee.

Book-Entry Issuance

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be book-entry securities that are cleared and settled through the Depositary Trust Company, which we refer to as the DTC, a securities depositary. Upon issuance, unless otherwise specified in the applicable prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.

Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary – a bank, brokerage house or other institution that maintains securities accounts for customers – that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, the beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for DTC within 90 days;

•	at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;

•	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	An event of default has occurred and is continuing under the indenture, and a holder of the securities has requested definitive securities.

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $2,000 and whole multiples of $1,000 (unless otherwise specified in the prospectus supplement). Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the applicable prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the 2010 Indenture. U.S. Bank National Association is the trustee under the 2013 Indenture.

Except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. The Bank of New York Mellon Trust Company, N.A. is also the trustee under certain indentures under which our senior debt securities have been issued. U.S. Bank National Association is also the trustee under the trust and servicing agreement related to our securitization transaction.

No individual liability of directors, officers, employees, incorporators, stockholders or agents

The indenture provides that none of our past, present or future directors, officers, employees, incorporators, stockholders or agents in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing law

The indenture and debt securities of each series are governed by, and construed in accordance with, the laws of the State of New York.

Additional Provisions Applicable to Subordinated Debt Securities

General

The subordinated debt securities will be our unsecured obligations under the Subordinated Indenture and will be subordinate in right of payment to certain other indebtedness as described below under “Subordination of Subordinated Debt Securities” or in the applicable prospectus supplement. The subordinated debt securities will be effectively subordinated to all of our secured debt, to the extent of the value of the assets securing that debt.

Subordination of Subordinated Debt Securities

Payments on the subordinated debt securities will, as described in the applicable prospectus supplement, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all of our existing and future senior debt. As a result, the subordinated debt securities will be contractually subordinated to all of our senior debt and effectively subordinated to all debt and other obligations of our subsidiaries.

“Senior debt” is defined in the Subordinated Indenture as, with respect to any “person” (as defined in the Subordinated Indenture), the principal of (and premium, if any) and interest on any indebtedness, whether outstanding at the date of the Subordinated Indenture or thereafter created or incurred, which is for:

•	money borrowed by such person;

•	securities, notes, debentures, bonds or other similar instruments issued by such person;

•

obligations of such person evidencing the purchase price of property by such person or a subsidiary of such person, all conditional sale obligations of such person and all obligations of such person under any conditional sale or title retention agreement other than trade accounts payable in the ordinary course of business;

•	obligations, contingent or otherwise, of such person in respect of any letters of credit, bankers’ acceptance, security purchase facilities or similar credit transactions;

•

obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	obligations in respect of any factoring, securitization, sale of receivables or similar transaction;

•	money borrowed by or obligations described in the six preceding bullet points of others and assumed or guaranteed by such person;

•	obligations under performance guarantees, support agreements and other agreements in the nature thereof relating to the obligations of any subsidiary of such person;

•

renewals, extensions, refundings, amendments and modifications of any indebtedness of the kind described in the eight preceding bullet points or of the instruments creating or evidencing the indebtedness, unless, in each case, by the terms of the instrument creating or evidencing the indebtedness or the renewal, extension, refunding, amendment and modification, it is provided that the indebtedness is not senior in right of payment to the subordinated debt securities; and

•	obligations of the type referred to in the preceding bulletpoints of others secured by a lien on the property or asset of such person.

Unless otherwise specified in the applicable prospectus supplement for a particular series of subordinated debt securities, in the event of any distribution of our assets upon dissolution, winding up, liquidation or reorganization, the holders of senior debt shall first be paid in full in respect of principal, premium (if any) and interest before any such payments are made on account of the subordinated debt securities. In addition, in the event that (1) the subordinated debt securities are declared due and payable because of an event of default (other than under the circumstances described in the preceding sentence) and (2) any default has occurred and is continuing in the payment of principal, premium (if any), sinking funds or interest on any senior debt, then no payment shall be made on account of principal, premium (if any), sinking funds or interest on the subordinated debt securities until all such payments due in respect of the senior debt have been paid in full.

By reason of the subordination provisions described above, in the event of liquidation or insolvency, any of our creditors who are not holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than holders of the subordinated debt securities.

Deferral of Interest Payments

The terms upon which we may defer payments of interest on subordinated debt securities of any series will be set forth in the relevant prospectus supplement and, to the extent necessary, in the supplemental indenture relating to that series. If any such terms are provided for, an interest payment properly deferred will not constitute a default in the payment of interest.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in shares of common or preferred stock, rather than shares of common or preferred stock, with those rights and subject to the terms and conditions that we may specify in a related prospectus supplement. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of common or preferred stock. The shares of common or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement will include the name and address of the depositary.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depository shares or other security or property under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the purchase contracts.

The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security or property under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement.

LEGAL OWNERSHIP

In this prospectus and in any applicable prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the holder actually will be a broker, bank or other financial institution or, in the case of a global security, the depositary. Our obligations, as well as the obligations of the trustee, any transfer agent, any registrar and any third parties employed by us, the trustee, any transfer agent and any registrar, run only to persons who are registered as holders of our securities, except as may be specifically provided for in the contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Holding securities in accounts at banks, brokers or other financial institutions is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they legally are required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement actually will apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement that applies to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

•	How it handles payments and notices with respect to the securities;

•	Whether it imposes fees or charges;

•	How it handles voting, if applicable;

•	How and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

•	Whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	How it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination of the following three ways):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

FEDERAL INCOME TAX CONSIDERATIONS RELATED TO OUR QUALIFICATION AND TAXATION AS A REIT

The following summary of U.S. federal income tax considerations is based on existing law, and is limited to our qualification and taxation as a REIT. The opinion of our tax counsel, Sullivan & Worcester LLP, attached hereto as Exhibit 8.1 addresses our qualification and taxation as a REIT since January 1, 2012, as set forth in this summary. For a discussion of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of debt securities covered by this prospectus, please see the section entitled “Certain U.S. Federal Income Tax Considerations Relevant to Holders of Our Debt Securities” beginning on page 43. For a discussion of U.S. federal income tax considerations that may be relevant to persons considering the purchase of our stock covered by this prospectus, please see the section entitled “U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock” beginning on page 48.

The sections of the Code that govern federal income tax qualification and treatment of a REIT are complex. This section contains a summary of applicable Code provisions, related rules and regulations and administrative and judicial interpretations, all of which are subject to change, possibly with retroactive effect. Future legislative, judicial or administrative actions or decisions could also affect the accuracy of statements made in this summary. We have received private letter rulings from the IRS with respect to some but not all of the matters described in this summary, and we cannot provide assurance that the IRS or a court will agree with all of the statements made in this summary. The IRS or a court could, for example, take a different position from that described in this summary with respect to our acquisitions, operations, restructurings or other matters, including with respect to matters similar to, but subsequent or unrelated to, those matters addressed in the IRS private letter rulings issued to us; furthermore, while a private letter ruling from the IRS generally is binding on the IRS, we and our tax counsel cannot rely on the private letter rulings if the factual representations, assumptions or undertakings made in our letter ruling requests to the IRS are untrue or incomplete in any material respect. If successful, IRS challenges could result in significant tax liabilities for applicable parties. In addition, this summary is not exhaustive of all possible tax consequences related to our qualification and taxation as a REIT, and does not discuss any estate, gift, state, local or foreign tax consequences. For all these reasons, we urge any holder of or prospective acquiror of our securities to consult with a tax advisor about the federal income tax and other tax consequences of our qualification and taxation as a REIT. Our intentions and beliefs described in this summary are based upon our understanding of applicable laws and regulations that are in effect as of the date of this prospectus. If new laws or regulations are enacted which impact us directly or indirectly, we may change our intentions or beliefs.

Taxation as a REIT

Effective for our taxable year ended December 31, 2012, we will elect to be taxed as a REIT under Sections 856 through 860 of the Code, and the discussion below assumes that we will make that election by timely filing our federal income tax return as a REIT. Our REIT election, assuming continuing compliance with the then applicable qualification tests, will continue in effect for subsequent taxable years. Although no assurance can be given, we believe that, since January 1, 2012, we have been organized and have operated, and will continue to be organized and to operate, in a manner that qualified and will continue to qualify us to be taxed under the Code as a REIT.

Our tax counsel has opined that we have been organized and will have qualified as a REIT under the Code for our 2012 taxable year upon our filing a timely REIT federal income tax return for that year, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Our tax counsel’s opinions are conditioned upon the assumption that our Certificate of Incorporation, By-Laws, licenses and all other applicable legal documents to which we are or have been a party have been and will be complied with by all parties to those documents, upon the accuracy and completeness of the factual matters described in this prospectus, upon private letter rulings issued to us by the IRS as to certain federal income tax matters, and upon representations made by us as to certain factual matters relating to our organization and operations and our expected manner of operation. If this assumption or a representation is inaccurate or incomplete, our tax counsel’s opinions may be adversely affected and may not be relied upon. The opinions of our tax counsel are based upon the law as it exists today, but the law may change in the future, possibly with retroactive effect. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by our tax counsel or us regarding the continuing accuracy of the matters in this summary. Any opinion of our tax counsel will be expressed as of the date issued. Our tax counsel will have no obligation to advise us or holders of our securities of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. Also, the opinions of tax counsel are not binding on either the IRS or a court, and either could take a position different from that expressed by tax counsel.

Our continued qualification and taxation as a REIT will depend upon our compliance on a continuing basis with various qualification tests imposed under the Code and summarized below. Our ability to satisfy the asset tests will depend in part upon our good faith analysis of the fair market values of our assets, some of which are not susceptible to a precise determination. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. While we believe that we will satisfy these tests, our tax counsel will not review compliance with these tests on a continuing basis. If we fail to qualify as a REIT in any year, we will be subject to federal income taxation as if we were a corporation taxed under subchapter C of the Code, or a C corporation, and our stockholders will be taxed like stockholders of C corporations, meaning that federal income tax generally will be applied at both the corporate and stockholder levels. In this event, we could be subject to significant tax liabilities, and the amount of cash available for payment or distribution to our securityholders could be reduced or eliminated.

As a REIT, we generally are not subject to federal income tax on our net income distributed as dividends to our stockholders. Distributions to our stockholders generally are included in their income as dividends to the extent of our current or accumulated earnings and profits. Our dividends are not generally entitled to the preferential tax rates on qualified dividend income, but a portion of our dividends may be treated as capital gain dividends or qualified dividend income, all as explained below. No portion of any of our dividends is eligible for the dividends received deduction for corporate stockholders. Distributions in excess of current or accumulated earnings and profits generally are treated for federal income tax purposes as returns of capital to the extent of a recipient stockholder’s basis in our stock, and will reduce this basis. Our current or accumulated earnings and profits generally will be allocated first to distributions made on our outstanding preferred stock, if any, and thereafter to distributions made on our common stock. For all these purposes, our distributions include both cash distributions and any in kind distributions of property that we might make.

If we qualify as a REIT and meet the tests described below, we generally will not pay federal income tax on amounts we distribute to our stockholders. However, even if we qualify as a REIT, we may be subject to federal tax in the following circumstances:

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We will be taxed at regular corporate rates on any undistributed “real estate investment trust taxable income,” determined by including our undistributed net capital gains and after offset by our available net operating loss carryovers (NOLs);

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If our alternative minimum taxable income exceeds our taxable income, we may be subject to the corporate alternative minimum tax on our items of tax preference. Items that are treated differently for regular and alternative minimum tax purposes are to be allocated between a REIT and its stockholders under Treasury regulations which are yet to be prescribed. It is possible that these Treasury regulations will require tax preference items to be allocated to us with respect to any accelerated depreciation or other tax preference items that we claim, including a portion of the NOLs we may utilize;

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If we have net income from the disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or from other nonqualifying income from foreclosure property, we will be subject to tax on this income at the highest regular corporate rate, currently 35%;

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If we have net income from prohibited transactions—that is, dispositions of inventory or property held primarily for sale to customers in the ordinary course of business other than dispositions of foreclosure property and other than dispositions excepted under a statutory safe harbor—we will be subject to tax on this income at a 100% rate;

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If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT, we will be subject to tax at a 100% rate on the greater of the amount by which we fail the 75% or the 95% test, with adjustments, multiplied by a fraction intended to reflect our profitability;

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If we fail to distribute for any calendar year at least the sum of 85% of our REIT ordinary income for that year, 95% of our REIT capital gain net income for that year and any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amounts actually distributed;

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If we recognize gain on the disposition of any asset that was held by us on January 1, 2012 during a specified period (generally ten years) thereafter, then we will pay tax at the highest regular corporate tax rate, which is currently 35%, on the lesser of the excess of the fair market value of the asset over our basis in the asset on January 1, 2012, or the gain we recognize in the disposition. We currently do not expect to sell any assets if such a sale would result in the imposition of a material tax liability. We cannot, however, provide assurance that we will not change our plans in this regard;

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If we acquire an asset from a corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of a present or former C corporation (including, for example, if we were to liquidate a wholly owned taxable REIT subsidiary, or TRS), and if we subsequently recognize gain on the disposition of this asset during a specified period (generally ten years) beginning on the date on which the asset ceased to be owned by the C corporation, then we will pay tax at the highest regular corporate tax rate, which is currently 35%, on the lesser of the excess of the fair market value of the asset over the C corporation’s basis in the asset on the date the asset ceased to be owned by the C corporation, or the gain we recognize in the disposition. We currently do not expect to sell any assets if such a sale would result in the imposition of a material tax liability. We cannot, however, provide assurance that we will not change our plans in this regard;

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If we acquire a corporation in a transaction where we succeed to its tax attributes, to preserve our status as a REIT we must generally distribute all of the C corporation earnings and profits inherited in that acquisition, if any, not later than the end of our taxable year in which the acquisition occurs. However, if we fail to do so, relief provisions would allow us to maintain our status as a REIT provided we distribute any subsequently discovered C corporation earnings and profits and pay an interest charge in respect of the period of delayed distribution;

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As summarized below, REITs are permitted within limits to own stock and securities of a TRS. A domestic TRS is separately taxed on its net income as a C corporation, and is subject to limitations on the deductibility of interest expense paid to its REIT parent. While a foreign TRS is taxed in the United States only to the extent it has income that is effectively connected with the conduct of a trade or business in the United States or that is investment income from United States sources, a foreign TRS is generally subject to foreign taxes in the jurisdictions in which its assets or operations are located. In addition, the REIT parent is subject to a 100% tax on the amount by which various charges and reimbursements between the parent REIT and its TRS are determined to be priced excessively in favor of the REIT rather than on an arms’ length basis; and

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To the extent we invest in properties in foreign jurisdictions, our income from those properties will generally be subject to tax in those jurisdictions. If we continue to operate as we do, then we will distribute all of our taxable income to our stockholders such that we will generally not pay federal income tax. As a result, we cannot recover the cost of foreign income taxes imposed on our foreign investments by claiming foreign tax credits against our federal income tax liability. Also, we cannot pass through to our stockholders any foreign tax credits.

If we fail to qualify as a REIT or elect not to qualify as a REIT, then we will be subject to federal income tax in the same manner as a regular C corporation. Further, as a regular C corporation, distributions to our stockholders will not be deductible by us, nor will distributions be required under the Code. Also, to the extent of our current and accumulated earnings and profits, all distributions to our stockholders will generally be taxable as ordinary dividends potentially eligible for preferential tax rates, discussed below in “U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock—Taxation of U.S. Stockholders” and, subject to limitations in the Code, will be eligible for the dividends received deduction for corporate stockholders. Finally, we will generally be disqualified from qualification as a REIT for the four taxable years following disqualification. Our failure to qualify as a REIT for even one year could result in reduction or elimination of distributions to our stockholders, or in our incurring substantial indebtedness or liquidating substantial investments in order to pay the resulting corporate level taxes, which could adversely impact our ability to make payments or distributions to our securityholders. The Code provides certain relief provisions under which we might avoid automatically ceasing to be a REIT for failure to meet certain REIT requirements, all as discussed in more detail below.

REIT Qualification Requirements

General Requirements. Section 856(a) of the Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable, but for Sections 856 through 859 of the Code, as a domestic C corporation;

(4)	that is not a financial institution or an insurance company subject to special provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	that is not “closely held” as defined under the personal holding company stock ownership test, as described below; and

(7)	that meets other tests regarding income, assets and distributions, all as described below.

Section 856(b) of the Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a pro rata part of a taxable year of less than 12 months. Section 856(h)(2) of the Code provides that neither condition (5) nor (6) need be met for our first taxable year as a REIT. We believe that we have met and will meet conditions (1) through (7) during each of the requisite periods commencing with our first taxable year as a REIT, and that we will continue to meet these conditions in future taxable years. There can, however, be no assurance in this regard.

By reason of condition (6), we will fail to qualify as a REIT for a taxable year if at any time during the last half of a year (except for our first taxable year as a REIT) more than 50% in value of our outstanding stock is owned directly or indirectly by five or fewer individuals. To help comply with condition (6), our Certificate of Incorporation restricts transfers of our stock that would otherwise result in concentrated ownership positions. In addition, if we comply with applicable Treasury regulations to ascertain the ownership of our stock and do not know, or by exercising reasonable diligence would not have known, that we failed condition (6), then we will be treated as having met condition (6). However, our failure to comply with these regulations for ascertaining ownership may result in a penalty of $25,000, or $50,000 for intentional violations. Accordingly, we have complied and will continue to comply with these regulations, including requesting annually from record holders of significant percentages of our stock information regarding the ownership of our stock. Under our Certificate of Incorporation, our stockholders are required to respond to these requests for information.

For purposes of condition (6), the term “individuals” is defined in the Code to include natural persons, supplemental unemployment compensation benefit plans, private foundations and portions of a trust permanently set aside or used exclusively for charitable purposes, but not other entities or qualified pension plans or profit-sharing trusts. As a result, REIT shares owned by an entity that is not an “individual” are considered to be owned by the direct and indirect owners of the entity that are individuals (as so defined), rather than to be owned by the entity itself. Similarly, REIT shares held by a qualified pension plan or profit-sharing trust are treated as held directly by the individual beneficiaries in proportion to their actuarial interests in such plan or trust. Consequently, five or fewer such trusts could own more than 50% of the interests in an entity without jeopardizing that entity’s federal income tax qualification as a REIT. However, as discussed below under “U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock—Taxation of Tax-Exempt Stockholders”, if a REIT is a “pension-held REIT,” each qualified pension plan or profit-sharing pension trust owning more than 10% of the REIT’s shares by value generally may be taxed on a portion of the dividends it receives from the REIT.

The Code provides that we will not automatically fail to be a REIT if we do not meet conditions (1) through (6), provided we can establish reasonable cause for any such failure. Each such excused failure will result in the imposition of a $50,000 penalty instead of REIT disqualification. It is impossible to state whether in all circumstances we would be entitled to the benefit of this relief provision. This relief provision applies to any failure of the applicable conditions, even if the failure first occurred in a prior taxable year.

Our Wholly Owned Subsidiaries and Our Investments Through Partnerships. Except in respect of TRSs as discussed below, Section 856(i) of the Code provides that any corporation, 100% of whose stock is held by a REIT and its disregarded subsidiaries, is a qualified REIT subsidiary and shall not be treated as a separate corporation. The assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as the REIT’s. We believe that each of our direct and indirect wholly owned subsidiaries, other than the TRSs discussed below, will be either a qualified REIT subsidiary within the meaning of Section 856(i) of the Code or a noncorporate entity that for federal income tax purposes is not treated as separate from its owner under regulations issued under Section 7701 of the Code, each of which we refer to as a QRS. Thus, except for the TRSs discussed below, in applying all the federal income tax REIT qualification requirements described in this summary, all assets, liabilities and items of income, deduction and credit of our direct and indirect wholly owned subsidiaries are treated as ours.

We have invested and may invest in real estate through one or more entities that are treated as partnerships for federal income tax purposes, including limited or general partnerships, limited liability companies or foreign entities. In the case of a REIT that is a partner in a partnership, regulations under the Code provide that, for purposes of the REIT qualification requirements regarding income and assets discussed below, the REIT is deemed to own its proportionate share of the assets of the partnership corresponding to the REIT’s proportionate capital interest in the partnership and is deemed to be entitled to the income of the partnership attributable to this proportionate share. In addition, for these purposes, the character of the assets and gross income of the partnership generally retains the same character in the hands of the REIT. Accordingly, our proportionate share of the assets, liabilities and items of income of each partnership in which we are a partner is treated as ours for purposes of the income tests and asset tests discussed below. In contrast, for purposes of the distribution requirement discussed below, we must take into account as a partner our share of the partnership’s income as determined under the general federal income tax rules governing partners and partnerships under Sections 701 through 777 of the Code.

To the extent our QRSs and partnerships have assets or operations in foreign jurisdictions, their income from those assets and operations will generally be subject to tax in those jurisdictions. If we and our QRSs and partnerships continue to operate as we currently do, then our foreign QRSs and partnerships will not have any U.S. operations, and we will generally not pay federal income tax to the extent we distribute our taxable income to our stockholders each year. As a result, we cannot recover the cost of foreign income taxes imposed on our QRSs’ and partnerships’ foreign investments by claiming foreign tax credits against our federal income tax liability. Also, we cannot pass through to our stockholders any foreign tax credits.

Taxable REIT Subsidiaries. We are permitted to own any or all of the securities of a “taxable REIT subsidiary” as defined in Section 856(l) of the Code, provided that no more than 25% of the total value of our assets, at the close of each quarter, is comprised of our investments in the stock or securities of our TRSs. We have received a private letter ruling from the IRS that a loan to a TRS of ours that is adequately secured by towers, tower sites or other interests in real property will not be treated as a security for purposes of this 25% TRS limitation. Among other requirements, a TRS of ours must:

(1)	be a non-REIT corporation for federal income tax purposes in which we directly or indirectly own shares;

(2)	join with us in making a TRS election;

(3)	not directly or indirectly operate or manage a lodging facility or a health care facility; and

(4)	not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, except that in limited circumstances a subfranchise, sublicense or similar right can be granted to an independent contractor to operate or manage a lodging facility or a health care facility.

In addition, a corporation other than a REIT in which a TRS directly or indirectly owns more than 35% of the voting power or value will automatically be treated as a TRS. Subject to the discussion below, we believe that we and each of our TRSs have complied with, and will continue to comply with, on a continuous basis, the requirements for TRS status at all times during which the subsidiary’s TRS election is reported as being in effect, and we believe that the same will be true for any TRS that we later form or acquire.

Our ownership of stock and securities in TRSs is exempt from the 10% and 5% REIT asset tests discussed below. Also, as discussed below, TRSs can perform services for our tenants without disqualifying the rents we receive from those tenants under the 75% or 95% gross income tests discussed below. Moreover, because TRSs are taxed as C corporations that are separate from us, their assets, liabilities and items of income, deduction and credit generally are not imputed to us for purposes of the REIT qualification requirements described in this summary. Therefore, TRSs can generally undertake third party management and development activities and activities not related to real estate.

Restrictions are imposed on TRSs to ensure that they will be subject to an appropriate level of federal income taxation. For example, a TRS may not deduct interest paid in any year to an affiliated REIT to the extent that the interest payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year. However, the TRS may carry forward the disallowed interest expense to a succeeding year, and deduct the interest in that later year subject to that year’s 50% adjusted taxable income limitation. In addition, if a TRS pays interest, rent or other amounts to its affiliated REIT in an amount that exceeds what an unrelated third party would have paid in an arm’s length transaction, then the REIT generally will be subject to an excise tax equal to 100% of the excessive portion of the payment. Finally, if in comparison to an arm’s length transaction, a tenant has overpaid rent to the REIT in exchange for underpaying the TRS for services rendered, and if the REIT has not adequately compensated the TRS for services provided to or on behalf of a tenant, then the REIT may be subject to an excise tax equal to 100% of the undercompensation to the TRS. A safe harbor exception to this excise tax applies if the TRS has been compensated at a rate at least equal to 150% of its direct cost in furnishing or rendering the service. We believe that our TRSs have received and will continue to receive at least arm’s length compensation, from our tenants or from us, for the services they provide to our tenants. There can be no assurance that arrangements involving our TRSs will not result in the imposition of one or more of these deduction limitations or excise taxes, but we do not believe that we are or will be subject to these impositions.

To the extent our TRSs have assets or operations in foreign jurisdictions, their income from those assets and operations will generally be subject to tax in those jurisdictions. If we and our TRSs continue to operate as we currently do, then our foreign TRSs will not have any U.S. operations or federal income tax liability, and we will generally not pay federal income tax to the extent we distribute our taxable income, including our dividend income from our TRSs, to our stockholders each year. As a result, we cannot recover the cost of foreign income taxes imposed on our TRSs’ foreign investments by claiming foreign tax credits against either our or their federal income tax liability. Also, we cannot pass through to our stockholders any foreign tax credits.

Our Assets as Real Estate Assets. Treasury regulations define “real property” for purposes of Section 856 of the Code to mean land or improvements thereon, such as buildings or other inherently permanent structures thereon, including items which are structural components of such buildings or structures. In addition, the term is defined recursively so that real property includes interests in real property. For these purposes, local law definitions are not controlling. By way of illustration, Treasury regulations provide that real property includes wiring in a building, plumbing systems, central heating or central air-conditioning machinery, pipes or ducts, elevators or escalators installed in a building and other items which are structural components of a building or other permanent structure; however, again by way of example, real property is defined to exclude assets accessory to the operation of a business such as machinery, printing presses, transportation equipment which is not a structural component of the building, office equipment, refrigerators, individual air-conditioning units, grocery counters or furnishings of a motel, hotel or office building. For purposes of Section 856 of the Code, real property includes real property outside of the United States as well as real property within the United States.

Treasury regulations provide that, for purposes of Section 856 of the Code, the term “interests in real property” includes several types of interests that relate to real property such as (a) fee ownership and co-ownership of land or improvements thereon, leaseholds of land or improvements thereon, options to acquire land or improvements thereon and options to acquire leaseholds of land or improvements thereon, (b) timeshare interests that represent an undivided fractional fee interest, or undivided leasehold interest, in real property, and that entitle the holders of the interests to the use and enjoyment of the property for a specified period of time each year, and (c) stock held by a person as a tenant-stockholder in a cooperative housing corporation (as those terms are defined in Section 216 of the Code). In administrative pronouncements spanning several decades, the IRS has concluded that “interests in real property” properly include intangibles such as voting rights and goodwill that are inextricably and compulsorily tied to real property or otherwise inseparable from real property.

We received a private letter ruling from the IRS that, for purposes of Section 856 of the Code, our towers and the sites on which they are located (including any fencing, shelters and permanently installed backup generators) are interests in real property, and intangible assets (including goodwill) derived from our real estate are also “interests in real property.” Because all or substantially all of our intangible assets (including goodwill) as reported on our audited financial statements relate to current and future rental cash flows from space on our towers and at our tower sites, we believe that all or substantially all of these intangibles are inextricably and compulsorily tied to, and derived from, our real estate and are thus “interests in real property.”

In order to qualify as a mortgage on real property for purposes of the 75% gross income test and 75% asset test discussed below, a mortgage loan must be secured by real property with a fair market value, at the time the loan is made, at least equal to the amount of the loan. In Revenue Ruling 80-280, 1980-2 C.B. 207, the IRS concluded that a loan secured by a mortgage loan can itself qualify as an interest in mortgages on real property where the ultimate collateral in the arrangement is real property of sufficient fair market value. Although there can be no assurance in this regard, we believe that our loans that are intended to be mortgages on real property for purposes of the REIT income and asset tests below in fact so qualify, because we generally seek to have those loans directly secured by real property of sufficient fair market value or indirectly and ultimately secured by real property of sufficient fair market value consistent with the principles of Revenue Ruling 80-280.

Income Tests. There are two gross income requirements for qualification as a REIT under the Code:

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At least 75% of our gross income (excluding: (a) gross income from sales or other dispositions of property held primarily for sale; (b) any income arising from “clearly identified” hedging transactions that we enter into to manage interest rate or price changes or currency fluctuations with respect to borrowings we incur to acquire or carry real estate assets; (c) any income arising from “clearly identified” hedging transactions that we enter into primarily to manage risk of currency fluctuations relating to any item that qualifies under the 75% or 95% gross income tests (or any property that generates such income or gain); (d) real estate foreign exchange gain (as defined in Section 856(n)(2) of the Code); (e) income from the repurchase or discharge of indebtedness; and (f) gross income excludable under Section 856(c)(5)(J)(i) of the Code on account of an IRS private letter ruling issued to us, including applicable adjustments under Section 481(a) of the Code) must be derived from investments relating to real property, including “rents from real property” as defined under Section 856 of the Code, interest and gain from mortgages on real property, income and gain from foreclosure property, gain from the sale or other disposition of real property other than dealer property, dividends and gain from shares in other REITs, or amounts described under Section 856(c)(5)(J)(ii) of the Code as producing income described in Section 856(c)(3) of the Code on account of an IRS private letter ruling issued to us. When we receive new capital in exchange for our stock or in a public offering of five-year or longer debt instruments, income attributable to the temporary investment of this new capital in stock or a debt instrument, if received or accrued within one year of our receipt of the new capital, is generally also qualifying income under the 75% gross income test.

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At least 95% of our gross income (excluding: (a) gross income from sales or other dispositions of property held primarily for sale; (b) any income arising from “clearly identified” hedging transactions that we enter into to manage interest rate or price changes or currency fluctuations with respect to borrowings we incur to acquire or carry real estate assets; (c) any income arising from “clearly identified” hedging transactions that we enter into primarily to manage risk of currency fluctuations relating to any item that qualifies under the 75% or 95% gross income tests (or any property that generates such income or gain); (d) passive foreign exchange gain (as defined in Section 856(n)(3) of the Code); (e) income from the repurchase or discharge of indebtedness; and (f) gross income excludable under Section 856(c)(5)(J)(i) of the Code on account of an IRS private letter ruling issued to us, including applicable adjustments under Section 481(a) of the Code) must be derived from a combination of items of real property income that satisfy the 75% gross income test described above, dividends, interest, gains from the sale or disposition of stock, securities or real property, or amounts described under Section 856(c)(5)(J)(ii) of the Code as producing income described in Section 856(c)(2) on account of an IRS private letter ruling issued to us.

For purposes of the 75% and 95% gross income tests outlined above, income derived from a “shared appreciation provision” in a mortgage loan is generally treated as gain recognized on the sale of the property to which it relates. Although we will use our best efforts to ensure that the income generated by our investments will be of a type that satisfies both the 75% and 95% gross income tests, there can be no assurance in this regard.

In order to qualify as “rents from real property” under Section 856 of the Code, several requirements must be met:

•	The amount of rent received generally must not be based on the income or profits of any person, but may be based on receipts or sales.

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With respect to various obligations of ours that we pass through to our tenants, such as ground rents and property taxes, the passed-through amounts paid by our tenants are generally considered additional rental income received by us. We have received a private letter ruling from the IRS to the effect that, so long as the passed-through amounts are actually paid over to our own obligees, otherwise qualifying amounts we receive from our tenants that include passed-through amounts will be treated in full as qualifying under the 75% and 95% gross income tests, even if the passed-through amounts are based on income or profits from the property.

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Rents do not qualify if the REIT owns 10% or more by vote or value of the tenant, whether directly or after application of attribution rules. While we intend not to lease property to any party if rents from that property would not qualify as rents from real property, application of the 10% ownership rule is dependent upon complex attribution rules and circumstances that may be beyond our control. For example, an unaffiliated third party’s ownership directly or by attribution of 10% or more by value of our stock, as well as an ownership position in the stock of one of our tenants which, when added to our own ownership position in that tenant, totals 10% or more by vote or value of the stock of that tenant, would result in that tenant’s rents not qualifying as rents from real property. Our Certificate of Incorporation disallows transfers or purported acquisitions, directly or by attribution, of our stock to the extent necessary to maintain our REIT status under the Code. Nevertheless, there can be no assurance that these provisions in our Certificate of Incorporation will be effective to prevent our REIT status from being jeopardized under the 10% affiliated tenant rule. Furthermore, there can be no assurance that we will be able to monitor and enforce these restrictions, nor will our stockholders necessarily be aware of ownership of our stock attributed to them under the Code’s attribution rules.

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There is a limited exception to the above prohibition on earning “rents from real property” from a 10% affiliated tenant, if the tenant is a TRS. If at least 90% of the leased/licensed space of a property is leased/licensed to tenants other than TRSs and 10% affiliated tenants, and if the TRS’s rent for space at that property is substantially comparable to the rents paid by nonaffiliated tenants for comparable space at the property, then otherwise qualifying rents paid by the TRS to the REIT will not be disqualified on account of the rule prohibiting 10% affiliated tenants. At some of our tower sites, we may license space to a TRS so that, for example, the TRS can operate a master antenna, backhaul antenna or other asset. In any such instance, we cannot be sure that the rental relationship will qualify under the limited exception for leasing/licensing space to a TRS. However, we expect the total rents we receive from leasing/licensing space to our TRSs will be immaterial to our compliance with the REIT gross income tests.

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In order for rents to qualify, we generally must not manage the property or furnish or render services to the tenants of the property, except through an independent contractor from whom we derive no income or through one of our TRSs. There is an exception to this rule permitting a REIT to perform customary tenant services of the sort that a tax-exempt organization could perform without being considered in receipt of “unrelated business taxable income” as defined in Section 512(b)(3) of the Code. In addition, a de minimis amount of noncustomary services will not disqualify income as “rents from real property” so long as the value of the impermissible services does not exceed 1% of the gross income from the property.

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If rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as “rents from real property”; if this 15% threshold is exceeded, the rent attributable to personal property will not so qualify. The portion of rental income treated as attributable to personal property is determined according to the ratio of the fair market value of the personal property to the total fair market value of the real and personal property that is rented. While this 15% test generally is applied separately to each lease of real property, Treasury regulations provide that the test may be applied on an aggregate basis at a multi-tenanted facility with substantially similar leases, such that the aggregate rents received or accrued at the facility under substantially similar leases are tested by reference to the ratio of the fair market value of all rented personal property under such leases to the total fair market value of all rented real and personal property under such leases. We have received a private letter ruling from the IRS confirming that this aggregation is available to us on a site by site basis at our election.

For the reasons set forth below, we believe that, since January 1, 2012, all or substantially all our rents have qualified and will continue to qualify as rents from real property for purposes of Section 856 of the Code.

With respect to services we render at our tower sites, we believe that these services will be of the type that are usually or customarily performed in connection with the rental of tower space and that are not primarily for the benefit or convenience of our tenants. Therefore, we believe that our provision of these permissible services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Any impermissible services at a tower site are expected to be provided by an independent contractor or a TRS under appropriate arrangements in order to avoid jeopardizing the qualification of our rent as “rents from real property.” We have received private letter rulings from the IRS that, based on our representation that particular services are customary and either are consistent with our fiduciary functions or benefit our properties as a whole, these specified services provided in connection with the rental of tower space will not cause otherwise qualifying amounts received by us to be excluded from “rents from real property” under Section 856(d) of the Code. If, contrary to our expectation, the IRS or a court determines that one or more services we provide to our tenants directly (as opposed to through a TRS or an independent contractor) are impermissible services, and that the amount of gross receipts we receive that is attributable to the provision of such services during a taxable year at a site exceeds 1% of all gross receipts we received or accrued during such taxable year with respect to that site, then all of the rents from that site will be nonqualifying income for purposes of the 75% and 95% gross income tests. Although rents at any one site are immaterial to our compliance with the 75% and 95% gross income tests, a finding by the IRS or a court of sufficient impermissible services at a large number of sites could possibly jeopardize our ability to comply with the 95% gross income test, and in an extreme case possibly even with the 75% gross income test. Under those circumstances, however, we expect we would qualify for the gross income tests’ relief provision described below, and thereby would preserve our qualification as a REIT; however, the penalty taxes associated with this relief could be material.

In applying the above criteria, each lease or license of space is evaluated separately from each other lease or license, except that the 1% threshold for impermissible services is applied on a site-by-site basis, as discussed above. For purposes of Section 856 of the Code, we believe that each site license under our master license agreements may be tested separately from each other site license under the above criteria, and we have received a private letter ruling from the IRS to that effect.

With respect to any foreign properties, we have maintained, and will continue to maintain, appropriate books and records for our foreign properties in local currencies. Accordingly, for federal income tax purposes, including presumably the 75% and 95% gross income tests summarized above, our income, gains and losses from our foreign operations that are not held in TRSs will generally be calculated first in the applicable local currency, and then translated into United States dollars at appropriate exchange rates. On the periodic repatriation of monies from such foreign operations to the United States, we will be required to recognize foreign exchange gains or losses; however, any foreign exchange gains we recognize from repatriation are expected to constitute “real estate foreign exchange gains” under Section 856(n)(2) of the Code, and will thus be excluded from the 75% and 95% gross income tests summarized above.

In addition, when we own interests in entities that are “controlled foreign corporations” for federal income tax purposes, we are deemed to receive our allocable share of certain income, referred to as Subpart F Income, earned by such controlled foreign corporations whether or not that income is actually distributed to us. Numerous exceptions apply in determining whether an item of income is Subpart F Income, including exceptions for rent received from an unrelated person and derived in the active conduct of a trade or business. Rents from real property are generally treated as earned in an active trade or business if the landlord/licensor regularly performs active and substantial management and operational functions with respect to the property while it is leased, but only if such activities are performed through the landlord/licensor’s own officers or staff of employees. We believe our controlled foreign corporations generally satisfy this active rental exception, and accordingly we have not recognized material amounts of Subpart F Income, though we may recognize material amounts of Subpart F income in the future. We have received private letter rulings from the IRS that the types of Subpart F Income most likely to be recognized by us qualify under the 95% gross income test. However, we have received no ruling regarding whether other types of Subpart F Income qualify for, or are excluded from, the 95% gross income test. In addition, we do not believe our Subpart F income qualifies under the 75% gross income test.

Absent the “foreclosure property” rules of Section 856(e) of the Code, a REIT’s receipt of nonrental, nonpassive income from a property would not qualify under the 75% and 95% gross income tests. But as foreclosure property, such gross income from such a property would so qualify. In the case of property leased by a REIT to a tenant, foreclosure property is defined under applicable Treasury regulations to include generally the real property and incidental personal property that the REIT reduces to possession upon a default or imminent default under the lease by the tenant, and as to which a foreclosure property election is made by attaching an appropriate statement to the REIT’s federal income tax return.

Any gain that a REIT recognizes on the sale of foreclosure property held as inventory or primarily for sale to customers, plus any income it receives from foreclosure property that would not qualify under the 75% gross income test in the absence of foreclosure property treatment, reduced by expenses directly connected with the production of those items of income, would be subject to income tax at the maximum corporate rate, currently 35%, under the foreclosure property income tax rules of Section 857(b)(4) of the Code. Thus, if a REIT should lease foreclosure property in exchange for rent that qualifies as “rents from real property” as described above, then that rental income is not subject to the foreclosure property income tax.

Other than sales of foreclosure property, any gain we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a penalty tax at a 100% rate. This prohibited transaction income also may adversely affect our ability to satisfy the 75% and 95% gross income tests for federal income tax qualification as a REIT. We cannot provide assurances as to whether or not the IRS might successfully assert that one or more of our dispositions would be subject to the 100% penalty tax. However, we believe that dispositions of assets that we might make will not be subject to the 100% penalty tax, because we intend to:

•	engage in the business of developing, owning, leasing and managing our existing properties and acquiring, developing, owning, leasing and managing new properties; and

•	own our assets for long-term use in our business, with only occasional dispositions.

If we fail to satisfy one or both of the 75% or the 95% gross income tests in any taxable year, we may nevertheless qualify as a REIT for that year if we satisfy the following requirements:

•	our failure to meet the test is due to reasonable cause and not due to willful neglect; and

•	after we identify the failure, we file a schedule describing each item of our gross income included in the 75% or 95% gross income tests for that taxable year.

It is impossible to state whether in all circumstances we would be entitled to the benefit of this relief provision for the 75% and 95% gross income tests. Even if this relief provision does apply, a 100% tax is imposed upon the greater of the amount by which we failed the 75% test or the amount by which we failed the 95% test, with adjustments, multiplied by a fraction intended to reflect our profitability. This relief provision applies to any failure of the applicable income tests, even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

Asset Tests. At the close of each quarter of each taxable year, we must also satisfy the following asset percentage tests in order to qualify as a REIT for federal income tax purposes:

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At least 75% of our total assets must consist of real estate assets, cash and cash items, shares in other REITs, government securities and temporary investments of new capital (that is, stock or debt instruments purchased with proceeds of a stock offering or a public offering of our debt with a term of at least five years, but only for the one year period commencing with our receipt of the offering proceeds).

•	Not more than 25% of our total assets may be represented by securities other than those securities that count favorably toward the preceding 75% asset test.

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Of the investments included in the preceding 25% asset class, the value of any one non-REIT issuer’s securities that we own may not exceed 5% of the value of our total assets. In addition, we may not own more than 10% of the vote or value of any one non-REIT issuer’s outstanding securities, unless the securities are “straight debt” securities or otherwise excepted as discussed below. Our stock and securities in a TRS are exempted from these 5% and 10% asset tests.

•	No more than 25% of our total assets may be represented by stock or securities of TRSs.

We have received a private letter ruling from the IRS that, for purposes of Section 856 of the Code, our towers and the sites on which they are located (including any fencing, shelters and permanently installed backup generators) are interests in real property, and intangible assets (including goodwill) derived from our real estate are also “interests in real property.” Because all or substantially all of our intangible assets (including goodwill) as reported on our audited financial statements relate to current and future rental cash flows from space on our towers and at our tower sites, we believe that all or substantially all of these intangibles are, and will remain, inextricably and compulsorily tied to, and derived from, our real estate and are thus “interests in real property.” Following the close of each quarter, our board of directors has reviewed, and expects to continue to so review, internally prepared valuation presentations, which have assisted and will assist it in determining the nature and value of the assets shown on our audited financial statements for purposes of the various REIT asset and income tests under Section 856 of the Code. Upon review and due consideration of each completed quarter’s valuation presentation, our board of directors has determined and expects to continue to determine, to the maximum extent it is authorized and afforded discretion to determine such matters under applicable federal income tax laws (including in particular Section 856(c)(5)(A) of the Code), whether for the completed calendar quarter (a) substantially all of our intangible assets (including goodwill) were derived from our real estate and (b) the value of our assets, including the value of our towers, buildings, land, intangibles and other assets, were such that we met all of the above REIT asset tests.

The above REIT asset tests must be satisfied at the close of each calendar quarter of each taxable year as a REIT. After a REIT meets the asset tests at the close of any quarter, it will not lose its status as a REIT in any subsequent quarter solely because of fluctuations in the values of its assets, including if caused by changes in the foreign currency exchange rate used to value any foreign assets; but this grandfathering rule may be of limited benefit to a REIT such as us that makes periodic acquisitions of both qualifying and nonqualifying REIT assets. When a failure to satisfy the above asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter.

In addition, if we fail the 5% value test or the 10% vote or value tests at the close of any quarter and do not cure such failure within 30 days after the close of that quarter, that failure will nevertheless be excused if (a) the failure is de minimis and (b) within 6 months after the last day of the quarter in which we identify the failure, we either dispose of the assets causing the failure or otherwise satisfy the 5% value and 10% vote and value asset tests. For purposes of this relief provision, the failure will be “de minimis” if the value of the assets causing the failure does not exceed the lesser of (a) 1% of the total value of our assets at the end of the relevant quarter or (b) $10,000,000. If our failure is not de minimis, or if any of the other REIT asset tests have been violated, we may nevertheless qualify as a REIT if (a) we provide the IRS with a description of each asset causing the failure, (b) the failure was due to reasonable cause and not willful neglect, (c) we pay a tax equal to the greater of (1) $50,000 or (2) the highest rate of corporate tax imposed (currently 35%) on the net income generated by the assets causing the failure during the period of the failure, and (d) within 6 months after the last day of the quarter in which we identify the failure, we either dispose of the assets causing the failure or otherwise satisfy all of the REIT asset tests. These relief provisions apply to any failure of the applicable asset tests, even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

The Code also provides an excepted securities safe harbor to the 10% value test that includes among other items (a) “straight debt” securities, (b) certain rental agreements in which payment is to be made in subsequent years, (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of or payments from a nongovernmental entity, and (e) any security issued by another REIT. We have maintained and will continue to maintain records of the value of our assets to document our compliance with the above asset tests and intend to take actions as may be required to cure any failure to satisfy the tests within 30 days after the close of any quarter or within the six-month periods described above.

With respect to each calendar quarter reviewed by our board, and based on its determinations described above, we believe that, since January 1, 2012, we have satisfied the above REIT asset tests.

Annual Distribution Requirements. In order to qualify for taxation as a REIT under the Code, we are required to make annual distributions other than capital gain dividends to our stockholders in an amount at least equal to the excess of:

(1) the sum of 90% of our “real estate investment trust taxable income,” as defined in Section 857 of the Code, computed by excluding any net capital gain and before taking into account any dividends paid deduction for which we are eligible, and 90% of our net income after tax, if any, from property received in foreclosure, over

(2) the sum of our qualifying noncash income, e.g., imputed rental income or income from transactions inadvertently failing to qualify as like kind exchanges.

The distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our federal income tax return for the earlier taxable year and if paid on or before the first regular distribution payment after that declaration. If a dividend is declared in October, November or December to stockholders of record during one of those months, and is paid during the following January, then for federal income tax purposes the dividend will be treated as having been both paid and received on December 31 of the prior taxable year. A distribution which is not pro rata within a class of our stock entitled to a distribution, or which is not consistent with the rights to distributions among our classes of stock, is a preferential distribution that is not taken into consideration for purposes of the distribution requirements, and accordingly the payment of a preferential distribution could affect our ability to meet the distribution requirements. Taking into account our distribution policies, including any dividend reinvestment plan we might adopt in the future, we do not believe that we have made or will make any preferential distributions. The distribution requirements may be waived by the IRS if a REIT establishes that it failed to meet them by reason of distributions previously made to meet the requirements of the 4% excise tax discussed below. To the extent that we do not distribute all of our net capital gain and all of our real estate investment trust taxable income, as adjusted, we will be subject to federal income tax on undistributed amounts.

In addition, we will be subject to a 4% nondeductible excise tax to the extent we fail within a calendar year to make required distributions to our stockholders of 85% of our ordinary income and 95% of our capital gain net income plus the excess, if any, of the “grossed up required distribution” for the preceding calendar year over the amount treated as distributed for that preceding calendar year. For this purpose, the term “grossed up required distribution” for any calendar year is the sum of our taxable income for the calendar year without regard to the deduction for dividends paid and all amounts from earlier years that are not treated as having been distributed under the provision. We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax.

If we do not have enough cash or other liquid assets to meet the 90% distribution requirements, we may find it necessary and desirable to arrange for new debt or equity financing to provide funds for required distributions in order to maintain our REIT status. We can provide no assurance that financing would be available for these purposes on favorable terms.

We may be able to rectify a failure to pay sufficient dividends for any year by paying “deficiency dividends” to stockholders in a later year. These deficiency dividends may be included in our deduction for dividends paid for the earlier year, but an interest charge would be imposed upon us for the delay in distribution.

In addition to the other distribution requirements above, to preserve our status as a REIT we are required to timely distribute C corporation earnings and profits that we inherit from acquired corporations.

Our C Corporation History

Our Built-in Gains. As described above, notwithstanding our qualification and taxation as a REIT, we may still be subject to corporate taxation in particular circumstances. If we recognize gain on the disposition of any asset that was held by us on January 1, 2012 during a specified period (generally ten years) thereafter, then we will generally pay tax at the highest regular corporate tax rate, currently 35%, on the lesser of (1) the excess, if any, of the asset’s fair market value over our basis in the asset, each determined on January 1, 2012, or (2) our gain recognized in the disposition. Accordingly, any taxable disposition during the specified period of an asset we held on January 1, 2012 could be subject to this built-in gains tax. We currently do not expect to sell any assets if such a sale would result in the imposition of a material tax liability. We cannot, however, provide assurance that we will not change our plans in this regard.

Our Earnings and Profits. A REIT may not have any undistributed C corporation earnings and profits at the end of any taxable year. Thus, in order to qualify as a REIT, we were required to distribute to our stockholders all of our pre-REIT accumulated earnings and profits, if any, prior to the end of our first taxable year as a REIT. Absent an available relief provision, failure to have distributed these pre-REIT accumulated earnings and profits before December 31, 2012 could result in our disqualification as a REIT.

Although our tax counsel is unable to render an opinion on factual determinations such as the amount of our pre-REIT accumulated earnings and profits, we retained accountants to compute the amount of our pre-REIT accumulated earnings and profits as of December 31, 2011. Based on these calculations, we believe that we have satisfied the requirement of timely distributing all of our pre-REIT accumulated earnings and profits. However, there can be no assurance that the IRS would not, upon subsequent examination, propose adjustments to our calculation of the undistributed earnings and profits. If it is subsequently determined that we had undistributed earnings and profits as of the end of our first taxable year as a REIT, we may be eligible for a relief provision similar to the “deficiency dividends” procedure described above. To utilize this relief provision, we would have to pay an interest charge for the delay in distributing the undistributed earnings and profits; in addition, we would be required to distribute to our stockholders, in addition to our other REIT distribution requirements, the amount of the undistributed earnings and profits less the interest charge paid.

Acquisitions of C Corporations

In addition to the circumstances described above, we will be subject to corporate taxation if we acquire an asset from a corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of a present or former C corporation (including, for example, if we were to liquidate a TRS or convert a TRS to a QRS), and if we subsequently recognize gain on the disposition of this asset during a specified period (generally ten years) beginning on the date on which the asset ceased to be owned by the C corporation. In such case, we will generally pay tax at the highest regular corporate tax rate, currently 35%, on the lesser of (1) the excess, if any, of the asset’s fair market value over its adjusted tax basis, each determined as of the time the asset ceased to be owned by the C corporation, or (2) our gain recognized in the disposition. Accordingly, any taxable disposition of an asset so acquired during the specified period could be subject to this built-in gains tax. We currently do not expect to sell any assets if such a sale would result in the imposition of a material tax liability. We cannot, however, provide assurance that we will not change our plans in this regard.

As described above, if we acquire a corporation, liquidate a TRS or convert a TRS to a QRS, to preserve our status as a REIT we must generally distribute all of the C corporation earnings and profits inherited in that transaction, if any, not later than the end of our taxable year in which the transaction occurred. However, if we fail to do so, relief provisions would allow us to maintain our status as a REIT provided we distribute any subsequently discovered C corporation earnings and profits and pay an interest charge in respect of the period of delayed distribution. Special rules apply if we liquidate a foreign TRS or convert it to a QRS, including as to the federal income tax bases in the assets that carry over to us, as to the accumulated earnings which we must include as additional dividend income, and as to the C corporation’s earnings and profits that carry over to us. In general, however, the accumulated earnings of the liquidated foreign TRS must either be distributed to our stockholders as additional dividend income or be offset with available NOLs.

Other Tax Consequences

Our tax treatment may be modified by legislative, judicial or administrative actions at any time, which actions may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the United States Treasury, and statutory changes, new regulations, revisions to existing regulations and revised interpretations of established concepts are issued frequently. Likewise, the rules regarding taxes other than federal income taxes may also be modified. No prediction can be made as to the likelihood of passage of new tax legislation or other provisions, or the direct or indirect effect on us. Revisions to tax laws and interpretations of these laws could adversely affect the tax or other consequences described above. We may also be subject to taxation by state, local or other jurisdictions, including those in which we transact business or are domiciled. These tax consequences may not be comparable to the federal income tax consequences discussed above.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO HOLDERS OF OUR

DEBT SECURITIES

The following is a summary of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of fixed rate debt securities covered by this prospectus. A discussion of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of convertible debt securities, short-term debt securities (generally, debt securities having maturities of not more than one year), floating rate debt securities or foreign currency debt securities, will be included in the applicable prospectus supplement if such debt securities will be issued.

This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. This summary deals only with debt securities that will be held as capital assets and, except where otherwise specifically stated, is addressed only to persons who purchase debt securities in the initial offering. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as:

•	banks, insurance companies, regulated investment companies, REITs or other financial institutions;

•	brokers, dealers or traders in securities or foreign currency;

•	persons who have a functional currency other than the U.S. dollar;

•	persons subject to alternative minimum tax;

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persons that will hold debt securities as a position in a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction;

•	tax-exempt entities; or

•	expatriates.

This summary does not discuss any state, local, foreign or other tax considerations not specifically addressed below. Prospective purchasers of debt securities should review the accompanying prospectus supplements for summaries of special U.S. federal income tax considerations that may be relevant to a particular issue of debt securities, including any floating rate debt securities or foreign currency debt securities (defined below).

Your U.S. federal income tax consequences may differ depending on whether or not you are a “U.S. Holder.” For purposes of this summary, a “U.S. Holder” is a beneficial owner of a debt security that is:

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an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the U.S. federal income tax laws;

•

a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) an electing trust in existence on August 20, 1996, to the extent provided in Treasury regulations;

whose status is not overridden by an applicable tax treaty. Conversely, a “Non-U.S. Holder” is a beneficial owner of a debt security who is not a U.S. Holder or an entity classified as a partnership for U.S. federal income tax purposes. If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds debt securities, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our debt securities.

Tax Consequences to U.S. Holders

Payments of Interest. Payments of qualified stated interest (as defined below under “—Original Issue Discount”) on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. Holder’s method of tax accounting).

Purchase, Sale, Exchange, Retirement or other Disposition of Debt Securities. A U.S. Holder’s tax basis in a debt security generally will equal the cost of such debt security to such U.S. Holder, increased by any amounts includible in income by the U.S. Holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest (as defined below) made on such debt security.

Upon the sale, exchange, retirement or other disposition of a debt security, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the U.S. Holder’s tax basis in such debt security.

Except as discussed below with respect to market discount, gain or loss recognized by a U.S. Holder generally will be long-term capital gain or loss if the U.S. Holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by a noncorporate U.S. Holder, including an individual, generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

Original Issue Discount. In addition to, or as an alternative to, bearing qualified stated interest, a debt security may be issued with original issue discount, which we refer to as OID. U.S. Holders of debt securities with OID generally will be subject to the special tax accounting rules for obligations issued with original issue discount provided by the Code and certain regulations promulgated thereunder, which we refer to as the OID Regulations. Debt securities issued with OID will be referred to as original issue discount debt securities. Notice will be given in the accompanying prospectus supplement when we determine that a particular debt security is an original issue discount debt security. U.S. Holders of such original issue discount debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

A debt security will generally be considered to be issued with OID if its stated redemption price at maturity (as defined below) exceeds its issue price (as defined below) by more than a de minimis amount (generally, 0.25% of such stated redemption price multiplied by the number of complete years to maturity). The “stated redemption price at maturity” of a debt security is generally the sum of all payments to be made on the debt security other than qualified stated interest (as defined below). “Qualified stated interest” is generally stated interest that is unconditionally payable in cash or in property (other than our debt instruments) at least annually during the entire term of a debt security at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The “issue price” of each debt security in a particular offering will generally be the first price at which a substantial amount of that particular offering is sold to the public (ignoring sales to underwriters, placement agents or wholesalers).

In general, each U.S. Holder of an original issue discount debt security, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that the U.S. Holder owns the debt security. The daily portions of OID on an original issue discount debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an original issue discount debt security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial U.S. Holder, the amount of OID on an original issue discount debt security allocable to each accrual period is determined by (a) multiplying the adjusted issue price (as defined below) of the original issue discount debt security at the beginning of the accrual period by the yield to maturity (as defined below) of such original issue discount debt security (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The “yield to maturity” of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. The “adjusted issue price” of an original issue discount debt security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such debt security in all prior accrual periods. As a result of this “constant-yield” method of including OID in income, the amounts includible in income by a U.S. Holder in respect of an original issue discount debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

A U.S. Holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by such U.S. Holder for such debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the U.S. Holder, the U.S. Holder making such election will also be deemed to have made the election (discussed below under “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

A subsequent U.S. Holder of an original issue discount debt security that purchases the debt security at a cost less than the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest), or an initial U.S. Holder that purchases an original issue discount debt security at a price other than the debt security’s issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if such U.S. Holder acquires the original issue discount debt security with “acquisition premium” (i.e., at a price greater than its adjusted issue price, which in the case of an initial U.S. Holder would be the issue price), the U.S. Holder is required to reduce its periodic inclusions of OID income by a portion of the acquisition premium equal to the ratio of the OID that would otherwise be includable in such U.S. Holder’s income with respect to the debt security during the current taxable year, over the total remaining OID on the debt security as of the acquisition date.

Certain of the debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable prospectus supplement. Debt securities containing such features, in particular original issue discount debt securities, may be subject to special rules that differ from the general rules discussed above. Purchasers of debt securities with such features should carefully examine the accompanying prospectus supplement and should consult their own tax advisors with respect to such debt securities because the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased debt securities.

Premium and Market Discount. A U.S. Holder of a debt security that purchases the debt security at a cost greater than the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest) will be considered to have purchased the debt security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. Original issue discount debt securities purchased at a premium will not be subject to the OID rules described above.

With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. Holder’s tax basis when the debt security matures or is disposed of by the U.S. Holder. Therefore, a U.S. Holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as a capital loss when the debt security matures. If the non-electing U.S. Holder disposes of the debt security prior to maturity, the premium will decrease the gain or increase the loss that the U.S. Holder would otherwise recognize on the disposition.

If a U.S. Holder of a debt security purchases the debt security at a price that is lower than the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest) or, in the case of an original issue discount debt security, its adjusted issue price, by at least 0.25% of the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest) multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount” in the hands of such U.S. Holder. In such case, gain realized by the U.S. Holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such U.S. Holder. In addition, the U.S. Holder could be required to defer the deduction of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of such debt security or, at the election of the U.S. Holder, under a constant-yield method.

A U.S. Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a U.S. Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Information Reporting and Backup Withholding. The issuing and paying agent will be required to file information returns with the IRS with respect to payments made to U.S. Holders of debt securities unless an exception applies. In addition, U.S. Holders who are not exempt will generally be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the issuing and paying agent. All individuals are subject to these requirements. In general, corporations, tax-exempt organizations and individual retirement accounts are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

Under present U.S. federal income tax law, and subject to the discussions below concerning backup withholding and foreign accounts:

(a)	No withholding of U.S. federal income tax generally will be required with respect to the payment by us or any issuing and paying agent on a debt security owned by a Non-U.S. Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation to which we are a “related person” within the meaning of Section 864(d)(4) of the Code, (iii) the beneficial owner is not a bank whose receipt of interest on a debt security is described in section 881(c)(3)(A) of the Code; and (iv) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements, generally made, under current procedures, on IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder).

(b)	A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of a debt security, unless (i) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a U.S. “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder) or (ii) in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.

(c)	If a Non-U.S. Holder is subject to withholding at a rate in excess of a reduced rate for which such holder is eligible under a tax treaty or otherwise, such Non-U.S. Holder may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the debt securities.

Notwithstanding the foregoing, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest income that is effectively connected with its U.S. trade or business (and, if an income tax treaty applies, is attributable to a U.S. “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder). In addition, under certain circumstances, effectively connected interest income of a corporate Non-U.S. Holder may be subject to a “branch profits” tax imposed at a 30% rate (as reduced by an applicable treaty). A Non-U.S. Holder with effectively connected income will, however, generally not be subject to withholding tax on interest income if, under current procedures, it delivers a properly completed IRS Form W-8ECI.

In general, backup withholding and information reporting will not apply to a payment of interest on a debt security to a Non-U.S. Holder, or to proceeds from the disposition of a debt security by a Non-U.S. Holder, in each case, if the Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor our paying agent has actual knowledge, or reason to know, to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a debt security is not held through a qualified intermediary, the amount of payments made on such debt security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

The rules regarding withholding, backup withholding and information reporting for Non-U.S. Holders are complex, may vary depending on a holder’s particular situation, and are subject to change. In addition, special rules apply to certain types of Non-U.S. Holders including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. Non-U.S. Holders should accordingly consult their own tax advisors as to the specific methods to use and forms to complete to satisfy these rules.

Foreign Accounts

A U.S. law enacted in 2010 and commonly referred to as FATCA potentially imposes a withholding tax of 30% on payments of (i) interest on a debt obligation of a U.S. issuer after December 31, 2013, and (ii) gross proceeds from the sale or other disposition of such a debt obligation after December 31, 2016, in each case made to (a) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government (or is required by applicable local law) to collect and provide to the U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution; or (b) a foreign entity (as a beneficial owner) that is not a financial institution unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or that identifies its substantial U.S. owners, which generally includes any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity. FATCA generally will apply to debt obligations of a U.S. issuer issued or materially modified after December 31, 2013. If you hold our debt securities through a non-U.S. intermediary or if you are a Non-U.S. Holder, we urge you to consult your own tax advisor regarding foreign account tax compliance.

U.S. FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO HOLDERS OF OUR STOCK

The following is a summary of the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our stock. The opinion of our tax counsel, Sullivan & Worcester LLP, attached hereto as Exhibit 8.1 addresses these considerations, as set forth in this summary. Our tax counsel’s opinions are conditioned upon the assumption that our Certificate of Incorporation, By-Laws, licenses and all other applicable legal documents to which we are or have been a party have been and will be complied with by all parties to those documents, upon the accuracy and completeness of the factual matters described in this prospectus, upon private letter rulings issued to us by the IRS as to certain federal income tax matters, and upon representations made by us as to certain factual matters relating to our organization and operations and our expected manner of operation. If this assumption or a representation is inaccurate or incomplete, our tax counsel’s opinions may be adversely affected and may not be relied upon. The opinions of our tax counsel are based upon the law as it exists today, but the law may change in the future, possibly with retroactive effect. Given the highly complex nature of the rules governing REITs and their stockholders, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by our tax counsel or us regarding the continuing accuracy of the matters in this summary. Any opinion of our tax counsel is expressed as of the date issued. Our tax counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. Also, the opinions of tax counsel are not binding on either the IRS or a court, and either could take a position different from that expressed by tax counsel. For a discussion of the specific U.S. federal income tax considerations that may be relevant to persons considering the purchase of common stock, preferred stock, warrants, purchase contracts, units or depositary shares, please refer to the related prospectus supplement.

The sections of the Code that govern the U.S. federal income tax consequences of acquiring, owning and disposing of stock in a REIT are complex. This section contains a summary of applicable Code provisions, related rules and regulations and administrative and judicial interpretations, all of which are subject to change, possibly with retroactive effect. Future legislative, judicial or administrative actions or decisions could also affect the accuracy of statements made in this summary. In addition, this summary is not exhaustive of all possible tax consequences, and does not discuss any estate, gift, state, local or foreign tax consequences. For all these reasons, we urge you and any holder or prospective acquiror of our stock to consult with a tax advisor about the U.S. federal income tax and other tax consequences of the acquisition, ownership and disposition of our stock. Our intentions and beliefs described in this summary are based upon our understanding of applicable laws and regulations that are in effect as of the date of this prospectus. If new laws or regulations are enacted which impact us directly or indirectly, we may change our intentions or beliefs.

The summary is based on existing law, and is limited to investors who acquire or own our stock as investment assets rather than as inventory or as property used in a trade or business. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as:

•	banks, insurance companies, regulated investment companies, REITs or other financial institutions;

•	brokers, dealers or traders in securities or foreign currency;

•	persons who have a functional currency other than the U.S. dollar;

•	persons who acquire our stock in connection with employment or other performance of services;

•	persons subject to alternative minimum tax;

•

persons who acquire or hold our stock as a position in a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction;

•	tax-exempt entities; or

•	expatriates.

Investors considering purchasing our stock should consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation as well as any consequences of the purchase, ownership and disposition of our stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Your U.S. federal income tax consequences may differ depending on whether or not you are a “U.S. stockholder.” For purposes of this summary, a “U.S. stockholder” is a beneficial owner of our stock that is:

•

an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the U.S. federal income tax laws;

•

a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) an electing trust in existence on August 20, 1996, to the extent provided in Treasury regulations;

whose status as a U.S. stockholder is not overridden by an applicable tax treaty. Conversely, a “non-U.S. stockholder” is a beneficial owner of our stock who is not a U.S. stockholder. If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

If we fail to qualify as a REIT or elect not to qualify as a REIT, our stockholders will be subject to tax in the same manner as stockholders of a C corporation. In that event, to the extent of our current and accumulated earnings and profits, all distributions to our stockholders will generally be taxable as ordinary dividends potentially eligible for preferential tax rates discussed below and, subject to limitations in the Code, will be eligible for the dividends received deduction for corporate stockholders.

Taxation of U.S. Stockholders

For noncorporate U.S. stockholders, to the extent that their total adjusted income does not exceed applicable thresholds, the maximum U.S. federal income tax rate for long-term capital gains and most corporate dividends is generally 15%. For those noncorporate U.S. stockholders whose total adjusted income exceeds such income thresholds, the maximum U.S. federal income tax rate for long-term capital gains and most corporate dividends is generally 20%. However, because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, dividends on our stock generally are not eligible for such preferential tax rates. As a result, our ordinary dividends continue to be taxed at the higher U.S. federal income tax rates applicable to ordinary income. However, the preferential U.S. federal income tax rates for long-term capital gains and for dividends generally apply to:

(1)	long-term capital gains, if any, recognized on the disposition of our stock;

(2)	our distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation recapture, in which case the distributions are subject to a maximum 25% U.S. federal income tax rate);

(3)	our dividends attributable to dividends, if any, received by us from C corporations such as domestic TRSs and certain foreign TRSs; and

(4)	our dividends to the extent attributable to income upon which we have paid U.S. federal corporate income tax.

As long as we qualify as a REIT for U.S. federal income tax purposes, a distribution to our U.S. stockholders that we do not designate as a capital gain dividend generally will be treated as an ordinary income dividend to the extent of our current or accumulated earnings and profits. Distributions made out of our current or accumulated earnings and profits that we properly designate as capital gain dividends generally will be taxed as long-term capital gains, as discussed below, to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate U.S. stockholders may be required to treat up to 20% of any capital gain dividend as ordinary income under Section 291 of the Code.

In addition, we may elect to retain net capital gain income and treat it as constructively distributed. In that case:

(1)	we will be taxed at regular corporate capital gains tax rates on retained amounts;

(2)	each U.S. stockholder will be taxed on its designated proportionate share of our retained net capital gains as though that amount were distributed and designated a capital gain dividend;

(3)	each U.S. stockholder will receive a credit for its designated proportionate share of the tax that we pay;

(4)	each U.S. stockholder will increase its adjusted basis in our stock by the excess of the amount of its proportionate share of these retained net capital gains over its proportionate share of the tax that we pay; and

(5)	both we and our corporate stockholders will make commensurate adjustments in our respective earnings and profits for U.S. federal income tax purposes.

If we elect to retain our net capital gains in this fashion, we will notify our U.S. stockholders of the relevant tax information within 60 days after the close of the affected taxable year.

If for any taxable year we designate capital gain dividends for U.S. stockholders, then a portion of the capital gain dividends we designate will be allocated to the holders of a particular class of stock on a percentage basis equal to the ratio of the amount of the total dividends paid or made available for the year to the holders of that class of stock to the total dividends paid or made available for the year to holders of all outstanding classes of our stock. We will similarly designate the portion of any capital gain dividend that is to be taxed to noncorporate U.S. stockholders at preferential maximum rates (including any capital gains attributable to real estate depreciation recapture that are subject to a maximum 25% U.S. federal income tax rate) so that the designations will be proportionate among all outstanding classes of our stock.

Distributions in excess of current or accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the U.S. stockholder’s adjusted tax basis in our stock, but will reduce the U.S. stockholder’s basis in such stock. To the extent that these excess distributions exceed the adjusted basis of a U.S. stockholder’s stock, they will be included in income as capital gain, with long-term gain generally taxed to noncorporate U.S. stockholders at preferential maximum rates. No U.S. stockholder may include on his U.S. federal income tax return any of our net operating losses or any of our capital losses.

If a dividend is declared in October, November or December to stockholders of record during one of those months, and is paid during the following January, then for U.S. federal income tax purposes the dividend will be treated as having been both paid and received on December 31 of the prior taxable year. Also, items that are treated differently for regular and alternative minimum tax purposes are to be allocated between a REIT and its stockholders under Treasury regulations which are to be prescribed. It is possible that these Treasury regulations will require tax preference items to be allocated to our stockholders with respect to any accelerated depreciation or other tax preference items that we claim, including a portion of the NOLs we may utilize. We have allocated and may in the future allocate preference items to our stockholders in the absence of such regulations.

A U.S. stockholder will generally recognize gain or loss equal to the difference between the amount realized and the U.S. stockholder’s adjusted basis in our stock that is sold or exchanged. This gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. stockholder’s holding period in the stock exceeds one year. In addition, any loss upon a sale or exchange of our stock held for six months or less will generally be treated as a long-term capital loss to the extent of our long-term capital gain dividends during the holding period.

For taxable years beginning after December 31, 2012, U.S. stockholders who are individuals, estates or trusts are generally required to pay a new 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our stock), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

The Code imposes a penalty for the failure to properly disclose a “reportable transaction.” A reportable transaction currently includes, among other things, a sale or exchange of our stock resulting in a tax loss in excess of (a) $10 million in any single year or $20 million in any combination of years in the case of our stock held by a C corporation or by a partnership with only C corporation partners or (b) $2 million in any single year or $4 million in any combination of years in the case of our stock held by any other partnership or an S corporation, trust or individual, including losses that flow through pass through entities to individuals. A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its U.S. federal income tax return and, in the first year of filing, a copy of Form 8886 must be sent to the IRS’s Office of Tax Shelter Analysis. The penalty for failing to disclose a reportable transaction is generally $10,000 in the case of a natural person and $50,000 in any other case.

Noncorporate U.S. stockholders who borrow funds to finance their acquisition of our stock could be limited in the amount of deductions allowed for the interest paid on the indebtedness incurred. Under Section 163(d) of the Code, interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the investor’s net investment income. A U.S. stockholder’s net investment income will include ordinary income dividend distributions received from us and, if an appropriate election is made by the U.S. stockholder, capital gain dividend distributions and qualified dividends received from us; however, distributions treated as a nontaxable return of the stockholder’s basis will not enter into the computation of net investment income.

Taxation of Tax-Exempt Stockholders

Subject to the pension-held REIT rules discussed below, our distributions made to stockholders that are tax-exempt pension plans, individual retirement accounts or other qualifying tax-exempt entities will not constitute unrelated business taxable income, provided that the stockholder has not financed its acquisition of our stock with “acquisition indebtedness” within the meaning of the Code, and provided further that, consistent with our present intent, we do not hold a residual interest in a real estate mortgage investment conduit.

Tax-exempt pension trusts that own more than 10% by value of a “pension-held REIT” at any time during a taxable year may be required to treat a percentage of all dividends received from the pension-held REIT during the year as unrelated business taxable income. This percentage is equal to the ratio of:

(1)	the pension-held REIT’s gross income derived from the conduct of unrelated trades or businesses, determined as if the pension-held REIT were a tax-exempt pension fund, less direct expenses related to that income, to

(2)	the pension-held REIT’s gross income from all sources, less direct expenses related to that income,

except that this percentage shall be deemed to be zero unless it would otherwise equal or exceed 5%. A REIT is a pension-held REIT if:

•	the REIT is “predominantly held” by tax-exempt pension trusts; and

•

the REIT would fail to satisfy the “closely held” ownership requirement, discussed above in “Federal Income Tax Considerations Related to Our Qualification and Taxation as a REIT—REIT Qualification Requirements”, if the stock in the REIT held by tax-exempt pension trusts were viewed as held by tax-exempt pension trusts rather than by their respective beneficiaries.

A REIT is predominantly held by tax-exempt pension trusts if at least one tax-exempt pension trust owns more than 25% by value of the REIT’s stock, or if one or more tax-exempt pension trusts, each owning more than 10% by value of the REIT’s stock, own in the aggregate more than 50% by value of the REIT’s stock. Because of the stock ownership concentration restrictions in our Certificate of Incorporation, we believe that we have not been and will not become a pension-held REIT. However, because our common stock is publicly traded, we cannot completely control whether or not we are or will become a pension-held REIT.

Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions from a REIT as unrelated business taxable income. In addition, these prospective investors should consult their own tax advisors concerning any “set aside” or reserve requirements applicable to them.

Taxation of Non-U.S. Stockholders

The rules governing the U.S. federal income taxation of non-U.S. stockholders are complex, and the following discussion is intended only as a summary of these rules. If you are a non-U.S. stockholder, we urge you to consult with your own tax advisor to determine the impact of U.S. federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your investment in our stock.

In general, a non-U.S. stockholder will be subject to regular U.S. federal income tax in the same manner as a U.S. stockholder with respect to its investment in our stock if that investment is effectively connected with the non-U.S. stockholder’s conduct of a trade or business in the United States (and, if provided by an applicable income tax treaty, is attributable to a permanent establishment or fixed base the non-U.S. stockholder maintains in the United States). In addition, a corporate non-U.S. stockholder that receives income that is or is deemed effectively connected with a trade or business in the United States may also be subject to the 30% branch profits tax, which is payable in addition to regular U.S. federal corporate income tax. The balance of this discussion of the U.S. federal income taxation of non-U.S. stockholders addresses only those non-U.S. stockholders whose investment in our stock is not effectively connected with the conduct of a trade or business in the United States.

A distribution by us to a non-U.S. stockholder that is not attributable to gain from the sale or exchange of a United States real property interest and that is not designated as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of current or accumulated earnings and profits. A distribution of this type will generally be subject to U.S. federal income tax and withholding at the rate of 30%, or at a lower rate if the non-U.S. stockholder has in the manner prescribed by the IRS demonstrated its entitlement to benefits under a tax treaty. In the case of any in kind distributions of property, we or other applicable withholding agents will collect the amount required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the property that the non-U.S. stockholder would otherwise receive, and the non-U.S. stockholder may bear brokerage or other costs for this withholding procedure. Because we cannot determine our current and accumulated earnings and profits until the end of the taxable year, withholding at the rate of 30% or applicable lower treaty rate will generally be imposed on the gross amount of any distribution to a

non-U.S. stockholder that we make and do not designate as a capital gain dividend. Notwithstanding this withholding on distributions in excess of our current and accumulated earnings and profits, these distributions are a nontaxable return of capital to the extent that they do not exceed the non-U.S. stockholder’s adjusted basis in our stock, and the nontaxable return of capital will reduce the adjusted basis in such stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the non-U.S. stockholder’s adjusted basis in our stock, the distributions will give rise to tax liability if the non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or exchange of such stock, as discussed below. A non-U.S. stockholder may seek a refund from the IRS of amounts withheld on distributions to him in excess of our current and accumulated earnings and profits.

From time to time, some of our distributions may be attributable to the sale or exchange of United States real property interests. However, capital gain dividends that are received by a non-U.S. stockholder, as well as dividends attributable to our sales of United States real property interests, will be subject to the taxation and withholding regime applicable to ordinary income dividends and the branch profits tax will not apply, provided that (1) these dividends are received with respect to a class of stock that is “regularly traded” on a domestic “established securities market” (such as the New York Stock Exchange, or the NYSE), both as defined by applicable Treasury regulations, and (2) the non-U.S. stockholder does not own more than 5% of that class of stock at any time during the one year period ending on the date of distribution of the applicable capital gain and United States real property interest dividends. If both of these provisions are satisfied, qualifying non-U.S. stockholders will not be subject to withholding either on capital gain dividends or on dividends that are attributable to our sales of United States real property interests as though those amounts were effectively connected with a U.S. trade or business, and qualifying non-U.S. stockholders will not be required to file U.S. federal income tax returns or pay branch profits tax in respect of these dividends. Instead, these dividends will be subject to U.S. federal income tax and withholding as ordinary dividends, currently at a 30% tax rate unless reduced by applicable treaty, as discussed below. Although there can be no assurance in this regard, we believe that our common stock has been and will remain “regularly traded” on a domestic “established securities market” within the meaning of applicable Treasury regulations; however, we can provide no assurance that our common stock will continue to be “regularly traded” on a domestic “established securities market” or that any future class of stock that we may issue will be so traded.

Except as discussed above, for any year in which we qualify as a REIT, distributions that are attributable to gain from the sale or exchange of a United States real property interest are taxed to a non-U.S. stockholder as if these distributions were gains effectively connected with a trade or business in the United States conducted by the non-U.S. stockholder. Accordingly, a non-U.S. stockholder that does not qualify for the special rule above will be taxed on these amounts at the normal capital gain and other tax rates applicable to a U.S. stockholder, subject to any applicable alternative minimum tax and to a special alternative minimum tax in the case of nonresident alien individuals; such a non-U.S. stockholder will be required to file a United States federal income tax return reporting these amounts, even if applicable withholding is imposed as described below; and such a non-U.S. stockholder that is also a corporation may owe the 30% branch profits tax in respect of these amounts. We or other applicable withholding agents will be required to withhold from distributions to such non-U.S. stockholders, and remit to the IRS, 35% of the maximum amount of any distribution that could be designated as a capital gain dividend. In addition, for purposes of this withholding rule, if we designate prior distributions as capital gain dividends, then subsequent distributions up to the amount of the designated prior distributions will be treated as capital gain dividends. The amount of any tax withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability, and the non-U.S. stockholder may file for a refund from the IRS of any amount of withheld tax in excess of that tax liability.

A special “wash sale” rule applies to a non-U.S. stockholder who owns our stock if (1) the non-U.S. stockholder owns more than 5% of that class of stock at any time during the one year period ending on the date of the distribution described below, or (2) that class of stock is not, within the meaning of applicable Treasury regulations, “regularly traded” on a domestic “established securities market” (such as the NYSE). Although there can be no assurance in this regard, we believe that our common stock has been and will remain “regularly traded”

on a domestic “established securities market” within the meaning of applicable Treasury regulations, all as discussed above; however, we can provide no assurance that our common stock will continue to be “regularly traded” on a domestic “established securities market” or that any future class of stock that we issue will be so traded. We thus anticipate this wash sale rule to apply, if at all, only to a non-U.S. stockholder that either (1) owns more than 5% of any class of our stock or (2) owns shares in a class of our stock that does not meet the trading standard described above. Such a non-U.S. stockholder will be treated as having made a “wash sale” of our stock if it (1) disposes of an interest in our stock during the 30 days preceding the ex-dividend date of a distribution by us that, but for such disposition, would have been treated by the non-U.S. stockholder in whole or in part as gain from the sale or exchange of a United States real property interest, and then (2) acquires or enters into a contract to acquire a substantially identical interest in our stock, either actually or constructively through a related party, during the 61-day period beginning 30 days prior to the ex-dividend date. In the event of such a wash sale, the non-U.S. stockholder will have gain from the sale or exchange of a United States real property interest in an amount equal to the portion of the distribution that, but for the wash sale, would have been a gain from the sale or exchange of a United States real property interest. As discussed above, a non-U.S. stockholder’s gain from the sale or exchange of a United States real property interest can trigger increased U.S. taxes, such as the branch profits tax applicable to non-U.S. corporations, and increased U.S. tax filing requirements.

If for any taxable year we designate capital gain dividends for our stockholders, then a portion of the capital gain dividends we designate will be allocated to the holders of a particular class of stock on a percentage basis equal to the ratio of the amount of the total dividends paid or made available for the year to the holders of that class of stock to the total dividends paid or made available for the year to holders of all outstanding classes of our stock.

Tax treaties may reduce the withholding obligations on our distributions. Under some treaties, however, rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets certain additional conditions. A non-U.S. stockholder must generally use an applicable IRS Form W-8, or substantially similar form, to claim tax treaty benefits. If the amount of tax withheld with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. federal income tax liability with respect to the distribution, the non-U.S. stockholder may file for a refund of the excess from the IRS. The 35% withholding tax rate discussed above on some capital gain dividends corresponds to the maximum income tax rate applicable to corporate non-U.S. stockholders but is higher than the current preferential maximum rates on capital gains generally applicable to noncorporate non-U.S. stockholders. Treasury regulations also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, our distributions to a non-U.S. stockholder that is an entity should be treated as paid to the entity or to those owning an interest in that entity, and whether the entity or its owners are entitled to benefits under the tax treaty. In the case of any in kind distributions of property, we or other applicable withholding agents will have to collect the amount required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the property that the non-U.S. stockholder would otherwise receive, and the non-U.S. stockholder may bear brokerage or other costs for this withholding procedure.

Non-U.S. stockholders should generally be able to treat amounts we designate as retained but constructively distributed capital gains in the same manner as actual distributions of capital gain dividends by us. In addition, a non-U.S. stockholder should be able to offset as a credit against its U.S. federal income tax liability the proportionate share of the tax paid by us on such retained but constructively distributed capital gains. A non-U.S. stockholder may file for a refund from the IRS for the amount that the non-U.S. stockholder’s proportionate share of tax paid by us exceeds its U.S. federal income tax liability on the constructively distributed capital gains.

If our stock is not a “United States real property interest” within the meaning of Section 897 of the Code, then a non-U.S. stockholder’s gain on sale of our stock generally will not be subject to U.S. federal income taxation, except that a nonresident alien individual who was in the United States for 183 days or more during the taxable year may be subject to a 30% tax on this gain. Our stock will not constitute a United States real property interest if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which at all times during the preceding five year period less than 50% in value of its stock is held directly or indirectly by foreign persons; for this exception to be available, it is unclear whether a new REIT like us must have been a REIT during the preceding five years or whether instead we are permitted to satisfy the foreign ownership limit with ownership history from our pre-REIT period and that of our predecessor corporation. We believe that we have been and will remain a domestically controlled REIT and thus a non U.S. stockholder’s gain on sale of our stock will not be subject to U.S. federal income taxation. However, because our common stock is publicly traded, we can provide no assurance that we have been or will remain a domestically controlled REIT. If we are not a domestically controlled REIT, a non-U.S. stockholder’s gain on sale of our stock will not be subject to U.S. federal income taxation as a sale of a United States real property interest if that class of stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market like the NYSE, and the non-U.S. stockholder has at all times during the preceding five years owned 5% or less by value of that class of stock; although not completely clear, we believe that both our pre-REIT ownership history and the ownership history of our predecessor corporation are included in applying this 5% threshold test. In this regard, because the stock of others may be redeemed, a non-U.S. stockholder’s percentage interest in a class of our stock may increase even if it acquires no additional stock in that class. If the gain on the sale of our stock were subject to U.S. federal income taxation, the non-U.S. stockholder will generally be subject to the same treatment as a U.S. stockholder with respect to its gain, will be required to file a U.S. federal income tax return reporting that gain, and a corporate non-U.S. stockholder might owe branch profits tax. A purchaser of our stock from a non-U.S. stockholder will not be required to withhold on the purchase price if the purchased stock is regularly traded on an established securities market or if we are a domestically controlled REIT. Otherwise, a purchaser of our stock from a non-U.S. stockholder may be required to withhold 10% of the purchase price paid to the non-U.S. stockholder and to remit the withheld amount to the IRS.

Backup Withholding and Information Reporting

Information reporting and backup withholding may apply to distributions or proceeds paid to our stockholders under the circumstances discussed below. The backup withholding rate is currently 28%. Amounts withheld under backup withholding are generally not an additional tax and may be refunded by the IRS or credited against the stockholder’s U.S. federal income tax liability. In the case of any in kind distributions of property by us to a stockholder, we or other applicable withholding agents will have to collect any applicable backup withholding by reducing to cash for remittance to the IRS a sufficient portion of the property that the stockholder would otherwise receive, and the stockholder may bear brokerage or other costs for this withholding procedure.

A U.S. stockholder may be subject to backup withholding when it receives distributions on our stock or proceeds upon the sale, exchange, redemption, retirement or other disposition of our stock, unless the U.S. stockholder properly executes, or has previously properly executed, under penalties of perjury an IRS Form W-9 or substantially similar form that:

•	provides the U.S. stockholder’s correct taxpayer identification number; and

•

certifies that the U.S. stockholder is exempt from backup withholding because it comes within an enumerated exempt category, it has not been notified by the IRS that it is subject to backup withholding, or it has been notified by the IRS that it is no longer subject to backup withholding.

If the U.S. stockholder has not provided and does not provide its correct taxpayer identification number on the IRS Form W-9 or substantially similar form, it may be subject to penalties imposed by the IRS, and we or other applicable withholding agents may have to withhold a portion of any distributions or proceeds paid to such U.S. stockholder. Unless the U.S. stockholder has established on a properly executed IRS Form W-9 or substantially similar form that it comes within an enumerated exempt category, distributions or proceeds on our stock paid to it during the calendar year, and the amount of tax withheld, if any, will be reported to it and to the IRS.

Distributions on our stock to a non-U.S. stockholder during each calendar year and the amount of tax withheld, if any, will generally be reported to the non-U.S. stockholder and to the IRS. This information reporting requirement applies regardless of whether the non-U.S. stockholder is subject to withholding on distributions on our stock or whether the withholding was reduced or eliminated by an applicable tax treaty. Also, distributions paid to a non-U.S. stockholder on our stock may be subject to backup withholding, unless the non-U.S. stockholder properly certifies its non-U.S. stockholder status on an IRS Form W-8 or substantially similar form in the manner described above. Similarly, information reporting and backup withholding will not apply to proceeds a non-U.S. stockholder receives upon the sale, exchange, redemption, retirement or other disposition of our stock, if the non-U.S. stockholder properly certifies its non-U.S. stockholder status on an IRS Form W-8 or substantially similar form. Even without having executed an IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds that a non-U.S. stockholder receives upon the sale, exchange, redemption, retirement or other disposition of our stock if the non-U.S. stockholder receives those proceeds through a broker’s foreign office.

Foreign Accounts

FATCA potentially imposes a withholding tax of 30% on payments of (i) dividends after December 31, 2013, and (ii) gross proceeds from the sale or other disposition of our stock after December 31, 2016, in each case made to (a) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government (or is required by applicable local law) to collect and provide to the U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution; or (b) a foreign entity (as a beneficial owner) that is not a financial institution unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or that identifies its substantial U.S. owners, which generally includes any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity. If you hold our stock through a non-U.S. intermediary or if you are a non-U.S. stockholder, we urge you to consult your own tax advisor regarding foreign account tax compliance.

Other Tax Consequences

The tax treatment of our stockholders may be modified by legislative, judicial or administrative actions at any time, which actions may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the United States Treasury, and statutory changes, new regulations, revisions to existing regulations and revised interpretations of established concepts are issued frequently. Likewise, the rules regarding taxes other than federal income taxes may also be modified. No prediction can be made as to the likelihood of passage of new tax legislation or other provisions, or the direct or indirect effect on us and our stockholders. Revisions to tax laws and interpretations of these laws could adversely affect the tax or other consequences of an investment in our stock. Our stockholders may also be subject to taxation by state, local or other jurisdictions, including those in which we or our stockholders transact business or reside. These tax consequences may not be comparable to the U.S. federal income tax consequences discussed above.

VALIDITY OF THE SECURITIES

The validity of the securities described in this prospectus will be passed upon for American Tower by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters will be passed upon for American Tower by Edmund DiSanto, Esq., Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of American Tower. The validity of the securities described in this prospectus will be passed upon for any underwriters or agents, as the case may be, by Shearman & Sterling LLP, New York, New York. Our qualification as a REIT, and the associated consequences to holders of our stock, have been passed upon by Sullivan & Worcester LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Those consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 27, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 1, 2013;

•

portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2013 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Current Reports on Form 8-K filed with the SEC on January 3, 2013, January 8, 2013, March 5, 2013, March 6, 2013, March 12, 2013, March 15, 2013 and May 22, 2013; and

•	the description of our common stock contained in Exhibit 4.1 to Form 8-K filed with the SEC on January 3, 2012, and any subsequent amendments and reports to update that description.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 116 Huntington Avenue, Boston, Massachusetts 02116, Telephone: (617) 375-7500, Attention: Investor Relations.